UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

WB Burgers Asia, Inc.

(Exact name of registrant as specified in its charter)

Date: September 22, 2023

Nevada	5812	00-0000000
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

3F K’s Minamiaoyama 6-6-20 Minamiaoyama, Minato-ku,

Tokyo, Japan 107-0062

Issuer's telephone number: +81-90-6002-4978

Company email: kishizuka@waybackintl.com

(Address, including zip code, and telephone number,
including area code, of registrant’s principal mailing address)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |X|	Smaller reporting company |X|
Emerging growth company |X|

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. |_|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Offering Price Per Share (1)	Underwriting Discounts and Commissions	Maximum Net Proceeds

Common Stock, $0.0001 par value (Direct Public Offering)	$0.20	none	30,000,000
Common Stock, $0.0001 par value (by Selling Shareholders)	$0.20	none	24,647,995.40
Common Stock, $0.0001 par value (per unit/ share basis)	$0.20	none	0.20
Title of Each Class of Securities to be Registered	Proposed Maximum Offering Price Per Share (1)	Underwriting Discounts and Commissions	Maximum Net Proceeds	Amount of Registration Fee (2)

Common Stock, $0.0001 par value (Total; Inclusive of Direct Public Offering and Resale Offering)	$0.20	none	54,647,995.40	$5,065.87

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

The Registrant hereby amends this Registration Statement (the “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted. There is no minimum purchase requirement for the offering to proceed.

PRELIMINARY PROSPECTUS

WB Burgers Asia, Inc.

273,239,977 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

The common stock of WB Burgers Asia, Inc. is quoted on the OTC Markets Group Inc.’s Pink® Open Market (the “OTC Pink”) under the symbol WBBA. Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc.

In this public offering we, “WB Burgers Asia, Inc.” are offering 150,000,000 shares of our common stock and our selling shareholders are offering 123,239,977 shares of our common stock. We will not receive any of the proceeds from the sale of shares by the selling shareholders. The offering is being made on a self-underwritten, “best efforts” basis.  There is no minimum number of shares required to be purchased by each investor. The shares offered by the Company will be sold on our behalf by our sole officer and Director, Koichi Ishizuka. There is uncertainty that we will be able to sell any of the 150,000,000 shares being offered herein by the Company. Koichi Ishizuka will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a fixed price, with a maximum offering price of $0.20 per share for the duration of the Offering. Assuming all of the 150,000,000 shares being offered by the Company are sold, the Company will receive a maximum of $30,000,000 in net proceeds. Assuming 112,500,000 shares (75%) being offered by the Company are sold, the Company will receive a maximum of $22,500,000 in net proceeds. Assuming 75,000,000 shares (50%) being offered by the Company are sold, the Company will receive a maximum of $15,000,000 in net proceeds. Assuming 37,500,000 shares (25%) being offered by the Company are sold, the Company will receive a maximum of $7,500,000 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to further our Company's business plan going forward, and additional funding avenues may be necessary.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our director for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Koichi Ishizuka will be selling shares of common stock on behalf of the Company simultaneously to selling shares of common stock in the Company from his own personal account(s). A conflict of interest may arise as a result of Koichi Ishizuka selling shares from his own personal account(s), and in selling shares on the Company’s behalf. Currently, Koichi Ishizuka, through his direct, and the indirect ownership of the Company via White Knight Co., Ltd., owns and controls approximately 1,626,939,150 shares of our Common Stock and 0 shares of our Preferred Stock.

Currently, we have 2,072,642,444 shares of common stock, $0.0001 par value, issued and outstanding and 0 shares of preferred stock, $0.0001 par value, issued and outstanding.

As of the date of this Registration Statement, Koichi Ishizuka, through his direct and indirect ownership of the Company, via White Knight Co., Ltd., is able to control approximately 79.30% of the voting power of the Company. As such, Mr. Ishizuka has the ability to control matters requiring shareholder approval, including the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets.

We operate through our wholly owned subsidiary, WB Burgers Japan Co., Ltd., which holds the rights to the “Master Franchise Agreement” with Jakes’ Franchising LLC, a Delaware Limited Liability Company, as it pertains to the establishment and operation of Wayback Burger Restaurants within the country of Japan.

The Master Franchise Agreement provides WB Burgers Japan Co., Ltd. the right to establish and operate Wayback Burgers restaurants in the country of Japan, and also license affiliated and unaffiliated third parties (“Franchisees”) to establish and operate Wayback Burgers restaurants in the Country of Japan. The Master Franchise Agreement, amongst other things, also provides WB Burgers Japan Co., Ltd. the right of first refusal to enter into a subsequent Master Franchise Agreement with Jake’s Franchising, LLC to establish and operate Wayback Burgers restaurants in the Countries of Indonesia, Malaysia (Eastern Malaysia only, Western Malaysia if it becomes available as it is currently licensed to another party), the Philippines, Vietnam, China, India, Korea, Thailand, Singapore, and Taiwan.

We seek to make “Wayback Burgers” a nationally recognized brand, if not a household name, within the country of Japan through the promotion and opening of various Wayback Burgers Restaurants.

Our first ‘flagship’ location has just opened up this past March 11th of 2022 in the popular shopping plaza of Omotesando, located in the Tokyo prefecture of Japan.

All shares being offered pursuant to this Registration Statement will be sold at a fixed price, not to exceed a maximum of $0.20 per share for the duration of the offering. The Company estimates the costs of this offering at about $55,000. All expenses incurred in this offering are being paid for by the Company. For the duration of the offering any and all sellers of the shares being registered herein agree to provide this prospectus to potential investors in its entirety.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s account and or the account of one of its subsidiaries; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. If an investor decides to invest in this offering, there are no assurances that additional investors will also invest. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Through October 31, 2023 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

 The date of this prospectus is September 22, 2023.

PROSPECTUS SUMMARY

In this Prospectus, “WB Burgers Asia,” “the Issuer,” the “Company,” “we,” “us,” and “our,” refer to WB Burgers Asia, Inc., unless the context otherwise requires. Unless otherwise indicated, the term ''fiscal year'' refers to our fiscal year ending July 31st. Unless otherwise indicated, the term ''common stock'' refers to shares of the Company's common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 6, and the financial statements, before making an investment decision.

The Company

We were originally incorporated in the state of Nevada on August 30, 2019, under the name Business Solutions Plus, Inc.

On August 30, 2019, Paul Moody was appointed Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director.

On February 9, 2021, the Company filed, with the Secretary of State of Nevada (“NSOS”), Restated Articles of Incorporation.

On March 4, 2021, Business Solutions Plus, Inc., (the “Company” or “Successor”) announced on Form 8-K plans to participate in a holding company reorganization (“the Reorganization” or “Merger”) with InterActive Leisure Systems, Inc. (“IALS” or “Predecessor”), the Company and Business Solutions Merger Sub, Inc. (“Merger Sub”), collectively (the “Constituent Corporations”) pursuant to NRS 92A.180, NRS A.200, NRS 92A.230 and NRS 92A.250.

Immediately prior to the Reorganization, the Company was a direct and wholly owned subsidiary of Interactive Leisure Systems, Inc. and Business Solutions Merger Sub, Inc. was a direct and wholly owned subsidiary of the Company.

As disclosed in our 8-K filed on March 26, 2021, the above-mentioned Reorganization was legally effective as of March 31, 2021.

Each share of Predecessor’s common stock issued and outstanding immediately prior to the Effective Time was converted into one validly issued, fully paid and non-assessable share of Successor common stock. The control shareholder, (at the time) of the Predecessor, Flint Consulting Services, LLC, (“Flint”) a Wyoming limited liability company became the same control shareholder of the Successor. Jeffrey DeNunzio, as sole member of Flint is (was) deemed to be the indirect and beneficial holder of 405,516,868 shares of Common Stock and 1,000,000 shares of Series A Preferred Stock of the Company representing approximately 93.70% voting control of the Company. Paul Moody, (our now former sole officer/director), was the same officer/director of the Predecessor. There are/were no other shareholders or any officer/director holding at least 5% of the outstanding voting shares of the Company.

Immediately prior to the Effective Time, and under the respective articles of incorporation of Predecessor and Successor, the Successor Capital Stock had the same designations, rights, and powers and preferences, and the qualifications, limitations, and restrictions thereof, as the Predecessor Capital Stock which was automatically converted pursuant to the reorganization.

Immediately prior to the Effective Time, the articles of incorporation and bylaws of Successor, as the holding company, contain provisions identical to the Articles of Incorporation and Bylaws of Predecessor immediately prior to the merger, other than as permitted by NRS 92A.200.

Immediately prior to the Effective Time, the articles of incorporation of Predecessor stated that any act or transaction by or involving the Predecessor, other than the election or removal of directors of the Predecessor, that requires for its adoption under the NRS or the Articles of Incorporation of Predecessor the approval of the stockholders of the Predecessor, shall require in addition the approval of the stockholders of Successor (or any successor thereto by merger), by the same vote as is required by the articles of Incorporation and/or the bylaws of the Predecessor.

Immediately prior to the Effective Time, the articles of incorporation and bylaws of Successor and Merger Sub were identical to the articles of incorporation and bylaws of Predecessor immediately prior to the merger, other than as permitted by NRS 92A.200;

The Boards of Directors of Predecessor, Successor, and Merger Sub approved the Reorganization, shareholder approval not being required pursuant to NRS 92A.180;

The Reorganization constituted a tax-free organization pursuant to Section 368(a)(1) of the Internal Revenue Code;

Successor common stock traded in the OTC Markets under the Predecessor ticker symbol “IALS” under which the common stock of Predecessor previously listed and traded until the new ticker symbol “BSPI” was announced April 14, 2021, on the Financial Industry Regulatory Authority’s daily list with a market effective date of April 15, 2021. The CUSIP Number 45841W107 for IALS’s common stock was suspended upon market effectiveness. The Company received a new CUSIP Number 12330M107.

After completion of the Holding Company Reorganization, the Company cancelled all of its stock held in Predecessor resulting in the Company as a stand-alone and separate entity with no subsidiaries, no assets and negligible liabilities. The Company abandoned the business plan of its Predecessor and resumed its former business plan of a blank check company after completion of the Merger.

On May 4, 2021, Business Solutions Plus, Inc., a Nevada Corporation (the “Company”), entered into a Share Purchase Agreement (the “Agreement”) by and among Flint Consulting Services, LLC, a Wyoming Limited Liability Company (“FLINT”), and White Knight Co., Ltd., a Japan Company (“WKC”), pursuant to which, on May 7, 2021, (“Closing Date”) , FLINT sold 405,516,868 shares of the Company’s Restricted Common Stock and 1,000,000 Shares of Series A Preferred Stock, representing approximately 93.70% voting control of the Company. WKC paid consideration of three hundred twenty-five thousand dollars ($325,000) (the “Purchase Price”). The consummation of the transactions contemplated by the Agreement resulted in a change in control of the Company, with WKC becoming the Company’s largest controlling stockholder.

The sole shareholder of White Knight Co., Ltd., a Japanese Company, is Koichi Ishizuka.

On May 7, 2021, Mr. Paul Moody resigned as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director.

On May 7, 2021, Mr. Koichi Ishizuka was appointed as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director.

A Certificate of Amendment to change our name, from Business Solutions Plus, Inc., to WB Burgers Asia, Inc. was filed with the Nevada Secretary of State on June 18, 2021, with a legal effective date of July 2, 2021. The name change to WB Burgers Asia, Inc., as well as a change of our ticker symbol from BSPI to WBBA, was announced by FINRA, via their “daily list”, on July 7, 2021, with a market effective date of both on July 8, 2021. The new CUSIP number associated with our common stock, as of the market effective date of July 8, 2021, is 94684P100.

On July 1, 2021, we filed an amendment to our Articles of Incorporation with the Nevada Secretary of State, resulting in an increase to our authorized shares of common stock from 500,000,000 to 1,500,000,000.

Subsequent to the above action, on or about July 1, 2021, we sold 9,090,909 shares of restricted common stock to SJ Capital Co., Ltd., a Japanese Company, at a price of $0.20 per share of common stock. The total subscription amount paid by SJ Capital Co., Ltd. was approximately $1,818,181.80 or approximately 200,000,000 Japanese Yen.

SJ Capital Co., Ltd., is owned and controlled by Senju Pharmaceutical Co., Ltd., a Japanese Company.

Mr. Takeshi Sugisawa, the President of SJ Capital Co., Ltd., authorized the above transaction on behalf of SJ Capital Co., Ltd. Both SJ Capital Co., Ltd., and Senju Pharmaceutical Co., Ltd. are considered non-related parties to the Company.

The proceeds from the above sale of shares went to the Company to be used for working capital.

On August 24, 2021, we sold 1,363,636 shares of restricted common stock to Yasuhiko Miyazaki, a Japanese Citizen, at a price of $0.20 per share of common stock. The total subscription amount paid by Yasuhiko Miyazaki was approximately $272,727 or approximately 30,000,000 Japanese Yen. Mr. Yasuhiko Miyazaki is not a related party to the Company. The proceeds from the above sale of shares went to the Company to be used for working capital.

In regards to all of the above transactions, the Company claims an exemption from registration afforded by Section Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales/issuances of the stock since the sales/issuances of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On August 30, 2021, our largest controlling shareholder, White Knight Co., Ltd., a Japanese Company, owned and controlled by our sole officer and Director, Koichi Ishizuka, sold a total of 353,181,818 shares of restricted common stock of the Company to the following parties in the respective quantities:

Name of Purchaser	Common Shares Purchased	Price Paid Per Share	Total Amount Paid ($)
Koichi Ishizuka	101,363,636	$0.0001	10,136.00
Rei Ishizuka [1]	50,000,000	$0.0001	5,000.00
Kiyoshi Noda	100,909,091	$0.0001	10,091.00
Yuma Muranushi	100,909,091	$0.0001	10,091.00

1 Rei Ishizuka is the wife of our sole officer and Director, Mr. Koichi Ishizuka.

In regards to all of the above transactions White Knight Co., Ltd. claims an exemption from registration afforded by Section Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On September 14, 2021, we entered into an “Acquisition Agreement” with White Knight Co., Ltd., a Japan Company, whereas we issued 500,000,000 shares of restricted common stock to White Knight Co., Ltd., in exchange for 100% of the equity interests of WB Burgers Japan Co., Ltd., a Japan Company. Pursuant to the agreement, on October 1, 2021, White Knight Co., Ltd. agrees to, and has since forgiven any outstanding loans with WB Burgers Japan Co., Ltd. as of October 1, 2021. Following this transaction, WB Burgers Japan Co., Ltd. became our wholly owned subsidiary which we now operate through.

In regards to the above transaction, the Company claims an exemption from registration afforded by Section Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales/issuances of the stock since the sales/issuances of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

The aforementioned Acquisition Agreement is attached as Exhibit 10.1 to our Form 8-K filed with the Securities and Exchange Commission on September 14, 2021. All references to the Acquisition Agreement are qualified, in their entirety, by the text of such exhibit.

White Knight Co., Ltd., is owned entirely by our sole officer and Director, Koichi Ishizuka. White Knight Co., Ltd. is our largest controlling shareholder.

WB Burgers Japan Co., Ltd., referred to herein as “WBJ”, which we now operate through and share the same business plan of, holds the rights to the “Master Franchise Agreement” with Jakes’ Franchising LLC, a Delaware Limited Liability Company, as it pertains to the establishment and operation of Wayback Burger Restaurants within the country of Japan.

The Master Franchise Agreement provides WBJ the right to establish and operate Wayback Burgers restaurants in the country of Japan, and also license affiliated and unaffiliated third parties (“Franchisees”) to establish and operate Wayback Burgers restaurants in the Country of Japan. The Master Franchise Agreement, amongst other things, also provides WBJ the right of first refusal to enter into a subsequent Master Franchise Agreement with Jake’s Franchising, LLC to establish and operate Wayback Burgers restaurants in the Countries of Indonesia, Malaysia (Eastern Malaysia only, Western Malaysia if it becomes available as it is currently licensed to another party), the Philippines, Vietnam, China, India, Korea, Thailand, Singapore, and Taiwan.

WB Burgers Japan Co., Ltd. seeks to make “Wayback Burgers” a nationally recognized brand, if not a household name, within the country of Japan through the promotion and opening of various Wayback Burgers Restaurants.

Following the acquisition of our now wholly owned subsidiary, WB Burgers Japan Co., Ltd., on September 14, 2021, we ceased to be a shell company. Immediately upon our acquisition of WB Burgers Japan Co., Ltd. we adopted the same business plan as WB Burgers Japan Co., Ltd.

On October 22, 2021, we sold 2,252,252 shares of restricted common stock to Shokafulin LLP, a Japan Company, which is controlled by Takuya Watanabe, a Japanese Citizen, at a price of $0.20 per share of common stock. The total subscription amount paid by Shokafulin LLP was approximately $450,450 or approximately 50,000,000 Japanese Yen. Shokafulin LLP and Mr. Watanabe are not related parties to the Company. The proceeds from the above sale of shares went to the Company to be used for working capital.

The aforementioned sale of shares was conducted pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S"). The sale of shares was made only to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On November 6, 2021, our largest controlling shareholder, White Knight Co., Ltd., a Japanese Company, owned and controlled by our sole officer and Director, Koichi Ishizuka, sold a total of 14,347,826 shares of restricted common stock to the following parties in the respective quantities:

Name of Purchaser	Common Shares Purchased	Price Paid Per Share ($)	Total Approximate Amount Paid ($)
M&A Company [1]	1,304,348	0.20	260,870
Michinari Yamamoto	1,304,348	0.20	260,870
Atsushi Morikawa	1,304,348	0.20	260,870
Motoki Hirai	1,304,348	0.20	260,870
Tomonori Yoshinaga	1,739,130	0.20	347,826
Go Watanabe	3,043,478	0.20	608,696
Okakichi Co., Ltd [2]	4,347,826	0.20	869,565
Total	14,347,826	0.20	2,869,567

1 The authorized party of M&A Company, a Japan entity, is Akihiro Ando.

2 The authorized party of Okakichi Co., Ltd, a Japan entity, is Shigeru Okada.

In regards to all of the above transactions White Knight Co., Ltd. claims an exemption from registration afforded by Section Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On November 9, 2021, our wholly owned subsidiary, WB Burgers Japan Co., Ltd., consummated a lease agreement with Arai Co., Ltd., a Japanese realty group, for the location of our first Wayback Burgers restaurant. The property is located in the popular shopping plaza of Omotesando, located in the Tokyo prefecture.

On December 27, 2021, we sold 1,315,789 shares of restricted Common Stock to Takahiro Fujiwara, Japanese Citizen, at a price of $0.20 per share of Common Stock. The total subscription amount paid by Takahiro Fujiwara was approximately $263,158. Takahiro Fujiwara is not a related party to the Company.

The aforementioned sale of shares was conducted pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S"). The sale of shares was made only to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On or about February 8, 2022, we incorporated Store Foods Co., Ltd., a Japan Company. Store Foods Co., Ltd. is now a wholly owned subsidiary of the Company. Currently, Koichi Ishizuka is the sole Officer and Director of Store Foods Co., Ltd.

To date, Store Foods Co., Ltd. has yet to commence operations. While our future plans for Store Foods Co., Ltd. are not definitive and may change, our intended business purpose for this company are as follows:

1. Food sales;

2. Food wholesale and retail;

3. Chain organizations consisting of food retailers as members;

4. Restaurants;

5. Manufacturing and sales of boxed lunches for catering;

6. Alcohol sales;

7. Health supplement and health drink sales;

8. Manufacturing and sales of functional foods;

9. Lease of goods related to restaurant management;

10. System development;

11. Delivery;

12. Application development and sales;

13. Advertising;

14. Management consulting;

15. All businesses incidental to any of the above.

On March 11, 2022 we opened our first flagship Wayback Burgers location to the public in the Omotesando shopping plaza. At this location, we offer an array of quick bites, including but not limited to traditional hamburgers, fries, shakes, and other alternatives.

On March 29, 2022, 869,565 shares of restricted Common Stock were sold to Hidemi Arasaki, Japanese Citizen, by our controlling shareholder, White Knight Co., Ltd., at a price of $0.20 per share of Common Stock. This was a private sale, not a sale made by the Company. The total amount paid by Hidemi Arasaki was approximately $173,913. Hidemi Arasaki is not a related party to the Company.

The aforementioned sale of shares was conducted pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S"). The sale of shares was made only to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On May 20, 2022, we dismissed our independent registered public accounting firm, BF Borgers CPA PC (“BFG”) effective immediately. This decision was approved by the Company’s Board of Directors, comprised solely of Koichi Ishizuka. The report of BFG on the Company’s financial statements for fiscal years ended July 31, 2021 and 2020 included in the Company’s annual report on Form 10-K for the year ended July 31, 2021, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principle.

On May 20, 2022, we engaged M&K CPAS, PLLC (“M&K”) as our new independent registered public accounting firm for the fiscal year ending July 31, 2022. This decision was approved by the Company’s Board of Directors, comprised solely of Koichi Ishizuka.

On August 8, 2022, we sold 1,586,538 shares of restricted Common Stock to Takahiro Fujiwara, a Japanese Citizen, at a price of $0.032 per share of Common Stock. The total subscription amount paid by Takahiro Fujiwara was approximately $50,769. Takahiro Fujiwara is not a related party to the Company.

On August 8, 2022, we sold 2,403,846 shares of restricted Common Stock to Shokafulin LLP, a Japanese Company, at a price of $0.032 per share of Common Stock. The total subscription amount paid by Shokafulin LLP was approximately $76,923. Shokafulin LLP is not a related party to the Company.

On August 12, 2022, we sold 32,065,458 shares of restricted Common Stock to Asset Acceleration Axis, LLC, a Japanese Company, at a price of $0.032 per share of Common Stock. The total subscription amount paid by Asset Acceleration Axis, LLC was approximately $1,026,094. Asset Acceleration Axis, LLC is not a related party to the Company.

The Company intends to use the proceeds from the aforementioned sales of shares for working capital.

The aforementioned sale of shares was conducted pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S"). The sale of shares was made only to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On September 13, 2022, we sold 7,262,324 shares of restricted Common Stock to Asset Acceleration Axis, LLC, a Japanese Company, at a price of $0.032 per share of Common Stock. The total subscription amount paid by Asset Acceleration Axis, LLC was approximately $232,395. Asset Acceleration Axis, LLC is not a related party to the Company.

The Company intends to use the proceeds from the aforementioned sales of shares for working capital.

The aforementioned sale of shares was conducted pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S"). The sale of shares was made only to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On October 4, 2022, 3,472,222 shares of restricted Common Stock of the Issuer were sold to Mitsuru Ueno, a Japanese Citizen, by White Knight Co., Ltd., at a price of $0.001 per share of Common Stock. This was a private sale. The total amount paid by Mitsuru Ueno was approximately $3,472.

On October 4, 2022, 3,472,222 shares of restricted Common Stock of the Issuer were sold to Motoki Hirai, a Japanese Citizen, by White Knight Co., Ltd., at a price of $0.001 per share of Common Stock. This was a private sale. The total amount paid by Motoki Hirai was approximately $3,472.

The aforementioned sales of shares, on October 4, 2022, were conducted pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S"). The sale of shares was made only to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On February 6, 2023, we sold 10,033,445 shares of restricted Common Stock to Kazuya Iwasaki, a Japanese Citizen, at a price of $0.023 per share of Common Stock. The total subscription amount paid by Kazuya Iwasaki was approximately $230,769. Kazuya Iwasaki is not a related party to the Company.

On February 6, 2023, we sold 3,344,482 shares of restricted Common Stock to Shokafulin LLP, a Japanese Company, at a price of $0.023 per share of Common Stock. The total subscription amount paid by Shokafulin LLP was approximately $76,923. Shokafulin LLP is not a related party to the Company.

On August 9, 2023, we sold 434,783 shares of restricted Common Stock to Takahiro Fujiwara, a Japanese Citizen, at a price of $0.023 per share of Common Stock. The total subscription amount paid by Takahiro Fujiwara was approximately $10,000. Takahiro Fujiwara is not a related party to the Company.The Company intends to use the proceeds from the aforementioned sale of shares for working capital.

The Company intends to use the proceeds from the aforementioned sales of shares for working capital.

The aforementioned sales of shares were conducted pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S"). The sales of shares were made only to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On August 17, 2023, our majority shareholder, White Knight Co., Ltd., and Koichi Ishizuka, our sole Officer and Director, executed a resolution to ratify, affirm, and approve to file an Amended and Restated Certificate of Incorporation.

The Amended and Restated Certificate of Incorporation was filed with the Nevada Secretary of State on August 17, 2023, effective immediately.

The Amended and Restated Certificated of Incorporation resulted in an increase to the authorized shares of our Common Stock from One Billion Five Hundred Million (1,500,000,000) to Five Billion (5,000,000,000). It also revised the rights of Series A Preferred Stock, now allowing each one (1) share of Series A Preferred Stock to be converted into one thousand (1,000) shares of Common Stock at the discretion of the holder(s) of Series A Preferred Stock.

On August 18, 2023, our majority shareholder, White Knight Co., Ltd., a Japanese Company, owned and controlled by our sole Officer and Director, Koichi Ishizuka, elected to convert its 1,000,000 shares of Series A Preferred Stock of WB Burgers Asia, Inc. into shares of Common Stock. This conversion has been approved by the Company, and the conversion became effective on August 18, 2023. Every 1 share of Series A Preferred Stock was converted into 1,000 shares of Common Stock, for a total of 1,000,000,000 shares of Common Stock.

On or about September 12, 2023, we sold 1,488,982 shares of restricted common stock to Shokafulin LLP, a Japanese Company, which is controlled by Takuya Watanabe, a Japanese citizen, at a price of approximately $0.023 per share of common stock.

The total subscription amount paid by Shokafulin LLP was approximately $34,247. Shokafulin LLP and Mr. Watanabe are not related parties to the Company.

The proceeds from the above sale of shares went to the Company to be used for working capital.

The aforementioned sale of shares was conducted pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S"). The sale of shares was made only to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Our Offering

We have authorized capital stock consisting of 5,000,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”) and 200,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”). Of the shares of our Preferred Stock, 1,000,000 are designated as Series A Preferred Stock, having voting rights whereas every one share of Series A Preferred Stock has voting rights equivalent to 1,000 shares of Common Stock.

We have 2,072,642,444 shares of Common Stock and 0 shares of Preferred Stock issued and outstanding. Through this offering we will register a total of 273,239,977 shares. These shares represent 150,000,000 additional shares of common stock to be issued by us and 123,239,977 shares of common stock by our selling stockholders. We may endeavor to sell all 150,000,000 shares of common stock after this registration becomes effective. Upon effectiveness of this Registration Statement, the selling stockholders may also sell their own shares. The price at which we, the company, offer these shares is at a fixed price, not to exceed $0.20 per share for the duration of the offering. Additionally, all of the shares offered by the selling shareholders will also be sold at the same fixed price as is determined by the Company prior to the effectiveness of this Registration Statement. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock but we will not receive any proceeds from the selling stockholders.

Koichi Ishizuka will be selling shares of common stock on behalf of the Company simultaneously to selling shares of common stock in the Company from his own personal account(s). A conflict of interest may arise as a result of Koichi Ishizuka selling shares from his own personal account(s), and in selling shares on the Company’s behalf. Currently, Koichi Ishizuka, through his direct, and the indirect ownership of the Company via White Knight Co., Ltd., owns and controls approximately 1,626,939,150 shares of our Common Stock and 0 shares of our Preferred Stock.

As of the date of this Registration Statement, Koichi Ishizuka, through his direct and indirect ownership of the Company, via White Knight Co., Ltd., is able to control approximately 79.30% of the voting power of the Company.

All shares being offered pursuant to this Registration Statement will be sold at a fixed price, not to exceed $0.20 for the duration of the offering. The Company estimates the costs of this offering at about $55,000. All expenses incurred in this offering are being paid for by the Company. For the duration of the offering any and all sellers of the shares being registered herein agree to provide this prospectus to potential investors in its entirety.

Prior to the effectiveness of this Registration Statement, we will determine and disclose the fixed price per share that shares will be offered pursuant to this Offering.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s account and or the account of one of its subsidiaries; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. If an investor decides to invest in this offering, there are no assurances that additional investors will also invest. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

*We will notify investors by filling a post-effective amendment to our registration statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

150,000,000 shares of common stock, with a fixed price not to exceed $0.20 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Securities being offered by the Selling Stockholders	123,239,977 shares of common stock, with a fixed price not to exceed $0.20 offered by selling stockholders in a resale offering. As previously mentioned this fixed price applies at all times for the duration of the offering. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We and the selling shareholders will sell the shares at a fixed price, not to exceed a maximum of $0.20 per share for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	2,072,642,444 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	2,222,642,444 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	The Common Stock of the Company is quoted on the OTC Markets Group Inc.’s Pink® Open Market (the “OTC Pink”) under the symbol WBBA.

The offering price for the shares will remain constant for the duration of the offering and will be offered at a fixed price per share, not to exceed a maximum of $0.20 per share.

Use of Proceeds	We intend to use the gross proceeds for, but not limited to, funding of day to day operations, the opening up new Wayback Burgers locations, expanding our operations into new territories, hiring new staff, marketing, equipment, payment for ongoing reporting requirements, accounting expenses, potential legal fees, and consulting expenses.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 273,239,977 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our sole Officer and Director, Koichi Ishizuka will sell the 150,000,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST EFFORTS basis.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $55,000.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

We rely significantly upon the demand, in general, of product offerings from Wayback Burgers. As a result of our franchising agreement with Jake’s Franchising, we are given the exclusive rights to open and operate Wayback Burgers locations within the country of Japan. We anticipate that the global interest in, and demand for, the products offered by Wayback Burgers will directly impact our financial condition and may cause your investment to be either positively or negatively impacted.

At present, our business plan is solely comprised of opening and operating Wayback Burgers locations within the country of Japan. Any global fluctuation in the demand for Wayback Burgers’ product offerings, which we suspect may translate to increased or decreased demand within Japan, may cause your investment to be either positively or negatively impacted.

Competition from both large, established industry participants and new market entrants may negatively affect our current and future results of operations.

We face vigorous competition from companies throughout the world and in Japan specifically, including large multinational restaurant brand companies. Some established competitors have greater resources and better accessibility than us, therefore they are able to adapt quicker to changes in customer requirements and reach customers easier from all over the globe. As a result of this intense competition there may be upward pressure on selling and promotional expenses. Many competitors have greater financial, technical, marketing and public relations resources. Our sales may be harmed to the extent we may not be able to compete successfully against such restaurants. There can be no assurance that in the future we will be able to successfully compete with current competitors or that we will not face greater competition from other restaurants. If we are unable to continue to compete effectively, it could have an adverse impact on our business, results of operations and financial condition.

In the event that we experience any supply chain disruptions, as a result of Covid-19 or for any other reason, then the results of our operations may be materially impacted.

We rely on local suppliers and distributors to provide us with the ingredients and items that we require in order to create the menu items we offer for sale. In the event that there is any disruption in the supply of these ingredients, then we may not have enough products to meet demand, and in a worst case scenario we may need to expend time and capital in order to find alternative suppliers to meet our evolving needs. Although we do not have reason to believe such an event will occur, we cannot guarantee that it never will. In such an event, the results of our operations may be significantly impacted.

Our business plan depends, in large part, on our ability to attract interest in opening up franchise locations within Japan. If we are not able to generate sufficient interest, then additional franchise locations will not open, and the results of our operations will be materially impacted.

Through our master franchise agreement with Jake’s Franchising, we have the ability to grant franchisees subfranchise rights to establish and operate Franchised Wayback Burgers restaurants within Japan. It is our intent to utilize our flagship location to attract interested franchisees who wish to open additional restaurants within Japan, but if we are unable to generate sufficient interest then there is the possibility that additional Wayback Burger restaurants will not open in the quantity we anticipate, or at all. The agreement we entered into with Jake’s Franchising dictates the cumulative number of Wayback Burgers restaurants that we must have open and in operation within the corresponding timeline, including franchise locations. Full details are available in the related Form 8-K that we have filed with the Securities and Exchange Commission on September 16, 2021, but in summary we must open one restaurant by the end of the 2022 calendar year, three restaurants by the end of the 2023 calendar year, and an additional three restaurants must open, and remain in operation, every following year until December 31, 2041, at which time we must have sixty Wayback Burgers restaurants open and in operation. If we fail to meet these targets, then we would need to renegotiate terms with Jake’s Franchising, or we could potentially lose our master franchise rights in their entirety. This would have a substantial negative impact on our future plans and operations, and would necessitate that we reevaluate our future growth plans and expectations to an as of yet unforeseen extent, but could potentially lead to the full termination of our business activities if we were to lose our master franchise rights.

Mr. Koichi Ishizuka has various business interests and is a control shareholder and/or officer and director of several publicly traded companies. As a result of Mr. Ishizuka’s diverse business activities, he may not have enough available time to allocate to progress the company’s business efforts in an expeditious manner.

Mr. Ishizuka owns and controls several business entities, including Next Meats Holdings, Inc. (an entity we have entered into an informal partnership with). As a result, Mr. Ishizuka has many demands on his time. Although Mr. Ishizuka believes that he has the availability to, and has the intention to, operate WB Burgers Asia, Inc. successfully, there can be no assurances that he will have enough time to devote to the activities of the company as may be required when operations progress. We do not believe that there are any direct conflicts of interest that arise through Mr. Ishizuka’s diverse business interests, because we believe that the businesses in which Mr, Ishizuka is involved are not in direct competition with one another. However, we believe that time allocation may present a difficulty that Mr. Ishizuka may need to address in, as of yet, unforeseen ways, which could create uncertainty and, in a worst case scenario, may force the company to reevaluate its business objectives and expectations.

A decline in general economic condition could lead to reduced consumer demand and could negatively impact our business operation and financial condition, which in turn could have a material adverse effect on our business, financial condition and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. Consumer spending habits, including spending on products relating to the food or beverage products we offer, are affected by, among other things, prevailing economic conditions, levels of unemployment, salaries and wage rates, prevailing interest rates, income tax rates and policies, consumer confidence and consumer perception of economic conditions. In addition, consumer purchasing patterns may be influenced by consumers’ disposable income. In the event of an economic slowdown, consumer spending habits could be adversely affected, and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations.

We face inventory risk, and if we fail to predict accurately demand for products, we may face write-downs or other charges.

We are exposed to inventory risks that may adversely affect operating results as a result of new product launches, changes in product cycles and pricing, limited shelf-life of certain of our products, changes in consumer demand, and other factors. We endeavor to predict accurately, based on reasonable assumptions determined by management’s expectations and direct discussions with distributors and suppliers, the expected demand for products in order to avoid overproduction. Additionally, it may be more difficult to make accurate predictions regarding new food or beverage products, and inaccurate assumptions made by management could have a negative impact upon our operations and results, the extent of which we cannot accurately determine at this time.

The success of our business relies heavily on brand image, reputation, and product quality.

It is important that we maintain and increase the image and reputation of our existing brands and products. Concerns about product quality, even when unsubstantiated, could be harmful to our image and reputation of our brands and products. Our brand image and reputation may also be impacted, in one direction or another, based upon the global actions of Wayback Burgers, over which we have limited, or no, control. We also could be exposed to lawsuits relating to product liability or marketing or sales practices. Deterioration to our brand equity may be difficult to combat or reverse and could have a material effect on our business and financial results.

If we were to lose the services of our sole officer and director, Mr. Koichi Ishizuka, we may not be able to execute our business plan.

We currently depend on the continued services and performance of our sole officer and director, Mr. Koichi Ishizuka. His leadership has played an integral role in our company. The loss of our sole officer and director could disrupt our operations and have an adverse effect on our ability to grow our business. In addition, competition for senior executives and key personnel in our industry is intense, and we may be unable to retain our senior executives and key personnel or attract and retain new senior executives and key personnel in the future, in which case our business may be severely disrupted.

The outbreak of the coronavirus may negatively impact sale of our products that we sell as well as consumer spending, which could adversely affect our business, results of operations and financial condition.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout China and other parts of the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern. U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020 the World Health Organization characterized the outbreak as a “pandemic”. The significant outbreak of COVID-19 has resulted in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and could adversely affect our business, results of operations and financial condition.

We are subject to risks arising from the recent global outbreak of the COVID-19 coronavirus.

The recent outbreak of the COVID-19 coronavirus has spread across the globe and is impacting worldwide economic activity. A pandemic, including COVID-19, or other public health epidemic, poses the risk that we or our employees, suppliers, manufacturers and other partners may be prevented from conducting business activities for an indefinite period of time, including due to the spread of the disease or shutdowns that may be requested or mandated by governmental authorities. While it is not possible at this time to estimate the full impact that COVID-19 could have on our business, the continued spread of COVID-19 could disrupt the results of our restaurants’ operations, the overall supply chain, and other related activities, which could have a material adverse effect on our business, financial condition and results of operations. COVID-19 has also had an adverse impact on global economic conditions which could impair our ability to raise capital when needed. While we have not yet experienced any disruptions in our business or other negative consequences relating to COVID-19, the extent to which the COVID-19 pandemic impacts our results will depend on future developments that are highly uncertain and cannot be predicted.

The outbreak of the COVID-19 may adversely affect our customers.

Further, such risks as described above could also adversely affect our customers' financial condition, resulting in reduced spending on the products offered at our current or future restaurants. The ultimate extent of the impact of any epidemic, pandemic or other health crisis on our business, financial condition and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of such epidemic, pandemic or other health crisis and actions taken to contain or prevent their further spread, among others. These and other potential impacts of an epidemic, pandemic, or other health crisis, such as COVID-19, could therefore materially and adversely affect our business, financial condition, and results of operations.

If the government of Japan places restrictions on restaurants’ ability to operate, as a result of a future Covid-19 outbreak or for any reason whatsoever, then the results of our operations would suffer.

As a result of the Covid-19 pandemic, governments throughout the world have, depending on the severity of the outbreak in their country, placed restrictions on indoor dining which have had a negative impact on the sales of the majority of restaurants. We cannot guarantee with any certainty that such restrictions will not occur in Japan in the future, and we cannot accurately forecast the impact this would have on our operations, as we have recently commenced operations. There is also the possibility that the government may take further actions, in response to Covid-19 or for any other reason, that could materially impact the ability of restaurants to operate at a level consistent with expectations. In such an event, the results of our operations would almost certainly suffer, but we cannot determine to what extent at this time.

An increase in the cost of energy or the cost of environmental regulatory compliance could affect our profitability.

Energy costs could continue to rise, which would result in higher transportation, freight and other operating costs. We may experience significant future increases in the costs associated with environmental regulatory compliance, including fees, licenses and the cost of capital improvements to our operating facilities in order to meet environmental regulatory requirements. Future operating expenses and margins will be dependent on the ability to manage the impact of cost increases. We cannot guarantee that it will be able to pass along increased energy costs or increased costs associated with environmental regulatory compliance to our customers through increased prices.

The requirements of being a public company may strain our resources, divert our management's attention and affect our ability to attract and retain qualified board members.

As a public company, we are subject to the reporting requirements of the Exchange Act and are required to comply with the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, and other applicable securities rules and regulations. Compliance with these rules and regulations have increased our legal and financial compliance costs, made some activities more difficult, time-consuming or costly and increased demand on our systems and resources. Among other things, the Exchange Act requires that we file annual, quarterly and current reports with respect to our business and results of operations and maintain effective disclosure controls and procedures and internal controls over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal controls over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management's attention may be diverted from other business concerns, which could harm our business and results of operations. We may need to hire more employees to comply with these requirements in the future, which will increase our costs and expenses.

We may require additional capital to support growth, and such capital might not be available on terms acceptable to us, if at all. This could hamper our growth and adversely affect our business.

In the future we may require additional funds, beyond those generated by this offering, to respond to business challenges and or advance our growth. Accordingly, we may need to engage in public or private equity, equity-linked or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing that we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, including the ability to pay dividends. This may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and respond to business challenges could be significantly impaired, and our business could be adversely affected.

We have limited experience as a public company. Our inability to successfully operate as a public company could cause you to lose part of or your entire investment.

We have limited experience in complying with the various rules and regulations, which are required of a public company.  As a result, we may not be able to operate successfully as a public company, even if our operations are successful.  We plan to comply with all of the various rules and regulations, which are required of a public company.  However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.  Our inability to operate as a public company could be the basis of your losing your entire investment.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

·	Demand for our products;

·	Our ability to obtain and retain existing customers or encourage repeat customers;

·	Our ability to manage our product inventory;

·	General economic conditions;

·	Advertising and other marketing costs; and

·	Costs of creating and expanding our business to new territories.

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of our stockholders.

If we fail to establish and maintain an effective system of internal control, we may be unable to report our financial results accurately or to prevent fraud; any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the future trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. Although we have established written policies and procedures for accounting and financial reporting with respect to the requirements and application of US GAAP and SEC disclosure requirements, such requirements and application policies may change, and the learning curve may render us having a lack of formal process and timeline for closing the books and records at the end of each reporting period and such weaknesses restrict our ability to timely gather, analyze and report information relative to the financial statements. Our management is composed of a small number of individuals resulting in a situation where limitations on segregation of duties exist. In order to remedy this situation, we would need to hire additional staff and this will impact the bottom line of our earnings. Any and all efforts to hire additional staff to remedy this deficiency are in the planning stages, and have not yet been determined with any level of specificity. We cannot forecast, with any level of certainty, the cost that will be incurred to remedy this issue, nor can we predict how long it may take us to identify and/or hire additional staff. However, we have had preliminary, and informal, discussions with individuals who may be capable of remedying this deficiency.  To date, these discussions have not led to anything material.

We believe that government regulations in Japan pertaining to operating a food establishment, are in an ongoing state of change, as the needs of the government and population may necessitate a change in regulation. We will need to ensure that we continue to maintain and comply with any new or changing regulations, related to, but not limited to, operating a food establishment. If we do not do so, we believe our operations may be negatively impacted.

While we believe that we are in compliance with all rules and regulations pertinent to operating a restaurant within Japan, legislation and regulations are in an ongoing state of change, as the needs of the government and population may necessitate a change in regulation. Although we anticipate that we will be provided suitable forewarning to ensure compliance with all such changes, we cannot guarantee that will be the case. In the event that we fail to comply with changing rules and regulations, then the results of our operations may suffer and in a worst case scenario we may be forced to scale back or curtail operations entirely. It is the company’s belief that we are in compliance with any and all pertinent regulations in Japan, based on the research of our management. Currently we have a director of food sanitation and a fire protection manager, and we have obtained a restaurant business license from a Japanese Public Health Center in order to operate in compliance with Japanese regulations.

American investors may have difficulty enforcing judgments against our Company and Officers.

We are a Nevada corporation and most of our assets are and will continue to be located outside of the United States. Almost all of our operations will and are already conducted in Japan. In addition, our sole officer and director is a national and resident of a country other than the United States, with the majority of his assets outside of the United States. As a result, it may be difficult for investors to effect service of process within the United States upon them. It may also be difficult to enforce court judgments on the civil liability provisions of the U.S. federal securities laws against our Company and our officers and director, since they are not residents in the United States. In addition, there is uncertainty as to whether the courts of Japan or other Asian countries would recognize or enforce judgments of U.S. courts.

If we fail to obtain the capital necessary to fund our operations, our financial results, financial condition and our ability to continue as a going concern will be adversely affected and we will have to scale back, or possibly even cease, operating activities. Our Auditor has issued a going concern opinion regarding our activities given we have not established a source of revenue great enough to cover our operating expenses.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of the Company’s financial statements, as of April 30, 2023 . These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital and the sale of shares of stock. There is no assurance that management's plan will be successful. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

In the absence of sufficient revenue, management plans to fund operating expenses with related party contributions to capital and the sale of shares of stock. There is no assurance that management's plan will be successful. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

The JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

Risks Relating to the Company’s Securities

We do not intend to pay dividends on our common stock.

We have no intention to declare or pay any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future.

There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

As a result of Mr. Koichi Ishizuka’s voting control of the Company, he has the ability to control virtually all business matters, and matters which require a vote of shareholders.

Mr. Ishizuka owns and controls approximately 79.30% of the voting control of the company. As a result, Mr. Ishizuka has the ability to control matters requiring shareholder approval, including the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets. Consequently, shareholders will not be able to materially influence matters that require a vote of shareholders, and there is no possibility that the company may be taken over by a third party given Mr. Ishizuka’s current equity stake in the Company.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock. Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares. All of the securities issued in the offering will be freely tradable without restriction or further registration under the Securities Act.

We may issue shares of preferred stock in the future which may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 200,000,000 shares of preferred stock, of which 1,000,000 are designated as Series A Preferred Stock with super voting rights. Every one share of Preferred Series A Stock has super voting rights that allows for 1,000 votes for every vote of Common Stock.

Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. At this time, we have 0 shares of Series A Preferred Stock issued and outstanding.

Our preferred stock does not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

 Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to WB Burgers Asia, Inc., or a subsidiary of the company, and held in our, or a subsidiary’s corporate bank account, if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

We may be subject to the penny stock rules which will make shares of our common stock more difficult to sell.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, which means that we are not going to engage the services of an underwriter to sell the shares. We intend to sell our shares through our Chief Executive Officer, Koichi Ishizuka, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan. Furthermore, Mr. Ishizuka is selling shares on his own behalf, in addition to those shares he is selling on behalf of the company. While Mr. Ishizuka intends to prioritize selling shares of the company before his own, he is under no obligation to do so and there can be no assurance that Mr. Ishizuka will offer to sell securities on behalf of the company before he offers to sell his own.

We may require additional funding to satisfy our future capital needs, and future financing strategies may adversely affect holders of our common stock.

Our operations may require additional funding. We do not know whether additional financing will be available to us on favorable terms or at all. To the extent we are successful in raising additional capital by issuing equity securities, our stockholders are likely to experience substantial dilution. Any additional equity securities we issue may have rights, preferences or privileges senior to those of existing holders of stock. To the extent that we raise additional funds through collaboration and or other arrangements, we may be required to relinquish some rights that may be perceived to be disfavorable to us. There can be no assurance that we will be able to obtain adequate capital funding in the future to continue operations and implement our strategy. As a result of these uncertainties, there is substantial doubt about our ability to continue as a going concern.

Our common stock is quoted on the OTC Markets Group Inc.’s Pink® Open Market (the “OTC Pink”) under the symbol WBBA. There is currently a limited trading market in the Company’s shares of common stock. As a result of the limited trading market, investors who decide to purchase shares pursuant to this offering may experience limited liquidity, and may experience limited ability to sell shares in the open market.

Our common stock is quoted on the OTC Markets Group Inc.’s Pink® Open Market (the “OTC Pink”) under the symbol WBBA. There is currently a limited trading market in the Company’s shares of common stock. As a result of the limited trading market of our common stock, investors who decide to purchase shares as a result of this offering may experience limited demand for their shares of common stock, which may limit their ability to sell their shares in the open market.

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and investors will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management may not apply the net proceeds from this offering in ways that ultimately increase the value of investors’ investment. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

We will continue to incur costs and demands upon management as a result of complying with the laws and regulations affecting public companies.

We will continue to incur significant legal, accounting and other expenses as a result of being a public company. We will also continue to incur costs associated with corporate governance requirements, including requirements under the Sarbanes-Oxley Act, as well as new rules implemented by the SEC and the OTC Markets Group. Our executive officers and other personnel will need to continue to devote substantial time to these rules and regulations. These rules and regulations are expected to result in higher than average legal and financial compliance costs than if we were a private company and they are expected to make some other activities more time-consuming and costly. These rules and regulations may also make it difficult and expensive for us to obtain directors' and officers' liability insurance. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers of the Company, which may adversely affect investor confidence and could cause our business or stock price to suffer.

We will continue to incur ongoing costs and expenses to comply with SEC reporting requirements and to remain in compliance. Without substantive revenue, we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

We are, and we will continue to be, required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a portion of our available cash resources. We only recently began generating revenues as a result of opening our first Wayback Burgers restaurant location. If we are unable to generate sufficient revenues, or should we not have available cash reserves to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all.

The Company is electing to not opt out of JOBS Act extended accounting transition period. This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

·	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

·	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

·	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

·	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

·	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

·	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

·	the last day of the fiscal year during which we have annual total gross revenues of $1.07 billion or more;

·	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

·	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

·	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

WB Burgers Asia, Inc.

Consolidated Balance Sheet

	July 31, 2022	July 31, 2021 (Restated)

ASSETS

Current Assets
Cash and cash equivalents	$126,669	$30,021
Accounts receivable	11,337	-
Advance payments	14,734	-
Inventories	4,568	-
Prepaid expenses	36,792	-
Total Current Assets	194,100	30,021
Equipment and leasehold improvement, net depreciation	805,882	-
Right of use asset	442,025	-
Deposits	265,115	-
Franchise rights	2,053,493	2,658,671
TOTAL ASSETS	$3,760,615	$2,688,692

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable	819	1,005
Income tax payable	520	-
Lease liability, short term	330,066	-
Accrued expenses and other payables	5,040	9,250
Total Current Liabilities	336,445	10,255
Lease liability, long term	148,822	-
Loan to Company – related party, net accumulated interest	-	2,688,989
TOTAL LIABILITIES	485,267	2,699,244

Stockholders’ Equity (Deficit)
Preferred stock ($0.0001 par value, 200,000,000 shares authorized; 1,000,000 issued and outstanding as of July 31, 2022 and July 31, 2021)	100	100
Common stock ($0.0001 par value, 1,500,000,000 shares authorized, 1,014,022,586 and 509,090,909 shares issued and outstanding as of July 31, 2022 and July 31, 2021, respectively)	101,402	50,909
Subscription payable	130,392	-
Stock receivable	-	(1,818,192)
Additional paid-in capital	5,272,374	1,955,557
Accumulated deficit	(1,765,735)	(198,153)
Accumulated other comprehensive income	(463,184)	(773)
Total Stockholders’ Equity	3,275,348	(10,552)

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	3,760,615	2,688,692

The accompanying notes are an integral part of these consolidated audited financial statements.

WB Burgers Asia, Inc.

Consolidated Statement of Operations

	Year Ended July 31, 2022	Year Ended July 31, 2021 (Restated)

Revenues	$180,821	$-
Cost of revenue	716,083	-
Gross profit (loss)	$(535,262)	$-

Operating expenses

Share based expense	$-	$53,008
General and administrative expenses	733,744	49,598
Total operating expenses	733,744	102,606
Net operating loss	$(1,269,006)	$(102,606)

Other Income (Loss)
Gain (loss) on foreign currency exchange	60,796	(66,298)
Interest expense	(24,471)	(27,175)
Other income (expense)	(334,317)	-
Total other income (expense)	(297,992)	(93,473)

Income (loss) before income taxes provision	$(1,566,998)	$(196,079)
Provision for income taxes	(585)	-
Net loss	(1,567,583)	(196,079)

Other comprehensive income
Currency translation adjustment	(462,411)	(773)
Comprehensive Loss	$(2,029,294)	$(196,852)

Basic and Diluted net loss per common share	$(0.00)	$(0.00)
Weighted average number of common shares outstanding - Basic and Diluted	951,239,800	500,747,198

The accompanying notes are an integral part of these consolidated audited financial statements.

WB Burgers Asia, Inc.

Consolidated Balance Sheet

(Unaudited)

	April 30, 2023	July 31, 2022 (Audited)

ASSETS

Current Assets
Cash and cash equivalents	$115,812	$126,669
Accounts receivable	19,189	11,337
Advance payments	48,284	-
Inventories	6,309	4,568
Prepaid expenses	4,822	51,526
Total Current Assets	194,416	194,100
Equipment and leasehold improvement, net depreciation	677,455	805,882
Right of use asset	216,288	442,025
Deposits	266,063	265,115
Franchise rights	1,978,773	2,053,493
TOTAL ASSETS	$3,332,995	$3,760,615

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable	102,300	819
Income tax payable	-	520
Lease liability, short term	233,410	330,066
Accrued expenses and other payables	15,551	5,040
Total Current Liabilities	351,261	336,445
Lease liability, long term	-	148,822
TOTAL LIABILITIES	351,261	485,267

Stockholders’ Equity (Deficit)
Preferred stock ($0.0001 par value, 200,000,000 shares authorized; 1,000,000 issued and outstanding as of April 30, 2023 and July 31, 2022)	100	100
Common stock ($0.0001 par value, 1,500,000,000 shares authorized, 1,070,718,679 and 1,014,022,586 shares issued and outstanding as of April 30, 2023 and July 31, 2022, respectively)	107,072	101,402
Subscription payable	-	130,392
Additional paid-in capital	6,960,577	5,272,374
Accumulated deficit	(3,658,955)	(1,765,735)
Accumulated other comprehensive income	(427,060)	(463,185)
Total Stockholders’ Equity	2,981,734	3,275,348

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	3,332,995	3,760,615

The accompanying notes are an integral part of these unaudited financial statements.

WB Burgers Asia, Inc.

Consolidated Statement of Operations

(Unaudited)

	Three Months Ended April 30, 2023	Three Months Ended April 30, 2022	Nine Months Ended April 30, 2023	Nine Months Ended April 30, 2022

Revenues	$168,090	$70,982	$435,313	$70,982
Cost of revenue	289,413	369,494	874,204	369,494
Gross profit (loss)	$(121,323)	$(298,512)	$(438,891)	$(298,512)

Operating expenses

General and administrative expenses	$185,604	$241,009	$1,605,242	$594,837
Total operating expenses	185,604	241,009	1,605,242	594,837
Net operating loss	$(306,927)	$(539,521)	$(2,044,133)	$(893,349)

Other Income (Loss)
Gain (loss) on foreign currency exchange	(5,600)	(1,355)	(3,054)	63,198
Interest credit (expense)	-	(13,069)	-	(19,532)
Other income	2,465	-	153,967	-
Total other income (loss)	(3,135)	(14,425)	150,913	43,666

Income (loss) before income taxes provision	$(310,062)	$(553,945)	$(1,893,220)	$(849,683)
Provision for income taxes	(60)	-	-	-
Net loss	(310,002)	(553,945)	(1,893,220)	(849,683)

Other comprehensive income
Currency translation adjustment	(78,625)	(173,221)	36,125	(248,103)
Comprehensive Income (Loss)	$(388,627)	$(727,166)	$(1,857,095)	$(1,097,786)

Basic and Diluted net loss per common share	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Weighted average number of common shares outstanding - Basic and Diluted	1,069,816,796	1,014,022,586	1,058,711,144	930,082,232

The accompanying notes are an integral part of these unaudited financial statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS

You should read the following “Management’s Discussion and Analysis” in conjunction with the section inclusive of our financial statements and the related notes provided elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties about our business and operations. Our actual results and the timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those we describe under “Risk Factors”, beginning above on page 6.

We make forward-looking statements in this Registration Statement, in other materials we file with the Securities and Exchange Commission (the “SEC”) or otherwise release to the public. In addition, our management might make forward-looking statements orally to analysts, investors, the media and others. Statements concerning our future operations, prospects, strategies, financial condition, future economic performance (including growth and earnings) and demand for our food and beverage products, and other statements of our plans, beliefs, or expectations, including the statements contained in this section, regarding our future plans, strategies and expectations are forward-looking statements. In some cases, these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. We intend such forward-looking statements to be covered by the safe harbor provisions contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Business Summary

WB Burgers Asia, Inc., operates through its two wholly owned subsidiaries, WB Burgers Japan Co., Ltd and Store Foods, Ltd., which share the same business plan. WB Burgers Japan Co., Ltd. holds the rights to the “Master Franchise Agreement” with Jakes’ Franchising LLC, a Delaware Limited Liability Company, as it pertains to the establishment and operation of Wayback Burger Restaurants within the country of Japan. The Master Franchise Agreement provides WBBJ the right to establish and operate Wayback Burgers restaurants in the country of Japan, and also license affiliated and unaffiliated third parties (“Franchisees”) to establish and operate Wayback Burgers restaurants in the Country of Japan. It should be noted that the above operations are primarily conducted, at this time, through WB Burgers Japan Co., Ltd.

Liquidity and Capital Resources

Our cash balance is $115,812 as of April 30, 2023 and $126,669 as of July 31, 2022. We have been utilizing available cash balances and funds from our Chief Executive Officer, Koichi Ishizuka, and may continue to do so in the future.

Mr. Ishizuka has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve-month period, we may require further funding. Being a start-up stage company, we have very limited operating history. After a twelve-month period we may need additional financing but currently do not have any arrangements for such financing, although the Company may seek to sell shares of its common stock in the future to fund its operations.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash we need, or scale back operations entirely.

Our total assets as of April 30, 2023 were $3,332,995 and $3,760,615 as of July 31, 2022. For both of these periods, our total assets were primarily comprised of franchise rights and equipment.

Liabilities

Our total liabilities were $351,261 as of April 30, 2023, and $485,267 as of July 31, 2022. For both periods, our total liabilities were primarily comprised of lease liabilities.

Revenues

The company generated $168,090 in revenue for the three months ended April 30, 2023 and our cost of revenue was $289,413, while our gross loss was $121,323. We believe that our gross loss was attributable to a small number of customers visiting our Wayback Burgers restaurant locations during this quarter, as we had not, as of April 30, 2023, conducted sufficient marketing efforts to attract enough customers to become profitable.

The company generated $435,313 in revenue for the nine months ended April 30, 2023 and our cost of revenue was $874,204, while our gross loss was $438,891. We believe that our gross loss was attributable to a small number of customers visiting our Wayback Burgers restaurant locations during this period, as we had not, as of April 30, 2023, conducted sufficient marketing efforts to attract enough customers to become profitable.

The revenue generated is from our Wayback Burgers restaurant locations. We offer an array of quick bites, including, but not limited to, traditional hamburgers, fries, shakes, and other alternatives.

Operating Expenses

Our total operating expenses were $185,604 for the three months ended April 30, 2023, and $241,009 for the three months ended April 30, 2022. For both periods, our total operating expenses were solely comprised of general and administrative expenses.

Our total operating expenses were $1,605,242 for the nine months ended April 30, 2023, and $594,837 for the nine months ended April 30, 2022. For both periods, our total operating expenses were solely comprised of general and administrative expenses. The variance between periods is attributable to the fact that our restaurant locations had only recently commenced operations during the nine months ended April 30, 2022.

Net Income/Loss

We recorded a net loss of $310,002 and $553,945 for the three months ended April 30, 2023 and April 30, 2022, respectively.

We recorded a net loss of $1,893,220 and $849,683 for the nine months ended April 30, 2023 and April 30, 2022, respectively.

We believe we will need additional revenue to cover our expenses going forward. We attribute our net loss to initial start up costs, which resulted in a significant variance between the two periods.

Cash flows

For the nine months ended April 30, 2023, we had negative cash flows from operating activities in the amount of $1,591,429. For the nine months ended April 30, 2022, we had negative cash flows from operating activities in the amount of $1,034,283. The variance between periods is the result of a significantly larger net loss during the nine months ended April 30, 2023.

For the nine months ended April 30, 2023, we had negative cash flows from investing activities in the amount of $12,241. For the nine months ended April 30, 2022, we had negative cash flows from investing activities in the amount of $1,129,351. The variance between periods is the result of a significantly larger fixed asset purchases during the nine months ended April 30, 2022.

For the nine months ended April 30, 2023 we had positive cash flows from financing activities in the amount of $1,563,481 and for the nine months ended April 30, 2022 we had positive cash flows from financing activities in the amount of $2,558,267. The variance between periods is the result of greater cash received from the sale of stock for the nine months ended April 30, 2022.

Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital and the sale of shares of stock. There is no assurance that management's plan will be successful. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

Change in Registered Public Accounting Firm

On May 20, 2022, WB Burgers Asia Inc. (the “Company”) dismissed its independent registered public accounting firm, BF Borgers CPA PC (“BFG”) effective immediately. This decision was approved by the Company’s Board of Directors, comprised solely of Koichi Ishizuka. The report of BFG on the Company’s financial statements for fiscal years ended July 31, 2021 and 2020 included in the Company’s annual report on Form 10-K for the year ended July 31, 2021, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principle.

On May 20, 2022, the Company engaged M&K CPAS, PLLC (“M&K”) as its new independent registered public accountant for the fiscal year ending July 31, 2022 and for the financial periods going forward. This decision was approved by the Company’s Board of Directors, comprised solely of Koichi Ishizuka.

INDUSTRY OVERVIEW

This section includes market and industry data that we have developed from publicly available information, various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this section, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Japanese Food-Service Market

The Japanese Food-Service Market is Segmented by Type (Full-service Restaurants, Quick Service Restaurants, Cafes, Bars, 100% Home Delivery Restaurants, Street Stalls and Kiosks) and Structure (Independent Consumer Food Service and Chained Consumer Food Service). We believe Japanese consumers, in general, tend to be highly demanding, putting great emphasis on quality and branding and are willing to spend more resources on value-added products. (1)

The Japanese food service market was valued at USD 142.84 billion in 2020, and it is projected to witness a CAGR of 0.84% during the forecast period, 2021 - 2026. The coronavirus pandemic has made short-term projections hard to predict, with sales in March 2020 down almost 40% for some food companies. Japanese food service operators, which rely on lunch and dinner demand from business workers, are also suffering as more companies have employees working from home at the government’s request. (1)

According to a report released by TableCheck Inc., the percentage of reservations (dining reservations) being canceled increased about 3.6 times before the pandemic for groups of 10 or more. A French restaurant and bar named Scene near Hachioji Station on the Keio Line, earlier in June 2020, launched take-out and delivery services which we believe many others will begin offering if not already, due in part to the changing attitudes of dining out as a result of the ongoing pandemic. We believe take-out and delivery services, along with menu options that are quick to prepare, increasing in consumer demand. (1)

The variety of restaurants and menu items available in the Japanese food service industry continues to expand in the country, as Japanese consumers are interested in trying a new and vast variety of cuisines, which are available at their convenience in Japan. Food from Europe, Asia, Australia, and the Americas are becoming increasingly popular, partly due to a large number of Japanese traveling abroad every year.

The Japanese food service market is highly competitive, with a major market share held by prominent companies, such as McDonald’s Corporation, Yum! Brands Inc., Zensho Holdings Co. Ltd, Skylark Group, MOS Food Services Inc., and Yoshinoya Holdings Co. Ltd. Zensho Holdings Co. Ltd, with the largest market share of 2.76% in 2020, emerging as the market leader, and Skylark Group holding the second-largest share with 1.66%.(1)

Currently, in the Japanese market, hamburgers and related fast-food options have been prevalent, with high-end gourmet hamburgers being in the most expensive category consisting usually of single restaurant locations, followed by lesser expensive hamburger options via chain restaurants such as Shake Shack and MOS Premiums. The size of the current market for hamburgers in Japan is approximately $6.6 Billion (2020), and has been steadily increasing ever since 2015. It is also projected to grow by approximately 5% over the next few years. Hamburgers are considered to be one of the few food categories that were not affected by COVID-19 in Japan and were able to take advantage of home deliveries and to-go orders during the pandemic. (Source: Fuji Keizai Group 2020.)

Source:

1.https://www.reportlinker.com/p06036755/Japan-Foodservice-Market-Growth-Trends-COVID-19-Impact-and-Forecasts.html?utm_source=GNW

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Corporate History

We were originally incorporated in the state of Nevada on August 30, 2019, under the name Business Solutions Plus, Inc.

On August 30, 2019, Paul Moody was appointed Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director.

On February 9, 2021, the Company filed, with the Secretary of State of Nevada (“NSOS”), Restated Articles of Incorporation.

On March 4, 2021, Business Solutions Plus, Inc., (the “Company” or “Successor”) announced on Form 8-K plans to participate in a holding company reorganization (“the Reorganization” or “Merger”) with InterActive Leisure Systems, Inc. (“IALS” or “Predecessor”), the Company and Business Solutions Merger Sub, Inc. (“Merger Sub”), collectively (the “Constituent Corporations”) pursuant to NRS 92A.180, NRS A.200, NRS 92A.230 and NRS 92A.250.

Immediately prior to the Reorganization, the Company was a direct and wholly owned subsidiary of Interactive Leisure Systems, Inc. and Business Solutions Merger Sub, Inc. was a direct and wholly owned subsidiary of the Company.

As disclosed in our 8-K filed on March 26, 2021, the above-mentioned Reorganization was legally effective as of March 31, 2021.

Each share of Predecessor’s common stock issued and outstanding immediately prior to the Effective Time was converted into one validly issued, fully paid and non-assessable share of Successor common stock. The control shareholder, (at the time) of the Predecessor, Flint Consulting Services, LLC, (“Flint”) a Wyoming limited liability company became the same control shareholder of the Successor. Jeffrey DeNunzio, as sole member of Flint is (was) deemed to be the indirect and beneficial holder of 405,516,868 shares of Common Stock and 1,000,000 shares of Series A Preferred Stock of the Company representing (at the time) approximately 93.70% voting control of the Company. Paul Moody, (our now former sole officer/director), was the same officer/director of the Predecessor. There are/were no other shareholders or any officer/director holding at least 5% of the outstanding voting shares of the Company.

Immediately prior to the Effective Time, and under the respective articles of incorporation of Predecessor and Successor, the Successor Capital Stock had the same designations, rights, and powers and preferences, and the qualifications, limitations, and restrictions thereof, as the Predecessor Capital Stock which was automatically converted pursuant to the reorganization.

Immediately prior to the Effective Time, the articles of incorporation and bylaws of Successor, as the holding company, contain provisions identical to the Articles of Incorporation and Bylaws of Predecessor immediately prior to the merger, other than as permitted by NRS 92A.200.

Immediately prior to the Effective Time, the articles of incorporation of Predecessor stated that any act or transaction by or involving the Predecessor, other than the election or removal of directors of the Predecessor, that requires for its adoption under the NRS or the Articles of Incorporation of Predecessor the approval of the stockholders of the Predecessor, shall require in addition the approval of the stockholders of Successor (or any successor thereto by merger), by the same vote as is required by the articles of Incorporation and/or the bylaws of the Predecessor.

The Reorganization constituted a tax-free organization pursuant to Section 368(a)(1) of the Internal Revenue Code;

Successor common stock traded in the OTC Markets under the Predecessor ticker symbol “IALS” under which the common stock of Predecessor previously listed and traded until the new ticker symbol “BSPI” was announced April 14, 2021, on the Financial Industry Regulatory Authority’s daily list with a market effective date of April 15, 2021. The CUSIP Number 45841W107 for IALS’s common stock was suspended upon market effectiveness. The Company received a new CUSIP Number 12330M107.

After completion of the Holding Company Reorganization, the Company cancelled all of its stock held in Predecessor resulting in the Company as a stand-alone and separate entity with no subsidiaries, no assets and negligible liabilities. The Company abandoned the business plan of its Predecessor and resumed its former business plan of a blank check company after completion of the Merger.

On May 4, 2021, Business Solutions Plus, Inc., a Nevada Corporation (the “Company”), entered into a Share Purchase Agreement (the “Agreement”) by and among Flint Consulting Services, LLC, a Wyoming Limited Liability Company (“FLINT”), and White Knight Co., Ltd., a Japan Company (“WKC”), pursuant to which, on May 7, 2021, (“Closing Date”) , FLINT sold 405,516,868 shares of the Company’s Restricted Common Stock and 1,000,000 Shares of Series A Preferred Stock, representing approximately 93.70% voting control of the Company. WKC paid consideration of three hundred twenty-five thousand dollars ($325,000) (the “Purchase Price”). The consummation of the transactions contemplated by the Agreement resulted in a change in control of the Company, with WKC becoming the Company’s largest controlling stockholder.

The sole shareholder of White Knight Co., Ltd., a Japanese Company, is Koichi Ishizuka.

On May 7, 2021, Mr. Paul Moody resigned as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director.

On May 7, 2021, Mr. Koichi Ishizuka was appointed as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director.

A Certificate of Amendment to change our name, from Business Solutions Plus, Inc., to WB Burgers Asia, Inc. was filed with the Nevada Secretary of State on June 18, 2021, with a legal effective date of July 2, 2021. The name change to WB Burgers Asia, Inc., as well as a change of our ticker symbol from BSPI to WBBA, was announced by FINRA, via their “daily list”, on July 7, 2021, with a market effective date of both on July 8, 2021. The new CUSIP number associated with our common stock, as of the market effective date of July 8, 2021, is 94684P100.

On July 1, 2021, we filed an amendment to our Articles of Incorporation with the Nevada Secretary of State, resulting in an increase to our authorized shares of common stock from 500,000,000 to 1,500,000,000.

On September 14, 2021, we entered into an “Acquisition Agreement” with White Knight Co., Ltd., a Japan Company, whereas we issued 500,000,000 shares of restricted common stock to White Knight Co., Ltd., in exchange for 100% of the equity interests of WB Burgers Japan Co., Ltd., a Japan Company. Pursuant to the agreement, on October 1, 2021, White Knight Co., Ltd. agrees to, and has since forgiven any outstanding loans with WB Burgers Japan Co., Ltd. as of October 1, 2021. Following this transaction, WB Burgers Japan Co., Ltd. became our wholly owned subsidiary which we now operate through.

The aforementioned Acquisition Agreement is attached as Exhibit 10.1 to our Form 8-K filed with the Securities and Exchange Commission on September 14, 2021. All references to the Acquisition Agreement are qualified, in their entirety, by the text of such exhibit.

WB Burgers Japan Co., Ltd., referred to herein as “WBJ”, which we now operate through and share the same business plan of, holds the rights to the “Master Franchise Agreement” with Jakes’ Franchising LLC, a Delaware Limited Liability Company, as it pertains to the establishment and operation of Wayback Burger Restaurants within the country of Japan.

The Master Franchise Agreement provides WBJ the right to establish and operate Wayback Burgers restaurants in the country of Japan, and also license affiliated and unaffiliated third parties (“Franchisees”) to establish and operate Wayback Burgers restaurants in the Country of Japan. The Master Franchise Agreement, amongst other things, also provides WBJ the right of first refusal to enter into a subsequent Master Franchise Agreement with Jake’s Franchising, LLC to establish and operate Wayback Burgers restaurants in the Countries of Indonesia, Malaysia (Eastern Malaysia only, Western Malaysia if it becomes available as it is currently licensed to another party), the Philippines, Vietnam, China, India, Korea, Thailand, Singapore, and Taiwan.

WB Burgers Japan Co., Ltd. seeks to make “Wayback Burgers” a nationally recognized brand, if not a household name, within the country of Japan through the promotion and opening of various Wayback Burgers Restaurants.

Following the acquisition of our now wholly owned subsidiary, WB Burgers Japan Co., Ltd., on September 14, 2021, we ceased to be a shell company. Immediately upon our acquisition of WB Burgers Japan Co., Ltd. we adopted the same business plan as WB Burgers Japan Co., Ltd.

On November 9, 2021, our wholly owned subsidiary, WB Burgers Japan Co., Ltd., consummated a lease agreement with Arai Co., Ltd., a Japanese realty group, for the location of our first Wayback Burgers restaurant. The property is located in the popular shopping plaza of Omotesando, located in the Tokyo prefecture.

On or about February 8, 2022, we incorporated Store Foods Co., Ltd., a Japan Company. Store Foods Co., Ltd. is now a wholly owned subsidiary of the Company. Currently, Koichi Ishizuka is the sole Officer and Director of Store Foods Co., Ltd. At present, Store Foods Co., Ltd. has yet to commence operations.

To date, Store Foods Co., Ltd. has yet to commence operations. While our future plans for Store Foods Co., Ltd. are not definitive and may change, the intended business purpose of the Company is as follows:

1. Food sales;

2. Food wholesale and retail;

3. Chain organizations consisting of food retailers as members;

4. Restaurants;

5. Manufacturing and sales of boxed lunches for catering;

6. Alcohol sales;

7. Health supplement and health drink sales;

8. Manufacturing and sales of functional foods;

9. Lease of goods related to restaurant management;

10. System development;

11. Delivery;

12. Application development and sales;

13. Advertising;

14. Management consulting;

15. All businesses incidental to any of the above.

On March 11, 2022, we opened our first flagship Wayback Burgers location, with dine in options, to the public in the Omotesando shopping plaza. At this location, we offer an array of quick bites, including, but not limited to, traditional hamburgers, fries, shakes, and other alternatives.

In August of 2022, we, through our wholly owned subsidiary, WB Burgers Japan Co., Ltd., entered into and consummated a rental agreement with “Kitchen Depot” for a ghost kitchen in the Tamachi neighborhood of Minato, Tokyo, Japan. Kitchen Depot is an unrelated third party, and the rental agreement is for a period of two years, with the option to renew at the conclusion. From this location, as of August 27, 2022, the Company has begun to offer delivery of Wayback Burgers menu items, such as those offered at the Company’s physical “dine in” restaurant location in the Omotesando shopping plaza, located in Tokyo, Japan. This location only offers a delivery option with no option to dine in.

On August 17, 2023, our majority shareholder, White Knight Co., Ltd., and Koichi Ishizuka, our sole Officer and Director, executed a resolution to ratify, affirm, and approve to file an Amended and Restated Certificate of Incorporation.

The Amended and Restated Certificate of Incorporation was filed with the Nevada Secretary of State on August 17, 2023, effective immediately.

The Amended and Restated Certificated of Incorporation resulted in an increase to the authorized shares of our Common Stock from One Billion Five Hundred Million (1,500,000,000) to Five Billion (5,000,000,000). It also revised the rights of Series A Preferred Stock, now allowing each one (1) share of Series A Preferred Stock to be converted into one thousand (1,000) shares of Common Stock at the discretion of the holder(s) of Series A Preferred Stock.

On August 18, 2023, our majority shareholder, White Knight Co., Ltd., a Japanese Company, owned and controlled by our sole Officer and Director, Koichi Ishizuka, elected to convert its 1,000,000 shares of Series A Preferred Stock of WB Burgers Asia, Inc. into shares of Common Stock. This conversion has been approved by the Company, and the conversion became effective on August 18, 2023. Every 1 share of Series A Preferred Stock was converted into 1,000 shares of Common Stock, for a total of 1,000,000,000 shares of Common Stock.

Business Information

WB Burgers Japan Co., Ltd., referred to herein as “WBJ”, which we now operate through and share the same business plan of, holds the rights to the “Master Franchise Agreement” with Jakes’ Franchising LLC, a Delaware Limited Liability Company, as it pertains to the establishment and operation of Wayback Burger Restaurants within the country of Japan.

The Master Franchise Agreement provides WBJ the right to establish and operate Wayback Burgers restaurants in the country of Japan, and also license affiliated and unaffiliated third parties (“Franchisees”) to establish and operate Wayback Burgers restaurants in the Country of Japan, this agreement lasts for a term of twenty years, unless it is terminated sooner in accordance with terms outlined in the Master Franchise Agreement, and may be extended one additional, consecutive term of ten years. In exchange for such rights, we paid Jake’s Franchising $2,700,000 USD, and we must pay an additional $10,000 for each additional company operated Wayback Burgers restaurant and for each sub-franchised location the fee is either $10,000 or 28.57% of the initial franchise fee collected for such Restaurant, whichever is greater. Additionally, there is also a royalty fee in the amount of three percent (3%) of the Gross Sales of all Company-Operated Wayback Burgers Restaurants in the Country and the greater of two percent (2%) of the Gross Sales of all Franchised Wayback Burgers Restaurants in the Country or forty percent (40%) of the royalty fees collected for all Franchised Wayback Burgers Restaurants in the Country. The Master Franchise Agreement, amongst other things, also provides WBJ the right of first refusal to enter into a subsequent Master Franchise Agreement with Jake’s Franchising, LLC to establish and operate Wayback Burgers restaurants in the Countries of Indonesia, Malaysia (Eastern Malaysia only, Western Malaysia if it becomes available as it is currently licensed to another party), the Philippines, Vietnam, China, India, Korea, Thailand, Singapore, and Taiwan.

The Master Franchise Agreement dictates specific duties we must perform which include, but are not limited to, providing Jake’s Franchising with plans and specifications for restaurant locations, provide employees with Wayback Burgers mandated training, present Jake’s Franchising with copies of all potential advertising and promotional material, etc. Furthermore, we are required to open one Wayback Burgers restaurant by the end of the 2022 calendar year, three restaurants by the end of the 2023 calendar year, and an additional three restaurants must open, and remain in operation, every following year until December 31, 2041, at which time we must have sixty Wayback Burgers restaurants open and in operation. If we fail to meet these targets, then we would need to renegotiate terms with Jake’s Franchising, or we could potentially lose our master franchise rights in their entirety. For full terms and details of the Master Franchise Agreement, one can view a complete copy which has been filed as an exhibit to the Form 8-K filed with the Securities and Exchange Commission on September 16, 2021. The Master Franchise Agreement is included herein by reference, please refer to the exhibits.

WB Burgers Japan Co., Ltd. seeks to make “Wayback Burgers” a nationally recognized brand, if not a household name, within the country of Japan through the promotion and opening of various Wayback Burgers Restaurants.

Following the acquisition of our now wholly owned subsidiary, WB Burgers Japan Co., Ltd., on September 14, 2021, we ceased to be a shell company. Immediately upon our acquisition of WB Burgers Japan Co., Ltd. we adopted the same business plan as WB Burgers Japan Co., Ltd.

Background

The first Wayback Burgers, previously known as Jake’s Wayback Burgers, began with a single location in Newark, Delaware approximately thirty-one years ago in 1991, offering a combination of burgers, hot dogs, fries, milkshakes, and other similar menu options. Since then, it has reached a global scale with a presence in the US, Europe, Africa, and Asia with hundreds of corporate owned restaurants and over five hundred franchise locations worldwide offering much of the same comfort items many have grown accustomed to, with the addition of a few menu items specifically geared toward the pallets of those in various demographics.

The products we seek to offer in our anticipated location(s), and those we seek to franchise to within Japan, will also offer many of the same product offerings many are accustomed to elsewhere such as hamburgers, hot dogs chicken sandwiches, hand-dipped milkshakes, various side dishes, fresh salad, kid’s meals, refreshing drinks and alcoholic beverages. We intend to source our ingredients in any of our current or future location(s) from highly regarded local Japanese suppliers in order to satisfy the food quality standards as set by Wayback Burgers Inc., within the United States.

Our First Location

On November 9, 2021, our wholly owned subsidiary, WB Burgers Japan Co., Ltd., consummated a lease agreement with Arai Co., Ltd., a Japanese realty group, for the location in which we now operate our first Wayback Burgers restaurant. The property is located in the popular shopping plaza of Omotesando, located in the Tokyo prefecture, in the country of Japan. We believe the high volume of foot traffic and shopping will yield a large group of patrons seeking to try our product offerings.

On March 11, 2022 we opened our first flagship Wayback Burgers location to the public in the Omotesando shopping plaza in Japan. We offer an array of quick bites, including, but not limited to, traditional hamburgers, fries, shakes, and other alternatives.

Other Current Locations

In August of 2022, we, through our wholly owned subsidiary, WB Burgers Japan Co., Ltd., entered into and consummated a rental agreement with “Kitchen Depot” for a ghost kitchen in the Tamachi neighborhood of Minato, Tokyo, Japan. Kitchen Depot is an unrelated third party, and the rental agreement is for a period of two years, with the option to renew at the conclusion. From this location, as of August 27, 2022, the Company has begun to offer delivery of Wayback Burgers menu items, such as those offered at the Company’s physical “dine in” restaurant location in the Omotesando shopping plaza, located in Tokyo, Japan. This new location only offers a delivery option with no option to dine in.

At this time, orders can be placed through UberEats, Damaekan, and Menu. The Company believes that its Wayback Burgers delivery-only location, with convenient online ordering, will serve to not only attract additional customers, but will also expand awareness of our menu items and Wayback Burgers as a whole.

Mobile Application

The Company has entered the final stage of development for its own mobile application for food delivery services. At present, the Company is finalizing development, and is in the process of finalizing plans for the launch of the application, hiring delivery staff, etc. At this point in time, we do not have a timeframe for when we intend to launch our mobile application.

Marketing Strategy

In order to grow an initial customer base, from which we intend to launch future expansion efforts, our marketing strategy begins with the physical location of our flagship restaurant. Our current location in Omotesando is in a shopping center with high foot-traffic that can serve to attract not only customers, but also future franchisee prospects throughout Japan. For future franchisee locations, we intend to identify areas where competitors are not already located, such as road-side in the outskirts of major cities, and open our restaurants in these areas.

However, we do not intend to rely solely on our physical location in order to attract customers, we also are in the early stages of our marketing stratagem comprised, in part, of SNS (social networking service) marketing through collaboration with influencers and celebrities, magazine advertisements, and expansive television and media appearances.

Wayback Burgers in Japan intends to position itself as a newly entered and authentic American hamburger brand, comparable to our competitor Shack Shake, while contrasting ourselves through offering higher quality foods at competitive price points. We plan to achieve this by focusing on the ingredients, such as the option of vegetables in our hamburgers, the increased diameter of our meat patties, and the overall volume of our menu items. Additionally, we intend to offer original Japanese breakfast and dinner menu options, as well as forming a special collaboration focused on all-plant based alternative foods with Next Meats, Co., Ltd., a Japanese alternative meat company.

Expansion Plans

We have forecasted our expansion plans over the next few years, however, as we have just recently commenced operations, we may find that our plans may be materially altered, expanded, or curtailed as dictated by market forces at the time. As such, our expansion plans should be read as a framework for our future goals, but not a guarantee that we will carry out any or all such operations in the indicated timeline.

At present, our expansion plans are as follows:

- On March 11, 2022 we opened our first flagship Wayback Burgers location to the public in the Omotesando shopping plaza in Japan. We offer an array of quick bites, including, but not limited to, traditional hamburgers, fries, shakes, and other alternatives. We intend to utilize our franchise location to host meetings with all franchise candidates. In addition to our general marketing plans, which includes social media and internet advertising, we intend to utilize our flagship location to showcase any collaborative events/activities that we may engage in, which we believe may assist us in garnering the interest of future franchisees.

- By the conclusion of 2024 , we are aiming to open five Wayback Burgers restaurants throughout Japan, with one of these restaurants directly managed by us while the remaining four would ideally be franchise locations. This number may increase or decrease depending on the results of our operations.

- Additionally, by the conclusion of 2024 , we intend to execute another master franchise agreement in Asia for the right to open Wayback Burgers restaurants in another Asian country or territory. We have not yet identified which country or territory we will seek to acquire these rights for first. As noted previously, we have the right of first refusal to enter into a subsequent Master Franchise Agreement with Jake’s Franchising, LLC to establish and operate Wayback Burgers restaurants in the Countries of Indonesia, Malaysia (Eastern Malaysia only, Western Malaysia if it becomes available as it is currently licensed to another party), the Philippines, Vietnam, China, India, Korea, Thailand, Singapore, and Taiwan.

Partnerships

The company believes partnerships are a vital means to expansion and that partnerships with other food institutions or distributors may allow the Company to provide menu items that might appeal to a larger demographic within the Japanese market.

Our current Officer and Director, Koichi Ishizuka has existing ties and relationships with Next Meats Co., Ltd. a Japanese plant alternative meat company, that produces and sells plant-based foods (predominantly meat alternatives) to consumers. As a result of the collaboration with Next Meats Co., Ltd., at our flagship Wayback Burgers restaurant we have been able to add alternative meat options into its menu, and in the future we may create customized menu options as provided by Next Meats Co., Ltd. Menu alterations are subject to approval by Jake’s Franchising, LLC. It is the belief of management that such offerings can gain a larger market share in the country of Japan allowing for greater growth potential. However, such plans are speculative and may not materialize. It is also possible that if such plans do materialize, they may not result in the expected level of growth the Company forecasts as a result of the partnership or partnerships it enters into. Additionally, we may explore the possibility of entering into an agreement with Dr. Foods, Inc., a company in the “alternative meat” industry which has common management with the Company.

It should be noted that Koichi ishizuka has an equity interest in Next Meats Holdings, Inc., a Nevada Company. He also currently serves as Chief Executive Officer and Director of Next Meats Holdings, Inc. Next Meats Co., Ltd. is a wholly owned subsidiary of Next Meats Holdings, Inc. Koichi Ishizuka is also the Sole Officer, Director, and controlling shareholder of Dr. Foods, Inc.

Government Regulations

The below does not extensively detail every single law and regulation to which the Company may be subject to, but rather provides an overview of the kind of food safety standards to which our restaurant(s) will be held.

The main law that governs food quality and integrity in Japan is the Food Sanitation Act ("FSA") and the law that comprehensively governs food labelling regulation is the Food Labelling Act.

The FSA regulates food quality and integrity by:

- Establishing standards and specifications for food, additives, apparatus, and food containers and packaging;

- Providing for inspection to see whether the established standards are met;

- Providing for hygiene management in the manufacture and sale of food; and

- Requiring food businesses to be licensed.

Under the FSA, additives and foods containing additives must not be sold, or be produced, imported, processed, used, stored, or displayed for marketing purposes unless the Minister of Health, Labour and Welfare ("MHLW") has declared them as having no risk to human health after seeking the views of the Pharmaceutical Affairs and Food Sanitation Council ("PAFSC"). In addition, it is not permissible to add any processing aids, vitamins, minerals, novel foods or nutritive substances to food unless they have been expressly declared by the MHLW as having no risk to human health.

The MHLW may establish specifications for methods of producing, processing, using, cooking, or preserving food or additives to be served to the public for marketing purposes ("Specifications"), or may establish standards for food ingredients or additives to be served to the public for marketing purposes ("Standards") pursuant to the FSA. Accordingly, where substances are allowed to be added to food, they may only be used within the limits expressly set by the Specifications and Standards.

In order to operate a restaurant in Japan, we were required to obtain, and have obtained, a restaurant business license from a local health center. The requirement to obtain this license is that we must have, and we currently do have, an employee to act as a director of food sanitation, and a fire protection manager. Additionally, we must pay consumption tax, corporate tax, social insurance for our employees, as well as welfare pension for our employees. We follow all related guidelines and the company directly pays all such fees in order to remain in compliance.

Employees

Currently, we, “WB Burgers Asia, Inc.”, have only one employee, our sole officer and Director Koichi Ishizuka, who is not compensated at present for his services. Our wholly subsidiary, WB Burgers Japan Co., Ltd. has two officers, Koichi Ishizuka, Chief Executive Officer, Mitsuru Anthony, Co-Chief Operating Officer. The biographical information for Mr. Koichi Ishizuka is detailed herein on page 29 and the biographical information for Mr. Mitsuru Anthony is directly below:

Mitsuru Anthony Ueno

Mitsuru Anthony Ueno, age 47, graduated from UCLA in 2000 with a BA in Italian and Special Fields. In 2010, he obtained his MAFED (Master in Fashion, Experience & Design) from SDA Bocconi School of Management in Milan, Italy. Mr. Ueno is an international marketing, branding and cross border business management specialist and has nearly 20 years of foreign study and working experience. In 2017, Mr. Ueno founded, and remains the owner of, Artigiappone, a Japanese Company offering a handmade bespoke suit brand. Also in 2017, he became an Executive Producer at Photozou Co., Ltd. (Japan), a Company operating an online photo sharing website. In 2019, he became Chief Executive Officer of Forcellon Holding, Inc. Pte. Ltd., a Singapore Company providing international business management and consulting services.

Aside from the two officers of WB Burgers Japan Co., Ltd., the Company has also hired thirty three salaried staff members. Three employees are full time, and thirty employees are part time.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is not to exceed a maximum of $0.20. Shares will be sold at a fixed price for the duration of the offering. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company at a price of $0.20 per share. There is no assurance that we will raise the full $30,000,000 as anticipated. If shares are to be sold at a lesser fixed price than $0.20 per share, then we may need to reallocate how we will use proceeds from this offering, reassess how funds are spent, and in what quantities, depending upon the ultimate amount of funds raised. As such, the below is tentative.

	If 25% of	If 50% of	If 75% of	If 100% of
	Shares Sold	Shares Sold	Shares Sold	Shares Sold
Net Proceeds ($)	7,500,000	15,000,000	22,500,000	30,000,000

Funding of Day to Day Operations	5,000,000	10,000,000	10,000,000	10,000,000
New Equipment; Maintenance; Repairs	98,750	217,500	586,250	955,000
Opening of New Restaurant Locations	592,500	1,305,000	3,517,500	5,730,000
Forging New Business Relationships; Partnerships	395,000	870,000	2,345,000	3,820,000
Research and Development of Future Product Offerings	197,500	435,000	1,172,500	1,910,000
Hiring and Training New Staff Members	197,500	435,000	1,172,500	1,910,000
Advertising and Marketing	197,500	435,000	1,172,500	1,910,000
General Expansion; Potential Acquisitions etc.	296,250	652,500	1,758,750	2,865,000
Payment for Ongoing Reporting Requirements	25,000	50,000	75,000	100,000
Accounting Expenses	200,000	200,000	200,000	200,000
Potential Legal Expenses	200,000	200,000	200,000	200,000
Potential Consulting Expenses	100,000	200,000	300,000	400,000

The above figures represent only estimated costs for the next 12 months. Funds may be allocated in differing quantities should the Company decide at a later date it would be in the Company’s best interests.

The Company estimates the costs of this offering at about $55,000. All expenses incurred in this offering are being paid for by the Company. The Company will utilize existing cash to pay for any offering expenses and does not intend to use any monies from offering proceeds to fund the offering.

DETERMINATION OF OFFERING PRICE

The offering price per share of common stock pursuant to this offering, which is not to exceed a fixed price of $0.20, was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited operating history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.

We are quoted on the OTC Markets Group Inc.’s Pink® Open Market (the “OTC Pink”) under the symbol WBBA.

There is no assurance that our common stock being offered pursuant to this prospectus will trade in excess of the current market price of our common stock as may be quoted by the OTC Markets Group’s OTC Pink tier.

The current and future market price of our common stock may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of the current offering is to be fixed and not exceed a maximum price of $0.20 per share of common stock for the duration of the offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The following table illustrates the dilution to the purchasers of the common stock in this offering. Net tangible book value in the below table does not include our “Franchise Rights”, which are deemed to be an intangible asset.

Note: “Net increase to original shareholder” below is based upon a par value of $0.0001.

	(25% of the shares are sold in the offering)	(50% of the shares are sold in the offering	(75% of the shares are sold in the offering	(100% of shares are sold in the offering)
Offering Price Per Share (Not to Exceed)	$0.20	0.20	0.20	0.20
Book Value Per Share Before the Offering (Approximate)	$0.0007	0.0007	0.0007	0.0007
Book Value Per Share After the Offering (Approximate)	$0.004	0.008	0.011	0.014
Net Increase to Original Shareholder (based on par value)	$0.003	0.007	0.0103	0.0133
Decrease in Investment to New Shareholders	$0.197	0.192	0.189	0.186
Dilution to New Shareholders (Approximate %)	98.5%	96.0%	94.5%	93.0%

Net Value Calculation

If 100% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$1,354,222
Net proceeds from this offering	30,000,000
$31,354,222
Denominator:
Shares of common stock outstanding prior to this offering	2,072,642,444
Shares of common stock to be sold in this offering (100%)	150,000,000
2,222,642,444

Net Value Calculation

If 75% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$1,354,222
Net proceeds from this offering	22,500,000
$23,354,222
Denominator:
Shares of common stock outstanding prior to this offering	2,072,642,444
Shares of common stock to be sold in this offering (75%)	112,500,000
2,185,142,444

Net Value Calculation

If 50% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$1,354,222
Net proceeds from this offering	15,000,000
$16,354,222
Denominator:
Shares of common stock outstanding prior to this offering	2,072,642,444
Shares of common stock to be sold in this offering (50%)	75,000,000
2,147,642,444

 Net Value Calculation

If 25% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$1,354,222
Net proceeds from this offering	7,500,000
$8,854,222
Denominator:
Shares of common stock outstanding prior to this offering	2,072,642,444
Shares of common stock to be sold in this offering (25%)	37,500,000
2,109,642,444

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of 123,239,977 shares of our Common Stock. Currently, we have 2,072,642,444 shares of Common Stock issued and outstanding as of the date of this Registration Statement.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of September 22, 2023 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Note: The Percent of common stock owned after offering (if all shares are sold) is calculated under the assumption 100% of the shares are sold herein pursuant to the offering by the selling shareholders and also that of the Company.

Name of selling stockholder	Shares of Common Stock owned prior to offering	Shares of Common Stock to be sold	Shares of Common Stock owned after offering (if all shares are sold)	Percent of Common Stock owned after offering (if all shares are sold)
White Knight Co., Ltd. [1]	530,173,215	17,000,000	513,173215	42.50%
Koichi Ishizuka [1]	101,363,636	10,000,000	91,363,636	9.00%
Kiyoshi Noda	100,909,091	20,000,000	80,909,091	7.97%
Yuma Muranushi	100,909,091	20,000,000	80,909,091	7.97%
Rei Ishizuka [2]	50,000,000	27,000,000	23,000,000	2.27%
SJ Captail Co Ltd	9,090,909	9,090,909	0	0.00%
Okakichi Co Ltd	4,347,826	4,347,826	0	0.00%
Go Watanabe	3,043,478	3,043,478	0	0.00%
Shokafulin LLP	2,252,252	2,252,252	0	0.00%
Tomonori Yashinaga	1,739,130	1,739,130	0	0.00%
Yasuhiko Miyazaki	1,363,636	1,363,636	0	0.00%
Takahiro Fujiwara	1,315,789	1,315,789	0	0.00%
Atsushi Morikawa	1,304,348	1,304,348	0	0.00%
M&A Company	1,304,348	1,304,348	0	0.00%
Michinari Yamamoto	1,304,348	1,304,348	0	0.00%
Motoki Hirai	1,304,348	1,304,348	0	0.00%
Hidemi Arasaki	869,565	869,565	0	0.00%
Total	912,595,010	123,239,977	789,355,033	78.55%

Note to the above table:

(1) Koichi Ishizuka is our sole Officer and Director. Koichi Ishizuka owns and controls White Knight Co., Ltd., a Japan Company.

(2) Rei Ishizuka is the wife of Koichi Ishizuka.

PLAN OF DISTRIBUTION

The Company has 2,072,642,444 shares of common stock issued and outstanding as of the date of this prospectus. Pursuant to this offering, the Company is registering for resale 123,239,977 shares of our common stock held by existing shareholders at a fixed price, to be determined at a later date, but not to exceed $0.20 per share for the duration of the offering. The Company is also registering an additional 150,000,000 shares of its common stock for sale at the same fixed price, not to exceed $0.20 per share for the duration of the offering.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, our Sole Officer and Director, Koichi Ishizuka, will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Koichi Ishizuka is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. He will also not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Ishizuka is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, our Sole Office and Director will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Our Sole Officer and Director will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 150,000,000 shares being offered on behalf of the Company itself. The proceeds from the 123,239,977 shares held by shareholders, if sold, will not go to the Company, but will go to the shareholders directly. The price per share is to be fixed and will not exceed $0.20 for the duration of this offering.

We are quoted on the OTC Markets Group Inc.’s Pink® Open Market (the “OTC Pink”) under the symbol WBBA. There is no assurance that our common stock being offered pursuant to this prospectus will trade in excess of the current market price of our common stock as may be quoted by the OTC Markets Group’s OTC Pink tier. The current and future market price of our common stock may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

Sales of our common stock pursuant to this prospectus, by the Company and selling shareholders, must be made at the fixed price that is determined by the Company. The Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company and the selling shareholders may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price, to be later determined, but not to exceed $0.20 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than, about, $55,000. At this time the Company only has plans to sell to non U.S. citizens outside of the United States.

Procedures for Subscribing (Shares offered by us, “The Company”)

If you decide to subscribe for any shares in this offering that are offered by us, “The Company”, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be either made payable to (i) “WB Burgers Asia, Inc.”, (ii) a subsidiary of the Company, or (iii) escrow agent as agreed by the Company. Wire transfer and telegraphic transfer are also accepted. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions (Shares offered by us, “The Company”)

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

In Regards to Shares sold by the Selling Shareholders

Any selling shareholder named herein is responsible, prior to reselling any shares registered herein that they may own, for providing the Company’s prospectus.

A final summary prospectus, or statutory prospectus, must and will be delivered, at no cost, by any selling shareholder named herein to any potential purchaser of shares no later than upon receiving payment from the purchasing party for such shares. The prospectus must and will be provided to any beneficial owner to whom a prospectus is delivered, and a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus or contained in the registration statement, but not delivered within the prospectus itself, must and will be included.

If you decide to subscribe for any shares in this offering that are offered by the selling shareholders the selling shareholder(s) will inform you, “the purchaser”, of their preferred method of payment and the procedures they have for subscribing. Procedures may vary from shareholder to shareholder. It should be noted that we will in no way be affiliated with any private transactions in which our selling shareholders sell shares of their own common stock. Selling shareholders may or may not decide to reject subscriptions. This is at their own discretion. Selling Shareholders will be responsible for following any applicable laws or regulations in regards to the sale(s) of their own shares of common stock.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 5,000,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”) and 200,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”). Of the shares of our Preferred Stock, 1,000,000 are designated as Series A Preferred Stock, having voting rights whereas every one share of Series A Preferred Stock has voting rights equivalent to 1,000 shares of Common Stock.

As of the date of this filing, we have 2,072,642,444 shares of Common Stock and 0 shares of Preferred Stock issued and outstanding.

Common Stock

Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights. No holder of shares of stock of any class or series shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class or series, or of securities convertible into shares of stock of any class or series, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

Preferred Stock

Two hundred million (200,000,000) shares are designated as preferred stock at $0.0001 par value (the “Preferred Stock”). One million (1,000,000) shares of Preferred Stock shall be designated as Series A Preferred Stock. Every share of Series A Preferred Stock may be converted into one thousand (1,000) shares of Common Stock at the discretion of the holder(s) of Series A Preferred Stock., and every vote of Series A Preferred Stock shall have voting rights equal to 1,000 votes of Common Stock.

The Preferred Stock of the Corporation shall be issuable by authority of the Board of Director(s) of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time. The authority of the Board of Directors with respect to each class or series shall include all designation rights conferred by Nevada Laws upon directors, including, but not limited to, determination of the following:

(a) The number of shares constituting of that class or series and the distinctive designation of that class or series;

(b) The dividend rate on the share of that class or series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights or priorities, if any, of payment of dividends on shares of that class or series;

(c) Whether the shares of that class or series shall have conversion privileges, and, if so, the terms and conditions of such privileges, including provision for adjustment of conversion rate(s) in relation to such events as the Board of Directors shall determine;

(d) Whether the shares of that class or series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which amount they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(e) Whether there shall be a sinking fund for the redemption or purchase of shares of that class or series, and, if so, the terms and amount of such sinking fund;

(f) The rights of the shares of that class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that class or series; and

(g) Any other relative rights, preferences and limitations of that class or series now or hereafter permitted by law.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

Our transfer agent is Olde Monmouth Stock Transfer Co., Inc. Their mailing address is 200 Memorial Parkway Atlantic Highlands, NJ 07716.

Market Information

Our common stock is quoted on the OTC Pink under the symbol “WBBA” There is currently a limited trading market in the Company’s shares of common stock.

Over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Quarter Ended	High Bid	Low Bid
April 30, 2022	$0.247	$0.021
January, 31, 2022	$0.3455	$0.1101
October 31, 2021	$0.46	$0.162
July 31, 2021	$0.799	$0.18
April 30, 2021 [1]	$0.475	$0.20

1 We were a party to a corporate reorganization, legally effective as of March 31, 2021. Information regarding this reorganization is detailed herein on page 2 and elsewhere herein. Prior to this reorganization, we have no information to report pursuant to the above table. The quarter ending April 30, 2021, only includes data stemming back to March 31, 2021.

Holders

As of the date of this registration statement, we have approximately 220 shareholders of record. This is inclusive of Cede and Co., which is deemed to be one shareholder of record. For further clarification, Cede & Co. is currently defined by the “NASDAQ”, as “a Nominee name for The Depository Trust Company, a large clearing house that holds shares in its name for banks, brokers and institutions in order to expedite the sale and transfer of stock.”

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Carl P. Ranno, with an office address at 2733 East Vista Drive, Phoenix, Arizona 85032.

The financial statements included in this prospectus and the registration statement have been audited by M&K CPAs PLLC, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

The Company’s mailing address is 3F K’s Minamiaoyama 6-6-20 Minamiaoyama, Minato-ku,Tokyo, Japan 107-0062. If a shareholder wishes to contact the Company in writing please utilize the aforementioned mailing address and address mail to our Director, Koichi Ishizuka.

 DESCRIPTION OF FACILITIES

We, through our wholly owned subsidiary, WB Burgers Japan Co., Ltd., operate a Wayback Burgers restaurant located in Tokyo, Japan. This property is currently leased from Arai Co., Ltd., a Japanese realty group,

Details of the Leased Property:

The property is located at 6-19-20 No.15 Arai Bldg Jingumae Shibuya-Ku, Tokyo, Japan, which is in a popular shopping location that is only a minute walk from the Omotesando Station. The deposit is 35,000,000 JPY ($304,000) and the monthly rent is 3,850,000 JPY (including tax) ($33,475). The term of the lease extends from November 9, 2021 to January 8, 2024, and has the option to be extended indefinitely for additional two-year periods. The interior space is 157.82 ㎡ (1698.760 square ft), and the terrace space is 145.06 ㎡ (1561.413 square ft), which accounts for a total usable space of 302.88 ㎡ (3260.173 square ft).

Below are a few photographs of our physical restaurant location. Logos and branding of neighboring businesses have been blurred out in the image below.

ネスパス
WAYBACK BURGERS
WAYBACK BURGERS

Craft your own

BORN IN
SHAPED BY TRADITION

表参道
新潟館
ネスパス
WAYBACK BURGERS
WAYBACK BURGERS

In August of 2022, we, through our wholly owned subsidiary, WB Burgers Japan Co., Ltd., entered into and consummated a rental agreement with “Kitchen Depot” for a ghost kitchen in the Tamachi neighborhood of Minato, Tokyo, Japan. Kitchen Depot is an unrelated third party, and the rental agreement is for a period of two years, with the option to renew at the conclusion. Pursuant to our agreement with Kitchen Depot, we are to pay Kitchen Depot approximately 187,000 JPY per month, or approximately $1,316. The floor space of this location is approximately 5.92 ㎡ (63.5 square feet).

From this location, as of August 27, 2022, the Company has begun to offer delivery of Wayback Burgers menu items, such as those offered at the Company’s physical “dine in” restaurant location in the Omotesando shopping plaza, located in Tokyo, Japan. This new location only offers a delivery option with no option to dine in.

The address of the Tamachi location is 5-23-16 Shiba, Minato-ku, Tokyo 2F depo3, Japan.

In addition to our restaurant locations, we also utilize office space provided by our Sole Officer and Director at no cost. This office space is located at 3F K’s Minamiaoyama 6-6-20 Minamiaoyama, Minato-ku,Tokyo, Japan 107-0062.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. At this time, we, and our officers and directors, are not currently involved in any legal proceedings of any kind.

PATENTS AND TRADEMARKS

We do not currently own the rights to any patents or trademarks however, we are licensed to use various images, and trademarks of “Wayback Burgers” restaurants pursuant to our Master Franchise Agreement with Jake’s Franchising, LLC, a Delaware Limited Liability Company.

Such trade names, service marks, trademarks, logos, emblems, and indicia of origin, include, but are not limited to, the marks “WAYBACK BURGERS” and “BEST BURGERS UNDER THE BUN”, as are now designated and may hereafter be designated by Franchisor, in writing for use in connection with the System (collectively, the “Proprietary Marks”) relating to the establishment and operation of Wayback Burgers restaurants, which currently feature and offer for sale to the public award-winning hamburgers and old-fashioned, hand-dipped milkshakes in several select flavors (including, without limitation, chocolate, vanilla, strawberry, black & white, banana and malted), distinctive chicken sandwiches, hot dogs, cheese dogs, and merchandise (including, without limitation, T-shirts and hats), and an approved, limited menu of side orders and drinks, including, without limitation, french fries, cheese fries, fountain sodas and root beer floats, under the trade name “Wayback Burgers” (the “System”) which Franchisor may change from time to time.

The Master Franchise Agreement provides us, through our wholly owned subsidiary, Wayback Burgers Japan Co., Ltd., “WBJ”, the right to establish and operate Wayback Burgers restaurants in the country of Japan, and to also license affiliated and unaffiliated third parties (“Franchisees”) to establish and operate Wayback Burgers restaurants in the Country of Japan. The Master Franchise Agreement, amongst other things, also provides WBJ the right of first refusal to enter into a subsequent Master Franchise Agreement with Jake’s Franchising, LLC to establish and operate Wayback Burgers restaurants in the Countries of Indonesia, Malaysia (Eastern Malaysia only, Western Malaysia if it becomes available as it is currently licensed to another party), the Philippines, Vietnam, China, India, Korea, Thailand, Singapore, and Taiwan.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and director of the Company, who will continue to serve such positions, are provided below:

Officer Biographies

NAME	AGE	POSITION
Koichi Ishizuka	50	Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, Director

Koichi Ishizuka - Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, Director

Mr. Koichi Ishizuka attended the University of Aoyama Gakuin where he received his MBA in 2004. Several years later in 2011 he graduated from the Advanced Management Program at Harvard School of Business. Following Mr. Ishizuka’s formal education, he took a position as the head of marketing with Thomson Reuters, a mass media and information firm. Thereafter, he served as the CEO of Xinhua Finance Japan in 2006, Fate Corporation in 2008, and LCA Holdings., Ltd in 2009. Currently, Mr. Ishizuka serves as the Chief Executive Officer of OFF Line Co., Ltd., Photozou Co., Ltd., Photozou Holdings, Inc., Photozou Koukoku Co., Ltd., Off Line International, Inc. and OFF Line Japan Co., Ltd. He has held the position of CEO with OFF Line Co., Ltd. since 2013, Photozou Co., Ltd since 2016, Photozou Holdings, Inc since 2017, Photozou Koukoku Co., Ltd. since 2017, Zentrum Holdings, Inc. (formerly known as Off Line International, Inc.) since 2019 and OFF Line Japan Co., Ltd. since 2018. On November 18, 2020 he was appointed as Chief Financial Officer and Director, and on December 28, 2021 he was appointed Chief Executive Officer, of Next Meats Holdings, Inc.; he holds both positions to this date. Koichi Ishizuka also has an equity interest in Next Meats Holdings, Inc. Koichi Ishizuka is also Chief Financial Officer of Next Meats Co., Ltd., a Japanese alternative meat company. Since its inception on April 14, 2021, Koichi Ishizuka has served as CEO of WB Burgers Japan Co., Ltd., a Japanese Company. On May 7, 2021, Mr. Koichi Ishiukza was appointed as the Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director of Business Solutions Plus, Inc., which is now known as WB Burgers Asia, Inc. On July 23, 2021, Mr. Ishizuka was appointed as Chief Executive Officer, Chief Financial Officer, President, Treasurer and Director of Dr. Foods, Inc. (formerly known as Catapult Solutions, Inc.).

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Director as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Director, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants.

The Board of Directors, comprised solely of Koichi Ishizuka, who also serves as our Chief Executive Officer and Chief Financial Officer, reviews the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our Director believes that it is not necessary to have such committees, at this time, because the Director can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors, consisting solely of Koichi Ishizuka, has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors, consisting solely of Koichi Ishizuka, can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any net positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Director and our Executive officers have not been involved in any of the following events during the past ten years:

1.	Bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Director expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Director. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our Sole Officer and Director, Koichi Ishizuka, at the address appearing on the first page of this Registration Statement.

EXECUTIVE COMPENSATION

Summary Compensation Table:

Name and principal position (a)	Year ended July 31 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Compensation ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Koichi Ishizuka; Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director	2022	-	-	-	-	-	-	-	-
	2021	-	-	-	-	-	-	-	-
Paul Moody; Former Sole Officer and Director	2022	-	-	-	-	-	-	-	-
	2021	-	-	-	-	-	-	-	-

Note to above table: On May 7, 2021, Mr. Paul Moody resigned as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director. On May 7, 2021, Mr. Koichi Ishizuka was appointed as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director.

Summary of Compensation

*While reading the below it should be noted that our Board of Directors is currently comprised of only one individual, Koichi Ishizuka, who currently serves as our sole Officer and Director.

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors.

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date of this registration statement, the Company has 2,072,642,444 shares of common stock and 0 shares of Preferred Stock issued and outstanding. which number of issued and outstanding shares of common stock and preferred stock have been used throughout this report. Every one share of Series A Preferred Stock has voting rights equal to 1,000 shares of Common Stock.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares Preferred Stock Are Able to Vote	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned (1)
Executive Officers and Directors
Koichi Ishizuka [1]	101,363,636	4.89%	0	0.0%	4.89%
5% or greater Shareholders (of any class)
White Knight Co., Ltd. [2]	1,525,575,514	73.61%	0	0%	73.61%
Total	1,626,939,150	78.50%	0	0%	78.50%

1 The row above for Koichi Ishizuka denotes shares held under his personal name.

2 White Knight Co., Ltd., is owned entirely by our sole officer and Director, Koichi Ishizuka.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 4, 2021, WB Burgers Asia, Inc., FKA Business Solutions Plus, Inc., a Nevada Corporation (the “Company”), entered into a Share Purchase Agreement (the “Agreement”) by and among Flint Consulting Services, LLC, a Wyoming Limited Liability Company (“FLINT”), and White Knight Co., Ltd., a Japan Company (“WKC”), pursuant to which, on May 7, 2021, (“Closing Date”) , FLINT sold 405,516,868 shares of the Company’s Restricted Common Stock and 1,000,000 Shares of Series A Preferred Stock, representing approximately 93.70% voting control of the Company. WKC paid consideration of three hundred twenty-five thousand dollars ($325,000) (the “Purchase Price”). The consummation of the transactions contemplated by the Agreement resulted in a change in control of the Company, with WKC becoming the Company’s largest controlling stockholder.

The sole shareholder of White Knight Co., Ltd., a Japanese Company, is Koichi Ishizuka.

On May 7, 2021, Mr. Paul Moody resigned as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director.

On May 7, 2021, Mr. Koichi Ishizuka was appointed as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director.

On August 30, 2021, our largest controlling shareholder, White Knight Co., Ltd., a Japanese Company, owned and controlled by our sole officer and Director, Koichi Ishizuka, sold a total of 353,181,818 shares of restricted common stock of the Company to the following parties in the respective quantities:

Name of Purchaser	Common Shares Purchased	Price Paid Per Share	Total Amount Paid ($)
Koichi Ishizuka	101,363,636	$0.0001	10,136.00
Rei Ishizuka [1]	50,000,000	$0.0001	5,000.00
Kiyoshi Noda	100,909,091	$0.0001	10,091.00
Yuma Muranushi	100,909,091	$0.0001	10,091.00

1 Rei Ishizuka is the wife of our sole officer and Director, Mr. Koichi Ishizuka.

In regards to all of the above transactions White Knight Co., Ltd. claims an exemption from registration afforded by Section Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On September 14, 2021, we entered into an “Acquisition Agreement” with White Knight Co., Ltd., a Japan Company, whereas we issued 500,000,000 shares of restricted common stock to White Knight Co., Ltd., in exchange for 100% of the equity interests of WB Burgers Japan Co., Ltd., a Japan Company. Pursuant to the agreement, on October 1, 2021, White Knight Co., Ltd. agrees to forgive, and has subsequently forgiven any outstanding loans with WB Burgers Japan Co., Ltd. as of October 1, 2021. Following this transaction, WB Burgers Japan Co., Ltd. became our wholly owned subsidiary which we now operate through.

In regards to the above transaction, the Company claims an exemption from registration afforded by Section Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales/issuances of the stock since the sales/issuances of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

White Knight Co., Ltd., is owned entirely by our sole officer and Director, Koichi Ishizuka. White Knight Co., Ltd. is our largest controlling shareholder.

On November 6, 2021, our largest controlling shareholder, White Knight Co., Ltd., a Japanese Company, owned and controlled by our sole officer and Director, Koichi Ishizuka, sold a total of 14,347,826 shares of restricted common stock to the following parties in the respective quantities:

Name of Purchaser	Common Shares Purchased	Price Paid Per Share ($)	Total Approximate Amount Paid ($)
M&A Company [1]	1,304,348	0.20	260,870
Michinari Yamamoto	1,304,348	0.20	260,870
Atsushi Morikawa	1,304,348	0.20	260,870
Motoki Hirai	1,304,348	0.20	260,870
Tomonori Yoshinaga	1,739,130	0.20	347,826
Go Watanabe	3,043,478	0.20	608,696
Okakichi Co., Ltd [2]	4,347,826	0.20	869,565
Total	14,347,826	0.20	2,869,567

1 The authorized party of M&A Company, a Japan entity, is Akihiro Ando.

2 The authorized party of Okakichi Co., Ltd, a Japan entity, is Shigeru Okada.

In regards to all of the above transactions White Knight Co., Ltd. claims an exemption from registration afforded by Section Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On October 4, 2022, 3,472,222 shares of restricted Common Stock of the Issuer were sold to Mitsuru Ueno, a Japanese Citizen, by White Knight Co., Ltd., at a price of $0.001 per share of Common Stock. This was a private sale. The total amount paid by Mitsuru Ueno was approximately $3,472.

On October 4, 2022, 3,472,222 shares of restricted Common Stock of the Issuer were sold to Motoki Hirai, a Japanese Citizen, by White Knight Co., Ltd., at a price of $0.001 per share of Common Stock. This was a private sale. The total amount paid by Motoki Hirai was approximately $3,472.

The aforementioned sales of shares, on October 4, 2022, were conducted pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S"). The sale of shares was made only to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On November 29, 2022, the largest controlling shareholder of WB Burgers Asia, Inc., White Knight Co., Ltd., a Japanese Company, owned and controlled by the sole officer and Director of WB Burgers Asia, Inc., Koichi Ishizuka, sold 4,597,701 shares of restricted common stock of the issuer to one Japanese Citizen. Shares were sold pursuant to Regulation S of the Securities Act of 1933, as amended. The aforementioned sale of shares was recorded by the Issuer's transfer agent on December 16, 2022.

The aforementioned sale of shares, on November 29, 2022, was conducted pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S"). The sale of shares was made only to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On August 18, 2023, our majority shareholder, White Knight Co., Ltd., a Japanese Company, owned and controlled by our sole Officer and Director, Koichi Ishizuka, elected to convert its 1,000,000 shares of Series A Preferred Stock of WB Burgers Asia, Inc. into shares of Common Stock. This conversion has been approved by the Company, and the conversion became effective on August 18, 2023. Every 1 share of Series A Preferred Stock was converted into 1,000 shares of Common Stock, for a total of 1,000,000,000 shares of Common Stock.

Purchase of wholly owned subsidiary

On September 14, 2021, we entered into an “Acquisition Agreement” with related party White Knight Co., Ltd., a Japan Company, whereas we issued 500,000,000 shares of restricted common stock to White Knight Co., Ltd., in exchange for 100% of the equity interests of WB Burgers Japan Co., Ltd., a Japan Company. Pursuant to the agreement, on October 1, 2021, White Knight Co., Ltd. has agreed to, and has subsequently forgiven any outstanding loans with WB Burgers Japan Co., Ltd. as of October 1, 2021. Following this transaction, WB Burgers Japan Co., Ltd. became our wholly owned subsidiary which we now operate through.

Additional Paid-In Capital

During the period ended July 31, 2022, White Knight forgave a loan to the Company of approximately $2,317,272, which is recorded as additional paid-in capital.

The Company’s sole officer and director, Koichi Ishizuka, paid expenses on behalf of the Company totaling $55,030 during the period ended July 31, 2022. These payments are considered contributions to the company with no expectation of repayment and are posted as additional paid-in capital.

The Company’s sole officer and director, Koichi Ishizuka, paid expenses on behalf of the Company totaling $6,400 during the period ended July 31, 2021. The Company’s former sole officer and director, Paul Moody, paid expenses on behalf of the company totaling $4,013 during the period ended July 31, 2021. Former related party, Jeffrey DeNunzio, paid expenses on behalf of the company totaling $6,500 during the period ended July 31, 2021.

The $16,913 in total payments are considered contributions to the company with no expectation of repayment and are posted as additional paid-in capital.

During the period ended April 30, 2023, a loan of approximately $917,895 from WBBJ to related party White Knight was forgiven and fully expensed as a general and administrative expense.

Additional Information

Our Chief Executive Officer and Director, Koichi Ishizuka, has a significant equity interest (greater than 10%) in Next Meats Holdings, Inc., a Nevada Company. He also currently serves as Chief Executive Officer, Chief Financial Officer, and as a Director of Next Meats Holdings, Inc. Next Meats Co., Ltd., a Japan Company, is a wholly owned subsidiary of Next Meats Holdings, Inc. Koichi Ishizuka is also an Officer of Next Meats Co., Ltd. He is also the Sole Officer, Director, and controlling shareholder of Dr. Foods, Inc., a Nevada Company.

Although we do not have any definitive agreements with Next Meats Co., Ltd., from time to time Next Meats Co., Ltd. supplies us with plant-based food products, which we offer on our menu. We place orders with Next Meats Co., Ltd. on a case-by-case basis depending on our anticipated need for inventory.

Menu alterations are subject to approval by Jake’s Franchising, LLC.

In the future, we may explore the possibility of entering into an agreement with Dr. Foods, Inc., a company in the “alternative meat” industry which has common management with the Company. Dr. Foods, Inc. develops plant-based food products.

Dr. Foods, Inc., has entered a letter of intent to acquire Mama Foods Co., Ltd., a Japan Company. Mama Foods Co., Ltd. is currently a manufacturer of food products for Next Meats Co., Ltd.

Currently, Mama Foods Co., Ltd. is owned and controlled by White Knight Co., Ltd. As noted throughout this Registration Statement, Koichi Ishizuka owns and controls White Knight Co., Ltd.

Review, Approval and Ratification of Related Party Transactions

Given our early stage of development and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer, Director and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Director will continue to approve any related party transaction.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the approximate aggregate amount of fees billed for professional services rendered by our principal accountants with respect to our last two fiscal year ends, each having ended July 31st.

		2022	2021
Audit fees	BF Borgers CPA PC	-	$23,000
Audit related fees	BF Borgers CPA PC	$21,600	$4,500
Audit fees	M&K CPAS, PLLC$	$29,250	$29,250
Audit related fees	M&K CPAS, PLLC	$10,000	-
Tax fees		-	-
All other fees		-	-

Total		$60,850	$56,750

Audit fees represent the professional services rendered for the audit of our annual financial statements and the review of our financial statements included in quarterly reports, along with services normally provided by the accounting firm in connection with statutory and regulatory filings or engagements. These values are approximations. Audit-related fees represent professional services rendered for assurance and related services by the accounting firm that are reasonably related to the performance of the audit or review of our financial statements that are not reported under audit fees. These are also approximations.

Tax fees represent professional services rendered by the accounting firm for tax compliance, tax advice, and tax planning. All other fees represent fees billed for products and services provided by the accounting firm, other than the services reported for in the other categories.

MATERIAL CHANGES

None.

FINANCIAL STATEMENTS AND EXHIBITS

INDEX TO FINANCIAL STATEMENTS

  Index to Financial Statements - WB Burgers Asia, Inc.

(Audited)

Page

Report of Independent Registered Public Accounting Firm (PCAOB FIRM ID - 2738)	F2

Financial Statements:

Consolidated Balance Sheet	F3

Consolidated Statement of Operations	F4

Consolidated Statement of Changes in Stockholders’ Equity (Deficit)	F5

Consolidated Statement of Cash Flows	F6

Notes to Consolidated Audited Financial Statements	F7 - F12

- F1 -

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of WB Burgers Asia, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of WB Burgers Asia, Inc. (the Company) as of July 31, 2022 and 2021, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the two-year period ended July 31, 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2022 and 2021, and the results of its consolidated operations and its cash flows for the two-year period ended July 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Restatement to Correct Previously Issued Consolidated Financial Statements

As discussed in Note 2 to the consolidated financial statements, the 2021 consolidated financial statement has been restated to correct misstatements discovered during the current year.

The Company's Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the accompanying consolidated financial statements, the Company has negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios that raises substantial doubt about the Company’s ability to continue as a going concern. Management's evaluation of the events and conditions and management’s plans in regarding these matters are also described in Note 4. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, audits of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audits Matters

The critical audits matters communicated below are matters arising from the current period audits of the consolidated financial statements that were communicated or required to be communicated to the audits committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audits matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audits matter below, providing separate opinions on the critical audits matters or on the accounts or disclosures to which they relate.

Going Concern

As discussed in Note 4 the Company has negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios that raises substantial doubt about the Company’s ability to continue as a going concern. Auditing management’s evaluation of a going concern can be a significant judgment given the fact that the Company uses management estimates on future revenues and expenses, which are difficult to substantiate.

We evaluated the appropriateness of the going concern, we examined and evaluated the financial information along with management’s plans to mitigate the going concern and management’s disclosure on going concern.

/s/ M&K CPAS, PLLC

www.mkacpas.com

We have served as the Company’s auditor since 2022.

Houston, Texas

June 2, 2023

- F2 -

WB Burgers Asia, Inc.

Consolidated Balance Sheet

	July 31, 2022	July 31, 2021 (Restated)

ASSETS

Current Assets
Cash and cash equivalents	$126,669	$30,021
Accounts receivable	11,337	-
Advance payments	14,734	-
Inventories	4,568	-
Prepaid expenses	36,792	-
Total Current Assets	194,100	30,021
Equipment and leasehold improvement, net depreciation	805,882	-
Right of use asset	442,025	-
Deposits	265,115	-
Franchise rights	2,053,493	2,658,671
TOTAL ASSETS	$3,760,615	$2,688,692

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable	819	1,005
Income tax payable	520	-
Lease liability, short term	330,066	-
Accrued expenses and other payables	5,040	9,250
Total Current Liabilities	336,445	10,255
Lease liability, long term	148,822	-
Loan to Company – related party, net accumulated interest	-	2,688,989
TOTAL LIABILITIES	485,267	2,699,244

Stockholders’ Equity (Deficit)
Preferred stock ($0.0001 par value, 200,000,000 shares authorized; 1,000,000 issued and outstanding as of July 31, 2022 and July 31, 2021)	100	100
Common stock ($0.0001 par value, 1,500,000,000 shares authorized, 1,014,022,586 and 509,090,909 shares issued and outstanding as of July 31, 2022 and July 31, 2021, respectively)	101,402	50,909
Subscription payable	130,392	-
Stock receivable	-	(1,818,192)
Additional paid-in capital	5,272,374	1,955,557
Accumulated deficit	(1,765,735)	(198,153)
Accumulated other comprehensive income	(463,184)	(773)
Total Stockholders’ Equity	3,275,348	(10,552)

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	3,760,615	2,688,692

The accompanying notes are an integral part of these consolidated audited financial statements.

- F3 -

WB Burgers Asia, Inc.

Consolidated Statement of Operations

	Year Ended July 31, 2022	Year Ended July 31, 2021 (Restated)

Revenues	$180,821	$-
Cost of revenue	716,083	-
Gross profit (loss)	$(535,262)	$-

Operating expenses

Share based expense	$-	$53,008
General and administrative expenses	733,744	49,598
Total operating expenses	733,744	102,606
Net operating loss	$(1,269,006)	$(102,606)

Other Income (Loss)
Gain (loss) on foreign currency exchange	60,796	(66,298)
Interest expense	(24,471)	(27,175)
Other income (expense)	(334,317)	-
Total other income (expense)	(297,992)	(93,473)

Income (loss) before income taxes provision	$(1,566,998)	$(196,079)
Provision for income taxes	(585)	-
Net loss	(1,567,583)	(196,079)

Other comprehensive income
Currency translation adjustment	(462,411)	(773)
Comprehensive Loss	$(2,029,294)	$(196,852)

Basic and Diluted net loss per common share	$(0.00)	$(0.00)
Weighted average number of common shares outstanding - Basic and Diluted	951,239,800	500,747,198

The accompanying notes are an integral part of these consolidated audited financial statements.

- F4 -

WB Burgers Asia, Inc.

Consolidated Statement of Changes in Stockholders’ Equity (Deficit)

For the Years ended July 30, 2021 (Restated) and July 31, 2022

	Common Shares	Par Value Common Shares	Series A Preferred Shares	Par Value Series A Preferred Shares	Shares Payable	Stock Receivable	Additional Paid-in Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total

Balances, July 31, 2020	500,000,000	$50,000	-	$-	$-	$-	$(47,926)	$-	$(2,074)	$-
Preferred shares exchanged in merger and reorganization	-	-	1,000,000	100	-	-	52,908	-	-	53,008
Common shares sold by subsidiary	-	-	-	-	-	-	91,980	-	-	91,980
Common shares sold	9,090,909	909	-	-	-	(1,818,192)	1,817,283	-	-	-
Expenses paid on behalf of the company and contributed to capital	-	-	-	-	-		16,913	-	-	16,913
Imputed interest	-	-	-	-	-		24,399	-	-	24,399
Net loss	-	-	-	-	-		-	-	(196,079)	(196,079)
Foreign currency translation	-	-	-	-	-		-	(773)	-	(773)
Balances, July 31, 2021 (Restated)	509,090,909	$50,909	1,000,000	$100	$-	$(1,818,192)	$1,955,557	$(773)	$(198,153)	$(10,552)
Common shares sold	4,931,677	493	-	-	-	-	985,842	-	-	986,335
Common shares issued for controlling interest of subsidiary	500,000,000	50,000	-	-	-	-	(50,000)	-	-	-
Common shares sold by subsidiary	-	-	-	-	-	-	8,673	-	-	8,673
Cash received for shares to be issued	-	-	-	-	130,392	-	-	-	-	130,392
Cash received by subsidiary for common shares sold	-	-	-	-	-	1,818,192	-	-	-	1,818,192
Expenses paid on behalf of the Company and contributed to capital	-	-	-	-	-	-	55,030	-	-	55,030
Forgiveness of related party debt, net repayment	-	-	-	-	-		2,317,272	-	-	2,317,272
Net loss	-	-	-	-	-	-	-	-	(1,567,583)	(1,567,583)
Foreign currency translation	-	-	-	-	-	-	-	(462,411)	-	(462,411)
Balances, July 31, 2022	1,014,022,586	$101,402	1,000,000	$100	$130,392	$-	$5,272,374	$(463,184)	$(1,765,735)	$3,275,348

The accompanying notes are an integral part of these consolidated audited financial statements.

- F5 -

WB Burgers Asia, Inc.

Consolidated Statement of Cash Flows

	Year Ended July 31, 2022	Year Ended July 31, 2021 (Restated)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,567,583)	$(196,079)
Adjustment to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	73,669	-
Amortization	122,659	22,341
Imputed interest	-	24,399
Expenses paid on behalf of the Company and contributed to capital	55,030	16,913
Capital contribution	8,673	91,980
Preferred shares exchanged in merger and reorganization	-	53,008
Changes in current assets and liabilities:
Accounts receivable	(12,758)	-
Inventories	(5,141)	-
Other assets	(142,050)	-
Accounts payable	7,362	1,001
Prepaid expenses	(57,983)	-
Income tax payable	-	-
Accrued expenses and other payables	(124,055)	9,250
Net cash used in operating activities	(1,642,177)	22,813
CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for purchase of franchise rights	-	(2,275,204)
Purchase fixed assets	(980,539)	-
Net cash used in investing activities	(980,539)	(2,275,204)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from the sale of stock	2,934,919	-
Borrowings on debt from related party	2,663,833	2,283,065
Principal payments on debt – related party	(2,910,093)	-
Net cash provided by financing activities	2,688,659	2,286,065

Net effect of exchange rate changes on cash	$30,704	$(653)

Net increase in cash and cash equivalents	$96,648	$30,021
Beginning cash and cash equivalents balance	30,021	-
Ending cash and cash equivalents balance	$126,669	$30,021

Non-Cash transactions:
Shares issued for controlling interest of subsidiary	$50,000	$-
Purchase of franchise right by related party	-	395,673
Established operating lease asset and liability	$653,704	$-
Stock receivable for shares issued for cash	$-	$1,818,192
Forgiveness of loan from related party	$2,371,272	$-

Cash paid for:
Interest	$24,477	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these consolidated audited financial statements.

- F6 -

WB Burgers Asia, Inc.

Notes to Consolidated Audited Financial Statements

Note 1 - Organization and Description of Business

We were originally incorporated in the state of Nevada on August 30, 2019, under the name Business Solutions Plus, Inc.

On August 30, 2019, Paul Moody was appointed Chief Executive Officer, Chief Financial Officer, and Director of Business Solutions Plus, Inc.

On March 3, 2021, Business Solutions Plus, Inc. (the “Company” or “Successor”) transmuted its business plan from that of a blank check shell company to forming a holding company that is a business combination related shell company. The reason for the change being that our former sole director desired to complete a holding company reorganization (“Reorganization”) pursuant to NRS 92A.180, NRS A.200, NRS 92A.230 and NRS 92A.250. The constituent corporations in the Reorganization were InterActive Leisure Systems, Inc. (“IALS” or “Predecessor”), the Company and Business Solutions Merger Sub, Inc. (“Merger Sub”). Our former director was the sole director/officer of each constituent corporation in the Reorganization. In preparation of the Reorganization, our former sole and controlling shareholder, Flint Consulting Services, LLC cancelled and returned to the Company’s treasury all issued and outstanding common shares of the Company held and owned by it. The Company issued 1,000 common shares of its common stock to Predecessor and Merger Sub issued 1,000 shares of its common stock to the Company prior to the Reorganization. Immediately prior to the merger, the Company was a wholly owned direct subsidiary of IALS and Merger Sub was a wholly owned and direct subsidiary of the Company.

On March 22, 2021, the company filed articles of merger with the Nevada Secretary of State. The merger became effective on March 31, 2021 at 4:00 PM EST(“Effective Time”). At the Effective Time, Predecessor merged with and into Merger Sub (the “Merger), and Predecessor was the surviving corporation. Each share of Predecessor common stock issued and outstanding immediately prior to the Effective Time was converted into one validly issued, fully paid and non-assessable share of Successor common stock.

In addition, the new ticker symbol “BSPI” was announced April 14, 2021 on the Financial Industry Regulatory Authority’s daily list with a market effective date of April 15, 2021. The Company received a new CUSIP Number 12330M107.

On May 4, 2021, the Company entered into a Share Purchase Agreement (the “Agreement”) by and among Flint Consulting Services, LLC, a Wyoming Limited Liability Company (“FLINT”), and White Knight Co., Ltd., a Japan Company (“WKC”), pursuant to which, on May 7, 2021, (“Closing Date”), FLINT sold 405,516,868 shares of the Company’s Restricted Common Stock and 1,000,000 Shares of Series A Preferred Stock, representing approximately 93.70% voting control of the Company. WKC paid consideration of three hundred twenty-five thousand dollars ($325,000) (the “Purchase Price”). The consummation of the transactions contemplated by the Agreement resulted in a change in control of the Company, with WKC becoming the Company’s largest controlling stockholder.

The sole shareholder of White Knight Co., Ltd., a Japanese Company, is Koichi Ishizuka.

On the Closing Date, Mr. Paul Moody resigned as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer. In addition, Mr. Moody resigned as Director on the Closing Date. Also on the Closing Date, Mr. Koichi Ishizuka was appointed as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director.

On June 18, 2021, our majority shareholder, White Knight Co., Ltd., a Japan Company, and our sole Director Mr. Koichi Ishizuka, executed a resolution to ratify, affirm, and approve a name and ticker symbol change of the Company from Business Solutions Plus, Inc., to WB Burgers Asia, Inc. A Certificate of Amendment to change our name was filed with the Nevada Secretary of State with an effective date of July 2, 2021.

On July 1, 2021, we filed an amendment to our Articles of Incorporation with the Nevada Secretary of State, resulting in an increase to our authorized shares of common stock from 500,000,000 to 1,500,000,000.

On September 14, 2021 we entered into an “Acquisition Agreement” with White Knight Co., Ltd., a Japan Company, whereas we issued 500,000,000 shares of restricted common stock to White Knight Co., Ltd., in exchange for 100% of the equity interests of WB Burgers Japan Co., Ltd., a Japan Company. Pursuant to the agreement, on October 1, 2021, White Knight Co., Ltd. has agreed to, and has subsequently forgiven any outstanding loans with WB Burgers Japan Co., Ltd. as of October 1, 2021. Following this transaction, WB Burgers Japan Co., Ltd. became our wholly owned subsidiary which we now operate through.

In regards to the above transaction, the Company claims an exemption from registration afforded by Section Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales/issuances of the stock since the sales/issuances of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On September 14, 2021, we acquired 100% of the equity interest of WB Burgers Japan Co., Ltd., a Japan Company. Following the acquisition, we ceased to be a shell company and adopted the same business plan as that of our now wholly owned subsidiary, WB Burgers Japan Co., Ltd. WB Burgers Japan Co. (“WBBJ”), which we now operate through and share the same business plan of, holds the rights to the “Master Franchise Agreement” with Jakes’ Franchising LLC, a Delaware Limited Liability Company, as it pertains to the establishment and operation of Wayback Burger Restaurants within the country of Japan. The Master Franchise Agreement provides WBBJ the right to establish and operate Wayback Burgers restaurants in the country of Japan, and also license affiliated and unaffiliated third parties (“Franchisees”) to establish and operate Wayback Burgers restaurants in the Country of Japan. The Master Franchise Agreement, amongst other things, also provides WBBJ the right of first refusal to enter into a subsequent Master Franchise Agreement with Jake’s Franchising, LLC to establish and operate Wayback Burgers restaurants in the Countries of Indonesia, Malaysia (Eastern Malaysia only, Western Malaysia if it becomes available as it is currently licensed to another party), the Philippines, Vietnam, China, India, Korea, Thailand, Singapore, and Taiwan. At the time these shares were issued and WBBJ became the wholly owned subsidiary of the Company, all rights and obligations previously held by WBBJ, particularly the franchise rights of approximately $2.7 million and the associated related party loan, became those of the Company. This was a common control transaction and we have shown this consolidation retrospectively in the restatement of the fiscal 2021 financial statements (see Notes 2 and 10).

On February 9, 2022, we incorporated Store Foods Co., Ltd. (“Store Foods”), a Japan Company. Store Foods is now a wholly owned subsidiary of the Company and currently Koichi Ishizuka is the sole Officer and Director. As of July 31, 2022, operations for Store Foods had not yet commenced. As a result, we now have two wholly owned subsidiaries, WB Burgers Japan Co., Ltd, and Store Foods Co., Ltd., both of which are Japan Companies.

While our plans for Store Foods are not definitive and may change, the intended business purpose of the Company is as follows:

1. Food sales;

2. Food wholesale and retail;

3. Chain organizations consisting of food retailers as members;

4. Restaurants;

5. Manufacturing and sales of boxed lunches for catering;

6. Alcohol sales;

7. Health supplement and health drink sales;

8. Manufacturing and sales of functional foods;

9. Lease of goods related to restaurant management;

10. System development;

11. Delivery;

12. Application development and sales;

13. Advertising;

14. Management consulting;

15. All businesses incidental to any of the above.

The Company’s main office is located at 3F K’s Minamiaoyama  6-6-20 Minamiaoyama, Minato-ku, Tokyo

107-0062, Japan.

The Company has elected July 31st as its year end.

- F7 -

Note 2 - Restatement of Previously Issued Consolidated Financial Statements

We have restated herein our audited consolidated financial statements at July 31, 2021  for the fiscal year ended July 31, 2021. We have also restated impacted amounts within the accompanying footnotes to the consolidated financial statements.

Restatement Background

In August of 2022, the sole director of WB Burgers Asia, Inc.(the “Company”) was advised by M&K CPAs PLLC (“M&K”), its registered independent public accounting firm, that the Company’s previously issued financial statements included in its Annual Reports on Form 10-K for the year ended July 31, 2021, should be restated to correct historical errors related to the recognition of  cash received for the sale of shares, the calculation of the fair market value of shares issued, and classifications due to the recapitalization of the Company. The restated financials also show the differences between this current Form 10-K and the previously filed report due to the consolidation of financial reporting to include all activity of the Company’s wholly owned subsidiary, WB Burgers, Japan Co., Ltd (“WBBJ”). WBBJ became a wholly owned subsidiary of the Company in September of 2021, after the preparation of the previous Form 10-K for the year ended July 31, 2021. As a result, we determined that we would restate such financial statements to correct the accounting errors and also highlight the restatement differences resulting from the financial consolidation of the Company and its subsidiary.

Description of misstatements

(1) Recognition of cash received for the sale of shares and recording of the related issuance of shares

We recorded adjustments for cash received for the sale of common shares that was incorrectly recognized. On July 1, 2021, cash for the purchase of 9,090,909 shares of common stock was received by related party, White Knight Co., Ltd. and was not held by the Company, via its subsidiary, until September 2021. Additionally, these shares were not issued to the purchaser on July 1, 2021 as previously reported but were issued after the fiscal year end, in October 2021.

(2) Recognition of financial activity of wholly owned subsidiary

We recorded adjustments made to the financial statements due to the consolidation of financial information with our wholly owned subsidiary.

(3) Adjustment to the fair market value of shares issued as compensation

We recorded an adjustment to the value of 1,000,000 shares of Series A preferred shares issued as compensation due to the adoption of a third party evaluation of those shares, which differed from our previous valuation.

(4) Retroactive restatements of shares cancelled and returned and shares exchanged in merger and reorganization

We recorded adjustments to the statement of owners’ equity to account for the revision, by the Company’s transfer agent, of the dates of shares cancelled and returned, and also shares exchanged pursuant to a reorganization. These retroactive date changes were due to the recapitalization of the Company pursuant to its reorganization, legally effective March 31, 2021 and when control of the Company passed from our previous controlling shareholder to our current controlling shareholder, who is our CEO and sole director, Koichi Ishizuka.

(5) Reclassification of additional paid-in capital

We reclassed the amount of expenses paid on behalf of the Company on the Statement of Cash Flows to properly report those payments as cash provided by operating activities rather than cash provided by financing activities.

Description of Restatement Tables

The following tables represent our restated consolidated balance sheet, consolidated statement of operations, consolidated statement of stockholders’ equity, and consolidated statements of cash flow for the year ended July 31, 2021. In the restated consolidated financial statement tables, we have presented a reconciliation from our prior period as previously reported to the restated values. The values as previously reported for fiscal year 2021 were derived from our 2021 Annual Report, filed on November 3, 2021.

WB BURGERS ASIA, INC.
CONSOLIDATED BALANCE SHEET

	July 31, 2021
ASSETS:	As Previously Reported		Restatement Impacts		Restatement Reference	As Restated

CURRENT ASSETS:
Cash and cash equivalents	$1,818,192		$(1,788,171)		(1)(2)	$30,021
Total current assets	1,818,192		(1,788,171)			30,021
Franchise rights		-	2,658,671		(2)	2,658,671
TOTAL ASSETS	$1,818,192		$870,500			$2,688,692

LIABILITIES AND STOCKHOLDERS' EQUITY:

CURRENT LIABILITIES:
Accounts payable	$-		$1,005		(2)	$1,005
Accrued expenses	9,250		-			9,250
Total current liabilities	9,250		1,005			10,255

Loan to Company - related party, net accumulated interest	-		2,688,989		(2)	2,688,989
TOTAL LIABILITIES	9,250		2,689,994			2,699,244

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.0001 par value, 200,000,000 shares authorized, 1,000,000 issued and outstanding, as of July 31, 2021	100			-		100
Common stock, $.0001 par value, 1,500,000,000 shares authorized; 509,090,909 issued and outstanding as of July 31, 2021	50,909		-			50,909
Stock receivable	-		(1,818,192)		(1)	(1,818,192)
Additional paid-in capital	1,886,170		69,387		(2)(3)	1,955,557
Accumulated deficit	(128,237)		(69,916)			(198,153)
Accumulated comprehensive income	-		(773)		(2)	(773)
TOTAL STOCKHOLDERS’ EQUITY	1,818,192		(1,828,744)			(10,552)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,818,192		$870,500			$2,688,692

(1)	Sale of common shares recognition – The correction of these misstatements resulted in a decrease to cash and cash equivalents of $1,818,192 and a corresponding decrease of $1,818,192 to stock receivable in stockholders’ equity.

(2)

Subsidiary adjustments – The inclusion of the fiscal 2021 financial activity of our wholly owned subsidiary resulted in an increase to total assets of $2,688,692, an increase of $2,689,994 to total liabilities, a decrease of $773 to accumulated comprehensive income and an increase to additional paid-in capital of $116,379.

(3)

Shares valuation adjustment – The correction of these misstatements resulted in a decrease of $46,992 to additional paid-in capital.

See description of the accumulated deficit impacts in the Consolidated Statement of Operations for the year ended July 31, 2021 included below.

WB BURGERS ASIA, INC.
CONSOLIDATED STATEMENT OF OPERATIONS

	July 31, 2021
	As Previously Reported		Restatement Impacts	Restatement Reference	As Restated

OPERATING EXPENSES:
General and administrative	26,163		23,435	(2)	49,598
Share based expense	100,000		(46,992)	(3)	53,008
Total operating expenses	126,163		(23,557)		102,606
OPERATING LOSS	(126,163)		23,557		$(102,606)

OTHER INCOME (EXPENSE):
Gain (loss) on foreign currency exchange	-		(66,298)	(2)	(66,298)
Interest expense	-		(27,175)	(2)	(27,175
Total other income (expense)	-		(93,473)		(93,473

NET LOSS	(126,163)		(69,916)		(196,079)

OTHER COMPREHENSIVE INCOME
Currency translation adjustment		-	(773)	(2)	(773)
COMPREHENSIVE LOSS	(126,163)		(70,689)		(196,852)

Basic and diluted net loss per common share	$(0.00)		$-		$(0.00)

Weighted average number of common shares outstanding – Basic and diluted	500,772,105		(24,907)	(1)	500,747,198

(1)	Sale of common shares recognition – The correction of these misstatements resulted in a decrease to weighted average number of common shares outstanding of 24,907.
(2)	Subsidiary adjustments - The inclusion of the fiscal 2021 financial activity of our wholly owned subsidiary resulted in an increase to operating loss of $23,435, an increase to net loss of $116,908 and an increase to total comprehensive loss of $117,681.
(3)	Shares valuation adjustment – The correction of these misstatements resulted in a decrease to operating loss of $46,992.

WB BURGERS ASIA, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

	Restatement	Series A Preferred			Common Stock		Stock Receivable		Additional Paid-in		Accumulated Other Comprehensive	Accumulated
	Reference	Shares		Amount	Shares	Amount			Capital		Income	Deficit	Total

YEAR ENDED JULY 31, 2021 (As Previously Reported)

JULY 31, 2020		-		$-	1,000,000	$1,000	$-		$1,074		$-	$(2,074)	$-
Common shares returned to the Company		-		-	(1,000,000)	(1,000)		-	1,000		-	-	-
Common shares exchanged in reorganization		-		-	500,000,000	50,000		-	(50,000)		-	-	-
Series A preferred shares exchanged in reorganization		1,000,000		100	-	-			99,900		-	-	100,000
Common shares sold		-		-	9,090,909	909		-	1,817,283		-	-	1,818,192
Expenses paid on behalf of the Company and contributed to capital			-	-	-	-		-	16,913		-	-	16,913
Net loss		-		-	-	-			-		-	(126,163)	(126,163)
JULY 31, 2021		1,000,000		$100	509,090,909	$50,909		-	$1,886,170		$-	$(128,237)	$1,808,942

YEAR ENDED JULY 31, 2021 (Restatement Impact)

JULY 31, 2020	(4)	-		$-	500,000,000	$50,000		$-	$(47,926)		$-	$(2,074)	$-
Preferred shares exchanged in merger and reorganization	(3)	1,000,000		100	-	-		-	52,908		-	-	53,008
Common shares sold by subsidiary	(2)	-		-	-	-		-	91,980		-	-	91,980
Common shares sold	(1)	-		-	9,090,909	909		(1,818,192)	1,817,283		-	-	-
Expenses paid on behalf of the company and contributed to capital		-		-	-	-		-	16,913		-	-	16,913
Imputed interest	(2)	-		-	-	-		-	24,399		-	-	24,399
Net income		-		-	-	-		-	-		-	(196,079)	(196,079)
Foreign currency translation	(2)	-		-	-	-		-		-	(773)	-	(773)
JULY 31, 2021		1,000,000		$100	509,090,909	$50,909		$(1,818,192)	$1,955,557		$(773)	$(198,153)	$(10,552)

See descriptions of the net income and accumulated deficit impacts in the consolidated statement of operations for the year July 31, 2021 above.

See Note 2 - Restatement of Previously Issued Consolidated Financial Statements, for a description of the misstatements in each category of restatements referenced by (1), (2), (3) and (4).

WB BURGERS ASIA, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS

	Year ended July 31, 2021
	As previously reported		Restatement Impacts	Restatement Reference	As Restated

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(126,163)		$(69,916)	(2) (3)	$(196,079)
Adjustments to reconcile net income to net cash used in operating activities:
Amortization	-		22,341	(2)	22,341
Imputed interest	-		24,399	(2)	24,399
Expenses paid on behalf of the Company and contributed to capital	-		16,913	(5)	16,913
Capital contribution	-		91,980	(2)	91,980
Preferred shares exchanged in merger and reorganization	100,000		(46,992)	(3)	53,008
Changes in operating assets and liabilities:
Accounts payable	-		1,001	(2)	1,001
Accrued liabilities and other payables	9,250		-		9,250
Net cash provided by(used in) operating activities	(16,913)		39,726		22,813

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for purchase of franchise rights		-	(2,275,204)	(2)	(2,275,204)
Net cash used in investing activities	-		(2,275,204)		(2,275,204)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares sold	1,818,192		(1,818,192)	(1)	-
Expenses contributed to capital	16,913		(16,913)	(5)	-
Borrowings on debt from related party	-		2,283,065	(2)	2,283,065
Net cash provided by financing activities	1,835,105		447,960		2,283,065

Net effect of exchange rate changes on cash		-	(653)		(653)

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,818,192		(1,788,171)	(1)(2)	30,021
CASH, BEGINNING OF PERIOD	-		-		-
CASH, END OF PERIOD	$1,818,192		$(1,788,171)		$30,021

See description of the net income impacts in the Consolidated Statement of Operations for the year ended July 31, 2021 included above.

See Note 2, Restatement of Previously Issued Consolidated Financial Statements, for a description of the misstatements in each category of restatements referenced by (1), (2), (3) and (5).

Note 3 - Summary of Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at July 31, 2022 and July 31, 2021 were $126,669 and $30,021, respectively.

Revenue Recognition

The Company adopted ASC 606, Revenue from Contracts with Customers (Topic 606) (“ASC 606”), in the second quarter of fiscal year 2020, as this was the first quarter that the Company generated revenues. Under ASC 606, the Company recognizes revenue when a customer obtains control of promised goods, in an amount that reflects the consideration that the Company expects to receive in exchange for the goods. To determine revenue recognition for arrangements within the scope of ASC 606, the Company performs the following five steps: (1) identify the contracts with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when or as the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods it transfers to the customer. Under ASC 606, disaggregated revenue from contracts with customers depicts the nature, amount, timing, and uncertainty of revenue and cash flows affected by economic factors.

Foreign currency translation

The Company maintains its books and records in its local currency, Japanese YEN (“JPY”), which is a functional currency as being the primary currency of the economic environment in which its operation is conducted. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is the United States Dollars (“US$”) and the accompanying consolidated financial statements have been expressed in US$. In accordance with ASC Topic 830-30, “Translation of Financial Statement”, assets and liabilities of the Company whose functional currency is not US$ are translated into US$, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements are recorded as a separate component of accumulated other comprehensive income within the statements of shareholders’ equity.

Translation of amounts from the local currency of the Company into US$1 has been made at the following exchange rates:

	July 31,

	2022	2021
Current JPY:US$1 exchange rate	134.61	109.49
Average JPY:US$1 exchange rate	119.62	109.69

Comprehensive income or loss

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income or loss, its components and accumulated balances. Comprehensive income or loss as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying consolidated statements of shareholders’ equity consists of changes in unrealized gains and losses on foreign currency translation.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred.

Inventory

Inventories, consisting of products available for sale, are primarily accounted for using the first-in, first-out (“FIFO”) method, and are valued at the lower of cost or market value. This valuation requires the Company to make judgments, based on currently available information, about the likely method of disposition, such as through sales to individual customers, returns to product vendors, or liquidations, and expected recoverable values of each disposition category.

Fixed assets and depreciation

Property, plant and equipment are stated at cost less depreciation and impairment loss. The initial cost of the assets comprises its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use. Depreciation is calculated using the straight-line method over the shorter of the estimated useful life of the respective assets.

ROU lease assets and liabilities

The Company capitalizes all leased assets pursuant to ASU 2016-02, “Leases (Topic 842),” which requires lessees to recognize right-of-use assets and lease liability, initially measured at present value of the lease payments, on its balance sheet for leases with terms longer than 12 months and classified as either financing or operating leases. The Company excludes short-term leases having initial terms of 12 months or less from Topic 842 as an accounting policy election and recognizes rent expense on a straight-line basis over the lease term. The Company adopted the standard in the third quarter of fiscal year 2022.

Franchise Rights and amortization

Franchise rights are stated at cost less amortization. Initial cost of the asset comprises the deposit and fees paid to the franchisor. Amortization is calculated using the straight-line method over the life of the recognized asset, which is the duration of the contract held between the Company and the franchisor.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at July 31, 2022 and July 31, 2021 except for an accrual of $520 for Japanese income taxes payable by our wholly owned subsidiary, WB Burgers Japan Co., Ltd.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

- F8 -

The Company does not have any potentially dilutive instruments as of July 31, 2022 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

- Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

- Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

- Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of July 31, 2022 and 2021. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company had no stock-based compensation plans as of July 31, 2022.

The Company’s stock-based compensation for the periods ended July 31, 2022 and July 31, 2021 were $0 and $53,008, respectively.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 is amended by ASU 2018-01, ASU2018-10, ASU 2018-11, ASU 2018-20 and ASU 2019-01, which FASB issued in January 2018, July 2018, July 2018, December 2018 and March 2019, respectively (collectively, the amended ASU 2016-02). The amended ASU 2016-02 requires lessees to recognize on the balance sheet a right-of-use asset, representing its right to use the underlying asset for the lease term, and a lease liability for all leases with terms greater than 12 months. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee have not significantly changed from current GAAP. The amended ASU 2016-02 retains a distinction between finance leases (i.e. capital leases under current GAAP) and operating leases. The classification criteria for distinguishing between finance leases and operating leases will be substantially similar to the classification criteria for distinguishing between capital leases and operating leases under current GAAP. The amended ASU 2016-02 also requires qualitative and quantitative disclosures designed to assess the amount, timing, and uncertainty of cash flows arising from leases. A modified retrospective transition approach is permitted to be used when an entity adopts the amended ASU 2016-02, which includes a number of optional practical expedients that entities may elect to apply.

We have no assets and or leases and do not believe we will be impacted in the foreseeable future by the newly adopted accounting standard(s) mentioned above.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 4 - Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital and the sale of shares of stock. There is no assurance that management's plan will be successful. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

Note 5 - Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and the tax basis of assets and liabilities for financial and income tax reporting. Deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income taxes. The Company believes that its income tax filing positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material adverse effect on the Company’s financial condition, results of operations, or cash flow. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740.

- F9 -

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the period presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not.

As of July 31, 2022, the Company has incurred a net loss of approximately $1,712,727 which resulted in a net operating loss for income tax purposes.  The loss results in a deferred tax asset of approximately $359,673 at the effective statutory rate of 21%. The deferred tax asset has been offset by an equal valuation allowance. Given our inception on August 30, 2019, and our fiscal year end of July 31, 2022, we have completed three taxable fiscal years as of July 31, 2022.

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not.  In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company has incurred a net operating loss carryforward of $359,673 which begins expiring in 2036. The Company has adopted ASC 740, “Accounting for Income Taxes”, as of its inception. Pursuant to ASC 740 the Company is required to compute tax asset benefits for non-capital losses carried forward. The potential benefit of the net operating loss has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the loss carried forward in future years.

Significant components of the Company’s deferred tax assets are as follows:

	July 31,

	2022	2021
Deferred tax asset, generated from net operating loss	$359,673	$30,480
Valuation allowance	(359,673)	(30,480)
	$—	$—

The reconciliation of the effective income tax rate to the federal statutory rate is as follows:

Federal income tax rate 21.0%	21.0%
Increase in valuation allowance (21.0%)	(21.0%)
Effective income tax rate 0.0%	0.0%

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

Note 6 - Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of July 31, 2022 and 2021.

Note 7 - Fixed Assets

Fixed assets are stated at cost and depreciated using the straight-line method over their estimated useful lives. When retired or otherwise disposed, the carrying value and accumulated depreciation of the fixed asset is removed from its respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. Expenditures for maintenance and repairs which do not extend the useful lives of the related assets are expensed as incurred.

As of July 31, 2022 and 2021 fixed assets were made up of the following:

	Estimated
	Useful
	Life	July 31,	July 31,
	(approx. years)	2022	2021
Furniture fixtures and equipment	5	$48,408	$-
Furniture fixtures and equipment	6	16,178	-
Furniture fixtures and equipment	8	178,807	-
Leasehold improvement	Remaining Lease Term	636,158	-
		879,551	-
Accumulated depreciation		(73,669)	-
Net book value		$805,882	$-

Total depreciation expense for the years ended July 31, 2022 and 2021, was $73,669 and $0, respectively, all of which was recorded in our general and administrative expenses on our statement of operations.

Note 8 - Right of Use Asset

The Company capitalizes all leased assets pursuant to ASU 2016-02, “Leases (Topic 842),” which requires lessees to recognize right-of-use assets and lease liability, initially measured at present value of the lease payments, on its balance sheet for leases with terms longer than 12 months and classified as either financing or operating leases. The Company excludes short-term leases having initial terms of 12 months or less from Topic 842 as an accounting policy election and recognizes rent expense on a straight-line basis over the lease term. The Company adopted the standard in the third quarter of fiscal year 2022.

Our adoption of ASU 2016-02, Leases (Topic 842), and subsequent ASUs related to Topic 842, requires us to recognize substantially all leases on the balance sheet as an ROU asset and a corresponding lease liability. The new guidance also requires additional disclosures as detailed below.

We determine if a contract is a lease at the inception of the arrangement. We review all options to extend, terminate, or purchase the ROU assets, and when reasonably certain to exercise, we include the option in the determination of the lease term and lease liability.

Lease ROU assets and liabilities are recognized at commencement date of the lease, based on the present value of lease payments over the lease term. The lease ROU asset also includes any lease payments made and excludes any lease incentives. When readily determinable, we use the implicit rate in determining the present value of lease payments. When leases do not provide an implicit rate, we use our incremental borrowing rate based on the information available at the lease commencement date, including the lease term.

The tables below present financial information associated with our leases. As noted above, we adopted Topic 842 using a transition method that does not require application to periods prior to adoption. The initial recognition of the ROU operating lease was $653,704 for both the ROU asset and ROU liability. As of July 31, 2022, the ROU lease liability was $442,025.

	Balance Sheet Classification	July 31, 2022	July 31, 2021

Right-of-use assets	Lease asset long	$442,025	$-
Current lease liabilities	Short-term lease liability	330,066	-
Non-current lease liabilities	Lease liability long term	148,822	-

Maturities of lease liabilities as of January 31, 2023 are as follows:

2021	-
2022	135,928
2023	335,604
2024 and beyond	7,356
Total	478,888
Add(Less): Imputed interest	-
Present value of lease liabilities	478,888

- F10 -

Note 9 - Deposits

During the period ended July 31, 2022, the Company paid two security deposits for the leased office and restaurant space totaling approximately $265,115.

Note 10 - Franchise Rights

On June 9, 2021, our wholly owned subsidiary, WB Burgers Japan Co., Ltd (WBBJ), entered into a Master Franchise Agreement with Wayback Burgers. Compensation of approximately $2,275,204 was paid by WBBJ to Jake Franchise for these franchise rights. These funds were borrowed from related party White Knight. In addition, White Knight paid approximately $395,673 directly to Jake Franchise which was also considered a loan to the company. These payments were originally combined as a loan to the Company and $2,317,272 of this loan has since been forgiven and is posted as additional paid-in capital. The franchise rights are being amortized over a 20 year period. The amortization expense was approximately $122,659 and approximately $24,399  for the years ended July 31, 2022 and 2021, respectively.

Note 11 - Accrued Expenses and Other Payables

Accrued expenses and other payables totaled $5,040 and $9,250 at July 31, 2022 and July 31, 2021, respectively, and consisted primarily of professional fees.

Note 12 - Other Income (Expense)

Other income (expense) totaled $(334,317) for the year ended July 31, 2022. This amount includes the expense of related party loan receivable, totaling $(235,507), the expense of tax receivable, totaling $(158,676), and the income of $59,866 resulting from a refund of Japanese consumption tax previously paid by the Company.

Note 13 - Shareholder Equity

Preferred Stock

The authorized preferred stock of the Company consists of 200,000,000 shares with a par value of $0.0001. There were 1,000,000 Series A preferred shares issued and outstanding as of July 31, 2022 and July 31, 2021. Our Certificate of Incorporation authorizes the issuance of up to 200,000,000 shares of Preferred Stock with designations, rights and preferences to be determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized Preferred Stock, there can be no assurance that we will not do so in the future.

Of the 200,000,000 shares of preferred stock, 1,000,000 shares are designated as Series A Preferred Stock, $0.0001 par value each. Series A Preferred stock pay no dividends, have no right to convert into common stock or any other class of securities of the Corporation, and each share of Series A Preferred Stock shall have voting rights equal to one thousand (1,000) votes of Common Stock. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series A Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Corporation's Certificate of Incorporation or by-laws.

On February 9, 2021, the Company filed, with the Secretary of State of Nevada, (“NSOS”) Restated Articles of Incorporation which amended the par value and authorized preferred stock. The Company withdrew its designated Series Z Preferred Stock and designated a new class of preferred stock described as Series A Preferred Stock. No shares of Preferred Stock of any series were issued and outstanding prior to or after the recording of the Restated Articles of Incorporation with NSOS. After the amendment, total authorized shares were 700,000,000, 500,000,000 common shares and 200,000,000 preferred shares, both with a par value of $.0001.

On March 4, 2021, the Company announced on Form 8-K plans to participate in a holding company reorganization (“the Reorganization” or “Merger”) with InterActive Leisure Systems, Inc. (“IALS” or “Predecessor”), the Company and Business Solutions Merger Sub, Inc. (“Merger Sub”), collectively (the “Constituent Corporations”) pursuant to NRS 92A.180, NRS A.200, NRS 92A.230 and NRS 92A.250.

Immediately prior to the Reorganization, the Company was a direct and wholly owned subsidiary of Interactive Leisure Systems, Inc. and Business Solutions Merger Sub, Inc. was a direct and wholly owned subsidiary of the Company.

As disclosed in our 8-K filed on March 26, 2021, the above-mentioned Reorganization was legally effective as of March 31, 2021.

Each share of Predecessor’s common stock issued and outstanding immediately prior to the Effective Time was converted into one validly issued, fully paid and non-assessable share of Successor common stock. The controlling shareholder of the Predecessor, Flint Consulting Services, LLC, (“Flint”) a Wyoming limited liability company became the same control shareholder of the Successor. Jeffrey DeNunzio, as sole member of Flint is deemed to be the indirect and beneficial holder of 1,000,000 shares of Series A Preferred Stock of the Company representing approximately .17% voting control of the Company. Paul Moody, our former sole officer/director is the same officer/director of the Predecessor. The Series A Preferred    shares were valued by a third party, retroactively (see Note 2) at approximately $.053 per share when issued .

On May 4, 2021, the Company entered into a Share Purchase Agreement (the “Agreement”) by and among Flint Consulting Services, LLC, a Wyoming Limited Liability Company (“FLINT”), and White Knight Co., Ltd., a Japan Company (“WKC”), pursuant to which, on May 7, 2021, (“Closing Date”), FLINT sold 405,516,868 shares of the Company’s Restricted Common Stock and 1,000,000 Shares of Series A Preferred Stock, representing approximately 93.70% voting control of the Company. WKC paid consideration of three hundred twenty-five thousand dollars ($325,000) (the “Purchase Price”). The consummation of the transactions contemplated by the Agreement resulted in a change in control of the Company, with WKC becoming the Company’s largest controlling stockholder.

The sole shareholder of White Knight Co., Ltd., a Japanese Company, is Koichi Ishizuka.

Common Stock

The authorized common stock of the Company consists of 1,500,000,000 shares with a par value of $0.0001. There were 1,014,022,586 and 509,090,909 shares of common stock issued and outstanding as of July 31, 2022 and July 31, 2021, respectively.

On February 9, 2021, the Company filed, with the Secretary of State of Nevada, (“NSOS”) Restated Articles of Incorporation which amended the Company’s par value and authorized common stock. After the amendment, total authorized shares were 700,000,000, 500,000,000 common shares and 200,000,000 preferred shares, both with a par value of $.0001.

On March 3, 2021, 1,000,000 common shares of the Company held and owned by Flint Consulting Services, LLC were cancelled and returned to the treasury of the Company. This action resulted in no shares issued and outstanding. On March 4, 2021, The Company announced on Form 8-K plans to participate in a holding company reorganization (“the Reorganization” or “Merger”) with InterActive Leisure Systems, Inc. (“IALS” or “Predecessor”), the Company and Business Solutions Merger Sub, Inc. (“Merger Sub”), collectively (the “Constituent Corporations”) pursuant to NRS 92A.180, NRS A.200, NRS 92A.230 and NRS 92A.250.

Immediately prior to the Reorganization, the Company was a direct and wholly owned subsidiary of Interactive Leisure Systems, Inc. and Business Solutions Merger Sub, Inc. was a direct and wholly owned subsidiary of the Company.

- F11 -

As disclosed in our 8-K filed on March 26, 2021, the above-mentioned Reorganization was legally effective as of March 31, 2021.

Each share of Predecessor’s common stock issued and outstanding immediately prior to the Effective Time was converted into one validly issued, fully paid and non-assessable share of Successor common stock. The control shareholder of the Predecessor, Flint Consulting Services, LLC, (“Flint”) a Wyoming limited liability company became the same control shareholder of the Successor.

On May 4, 2021, the Company entered into a Share Purchase Agreement (the “Agreement”) by and among Flint Consulting Services, LLC, a Wyoming Limited Liability Company (“FLINT”), and White Knight Co., Ltd., a Japan Company (“WKC”), pursuant to which, on May 7, 2021, (“Closing Date”), FLINT sold 405,516,868 shares of the Company’s Restricted Common Stock and 1,000,000 Shares of Series A Preferred Stock, representing approximately 93.70% voting control of the Company. WKC paid consideration of three hundred twenty-five thousand dollars ($325,000) (the “Purchase Price”). The consummation of the transactions contemplated by the Agreement resulted in a change in control of the Company, with WKC becoming the Company’s largest controlling stockholder.

The sole shareholder of White Knight Co., Ltd., a Japanese Company, is Koichi Ishizuka.

On July 1, 2021, we filed an amendment to our Articles of Incorporation with the Nevada Secretary of State, resulting in an increase to our authorized shares of common stock from 500,000,000 to 1,500,000,000.

Subsequent to the above action, on or about July 1, 2021, related party White Knight (WK) received cash for 9,090,909 shares of restricted common stock to SJ Capital Co., Ltd., a Japanese Company, at a price of $0.20 per share of common stock. The total subscription amount paid by SJ Capital Co., Ltd. was approximately $1,818,181.80 or approximately 200,000,000 Japanese Yen. These funds were transferred from WK to WBBJ on September 17, 2021. The 9,090,909 shares were issued to the shareholder in October 2021.

SJ Capital Co., Ltd., is owned and controlled by Senju Pharmaceutical Co., Ltd., a Japanese Company.

Mr. Takeshi Sugisawa, the President of SJ Capital Co., Ltd., authorized the above transaction on behalf of SJ Capital Co., Ltd. Both SJ Capital Co., Ltd., and Senju Pharmaceutical Co., Ltd. are considered non-related parties to the Company.

On August 24, 2021, we sold 1,363,636 shares of restricted common stock to Yasuhiko Miyazaki, a Japanese citizen, at a price of $.20 per share. The total subscription amount paid by Yasuhiko Miyazaki was approximately $272,727 or approximately 30,000,000 Japanese Yen. Mr. Miyazaki is not a related party to the Company.

On August 30, 2021, our largest controlling shareholder, White Knight Co., Ltd., a Japanese Company, owned and controlled by our sole officer and Director, Koichi Ishizuka, sold a total of 353,181,818 shares of restricted common stock of the Company to the following parties in the respective quantities:

Name of Purchaser	Common Shares Purchased	Price Paid Per Share	Total Amount Paid ($)
Koichi Ishizuka	101,363,636	$0.0001	10,136.00
Rei Ishizuka [1]	50,000,000	$0.0001	5,000.00
Kiyoshi Noda	100,909,091	$0.0001	10,091.00
Yuma Muranushi	100,909,091	$0.0001	10,091.00

1 Rei Ishizuka is the wife of our sole officer and Director, Mr. Koichi Ishizuka.

On September 14, 2021 we entered into an “Acquisition Agreement” with White Knight Co., Ltd., a Japan Company, whereas we issued 500,000,000 shares of restricted common stock to White Knight Co., Ltd., in exchange for 100% of the equity interests of WB Burgers Japan Co., Ltd., a Japan Company. Pursuant to the agreement, on October 1, 2021, White Knight Co., Ltd. has agreed to, and has subsequently forgiven any outstanding loans with WB Burgers Japan Co., Ltd. as of October 1, 2021. Following this transaction, WB Burgers Japan Co., Ltd. became our wholly owned subsidiary which we now operate through.      WB Burgers Japan Co. (“WBBJ”), which we now operate through and share the same business plan of, holds the rights to the “Master Franchise Agreement” with Jakes’ Franchising LLC, a Delaware Limited Liability Company, as it pertains to the establishment and operation of Wayback Burger Restaurants within the country of Japan. The Master Franchise Agreement provides WBBJ the right to establish and operate Wayback Burgers restaurants in the country of Japan, and also license affiliated and unaffiliated third parties (“Franchisees”) to establish and operate Wayback Burgers restaurants in the Country of Japan. The Master Franchise Agreement, amongst other things, also provides WBBJ the right of first refusal to enter into a subsequent Master Franchise Agreement with Jake’s Franchising, LLC to establish and operate Wayback Burgers restaurants in the Countries of Indonesia, Malaysia (Eastern Malaysia only, Western Malaysia if it becomes available as it is currently licensed to another party), the Philippines, Vietnam, China, India, Korea, Thailand, Singapore, and Taiwan. At the time these shares were issued and WBBJ became the wholly owned subsidiary of the Company, all rights and obligations previously held by WBBJ, particularly the franchise rights of approximately $2.7 million and the associated related party loan, became those of the Company. This was a common control transaction and we have shown this consolidation retrospectively in the restatement of the fiscal 2021 financial statements (see Notes 2 and 10).

On October 22, 2021, we sold 2,252,252 shares of restricted common stock to Shokafulin LLP, a Japan Company, which is controlled by Takuya Watanabe, a Japanese citizen, at a price of $0.20 per share. The total subscription amount paid by Shokafulin LLP was approximately $450,450 or approximately 50,000,000 Japanese Yen. Shokafulin LLP and Mr. Watanabe are not related parties to the Company.

On December 27, 2021, we sold 1,315,789 shares of restricted common stock to Takahiro Fujiwara, a Japanese citizen, at a price of $0.20 per share. The total subscription amount paid by Takahiro Fujiwara was approximately $263,158. Mr. Fujiwara is not a related party to the Company.

Additional Paid-In Capital

During the period ended July 31, 2022, White Knight forgave a loan to the Company of approximately $2,317,272, which is recorded as additional paid-in capital.

The Company’s sole officer and director, Koichi Ishizuka, paid expenses on behalf of the Company totaling $55,030 during the period ended July 31, 2022. These payments are considered contributions to the company with no expectation of repayment and are posted as additional paid-in capital.

The Company’s sole officer and director, Koichi Ishizuka, paid expenses on behalf of the Company totaling $6,400 during the year ended July 31, 2021. The Company’s former sole officer and director, Paul Moody, paid expenses on behalf of the company totaling $4,013 during the year ended July 31, 2021. Former related party, Jeffrey DeNunzio, paid expenses on behalf of the company totaling $6,500 during the period ended July 31, 2021.

The $16,913 in total payments are considered contributions to the company with no expectation of repayment and are posted as additional paid-in capital.

During the year ended July 31, 2022, the Company recognized donated capital from its wholly owned subsidiary, Store Foods, as additional paid-in capital in the amount of $8,673,

During the year ended July 31, 2021, the Company recognized donated capital from its wholly owned subsidiary, WB Burgers Japan, as additional paid-in capital in the amount of $91,980.

During the year ended July 31, 2021, the Company issued 1,000,000 shares of preferred stock after a merger and reorganization, which resulted in approximately $53,008 of additional paid-in capital.     This valuation used the subsequent May 2021 purchase of these and 405,516,868 common shares by the current controlling shareholder to calculate the relative fair market value of the 1,000,000 shares of Series A Preferred Stock (see Note 13).

At July 31, 2021, the Company recognized $24,399 of imputed interest related to the above payments which was recorded as additional paid-in capital.

Shares payable

On or about July 29, 2022, the Company received funds totaling approximately $130,392 from two perspective shareholders to be used to finalize the sale of common shares, which took place August 8, 2022. No shares were issued until August 8, 2022 (See Note 15). The $130,392 will be reclassed as cash received for the sale of common shares during the first quarter of the following fiscal year.

Note 14 - Related-Party Transactions

Purchase of wholly owned subsidiary

On September 14, 2021, we entered into an “Acquisition Agreement” with related party White Knight Co., Ltd., a Japan Company, whereas we issued 500,000,000 shares  of restricted common stock to White Knight Co., Ltd., in exchange for 100% of the equity interests of WB Burgers Japan Co., Ltd., a Japan Company. Pursuant to the agreement, on October 1, 2021, White Knight Co., Ltd. has agreed to, and has subsequently forgiven any outstanding loans with WB Burgers Japan Co., Ltd. as of October 1, 2021. Following this transaction, WB Burgers Japan Co., Ltd. became our wholly owned subsidiary which we now operate through (see Note 13   Common stock).

Additional Paid-In Capital

During the period ended July 31, 2022, White Knight forgave a loan to the Company of approximately $2,317,272, which is recorded as additional paid-in capital.

The Company’s sole officer and director, Koichi Ishizuka, paid expenses on behalf of the Company totaling $55,030 during the period ended July 31, 2022. These payments are considered contributions to the company with no expectation of repayment and are posted as additional paid-in capital.

The Company’s sole officer and director, Koichi Ishizuka, paid expenses on behalf of the Company totaling $6,400 during the period ended July 31, 2021. The Company’s former sole officer and director, Paul Moody, paid expenses on behalf of the company totaling $4,013 during the period ended July 31, 2021. Former related party, Jeffrey DeNunzio, paid expenses on behalf of the company totaling $6,500 during the period ended July 31, 2021.

The $16,913 in total payments are considered contributions to the company with no expectation of repayment and are posted as additional paid-in capital.

Note 15 - Subsequent Events

On August 8, 2022, we sold 1,586,538 shares of restricted Common Stock to Takahiro Fujiwara, a Japanese Citizen, at a price of $0.032 per share of Common Stock. The total subscription amount paid by Takahiro Fujiwara was approximately $50,769. Takahiro Fujiwara is not a related party to the Company.

On August 8, 2022, we sold 2,403,846 shares of restricted Common Stock to Shokafulin LLP, a Japanese Company, at a price of $0.032 per share of Common Stock. The total subscription amount paid by Shokafulin LLP was approximately $79,623. Shokafulin LLP is not a related party to the Company.

On August 12, 2022, we sold 32,065,458 shares of restricted Common Stock to Asset Acceleration Axis, LLC, a Japanese Company, at a price of $0.032 per share of Common Stock. The total subscription amount paid by Asset Acceleration Axis, LLC was approximately $1,026,094. Asset Acceleration Axis, LLC is not a related party to the Company.

On September 13, 2022, we sold 7,262,324 shares of restricted Common Stock to Asset Acceleration Axis, LLC, a Japanese Company, at a price of $0.032 per share of Common Stock. The total subscription amount paid by Asset Acceleration Axis, LLC was approximately $232,395. Asset Acceleration Axis, LLC is not a related party to the Company.

On February 6, 2023, we sold 10,033,445 shares of restricted Common Stock to Kazuya Iwasaki, a Japanese Citizen, at a price of $0.023 per share of Common Stock. The total subscription amount paid by Kazuya Iwasaki was approximately $230,769. Kazuya Iwasaki is not a related party to the Company.

On February 6, 2023, we sold 3,344,482 shares of restricted Common Stock to Shokafulin LLP, a Japanese Company, at a price of $0.023 per share of Common Stock. The total subscription amount paid by Shokafulin LLP was approximately $76,923. Shokafulin LLP is not a related party to the Company.

The Company intends to use the proceeds from the aforementioned sales of shares for working capital.

The aforementioned sale of shares was conducted pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S"). The sale of shares was made only to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

 - F12 -

 Index to Financial Statements - WB Burgers Asia, Inc.

For the Quarter Ending April 30, 2023

Page

Financial Statements:

Consolidated Balance Sheet	F14

Condensed Consolidated Statement of Operations	F15

Condensed Consolidated Statement of Changes in Stockholder (Deficit)	F16

Condensed Consolidated Statement of Cash Flows	F17

Notes to the Unaudited Financial Statements	F18 - F20

- F13 -

WB Burgers Asia, Inc.

Consolidated Balance Sheet

(Unaudited)

	April 30, 2023	July 31, 2022 (Audited)

ASSETS

Current Assets
Cash and cash equivalents	$115,812	$126,669
Accounts receivable	19,189	11,337
Advance payments	48,284	-
Inventories	6,309	4,568
Prepaid expenses	4,822	51,526
Total Current Assets	194,416	194,100
Equipment and leasehold improvement, net depreciation	677,455	805,882
Right of use asset	216,288	442,025
Deposits	266,063	265,115
Franchise rights	1,978,773	2,053,493
TOTAL ASSETS	$3,332,995	$3,760,615

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable	102,300	819
Income tax payable	-	520
Lease liability, short term	233,410	330,066
Accrued expenses and other payables	15,551	5,040
Total Current Liabilities	351,261	336,445
Lease liability, long term	-	148,822
TOTAL LIABILITIES	351,261	485,267

Stockholders’ Equity (Deficit)
Preferred stock ($0.0001 par value, 200,000,000 shares authorized; 1,000,000 issued and outstanding as of April 30, 2023 and July 31, 2022)	100	100
Common stock ($0.0001 par value, 1,500,000,000 shares authorized, 1,070,718,679 and 1,014,022,586 shares issued and outstanding as of April 30, 2023 and July 31, 2022, respectively)	107,072	101,402
Subscription payable	-	130,392
Additional paid-in capital	6,960,577	5,272,374
Accumulated deficit	(3,658,955)	(1,765,735)
Accumulated other comprehensive income	(427,060)	(463,185)
Total Stockholders’ Equity	2,981,734	3,275,348

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	3,332,995	3,760,615

The accompanying notes are an integral part of these unaudited financial statements.

- F14 -

WB Burgers Asia, Inc.

Consolidated Statement of Operations

(Unaudited)

	Three Months Ended April 30, 2023	Three Months Ended April 30, 2022	Nine Months Ended April 30, 2023	Nine Months Ended April 30, 2022

Revenues	$168,090	$70,982	$435,313	$70,982
Cost of revenue	289,413	369,494	874,204	369,494
Gross profit (loss)	$(121,323)	$(298,512)	$(438,891)	$(298,512)

Operating expenses

General and administrative expenses	$185,604	$241,009	$1,605,242	$594,837
Total operating expenses	185,604	241,009	1,605,242	594,837
Net operating loss	$(306,927)	$(539,521)	$(2,044,133)	$(893,349)

Other Income (Loss)
Gain (loss) on foreign currency exchange	(5,600)	(1,355)	(3,054)	63,198
Interest credit (expense)	-	(13,069)	-	(19,532)
Other income	2,465	-	153,967	-
Total other income (loss)	(3,135)	(14,425)	150,913	43,666

Income (loss) before income taxes provision	$(310,062)	$(553,945)	$(1,893,220)	$(849,683)
Provision for income taxes	(60)	-	-	-
Net loss	(310,002)	(553,945)	(1,893,220)	(849,683)

Other comprehensive income
Currency translation adjustment	(78,625)	(173,221)	36,125	(248,103)
Comprehensive Income (Loss)	$(388,627)	$(727,166)	$(1,857,095)	$(1,097,786)

Basic and Diluted net loss per common share	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Weighted average number of common shares outstanding - Basic and Diluted	1,069,816,796	1,014,022,586	1,058,711,144	930,082,232

The accompanying notes are an integral part of these unaudited financial statements.

- F15 -

WB Burgers Asia, Inc.

Consolidated Statement of Changes in Stockholders’ Equity (Deficit)

For the Period ended April 30, 2023

(Unaudited)

	Common Shares	Par Value Common Shares	Series A Preferred Shares	Par Value Series A Preferred Shares	Shares Payable	Additional Paid-in Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total

Balances, July 31, 2022	1,014,022,586	$101,402	1,000,000	$100	$130,392	$5,272,374	$(463,185)	$(1,765,735)	$3,275,348
Common shares sold	43,318,166	4,332	-	-	(130,392)	1,381,849	-	-	1,255,789
Net loss	-	-	-	-	-	-	-	(1,263,246)	(1,263,246)
Balances, October 31, 2022	1,057,340,752	$105,734	1,000,000	$100	$-	$6,654,223	$(760,840)	$(3,028,981)	$2,970,236
Cash received for shares not yet issued	-	-	-	-	307,692	-	-	-	307,692
Net loss	-	-	-	-	-	-	-	(319,972)	(319,972)
Foreign currency translation	-	-	-	-	-	-	412,405	-	412,405
Balances, January 31, 2023	1,057,340,752	$105,734	1,000,000	$100	$307,692	$6,654,223	$(348,435)	$(3,345,953)	$3,370,361
Common shares sold for cash	13,377,927	1,338			(307,692)	306,354	-	-	-
Net loss	-	-	-	-	-	-	-	(310,002)	(310,002)
Foreign currency translation	-	-	-	-	-	-	(78,625)	-	(78,625)
Balances, April 30, 2023	1,070,718,679	$107,072	1,000,000	$100	$-	$6,960,577	$(427,060)	$(3,658,955)	$2,981,734

WB Burgers Asia, Inc.

Condensed Consolidated Statement of Changes in Stockholders’ Equity (Deficit)

For the Period ended April 30, 2022

(Unaudited)

	Common Shares	Par Value Common Shares	Series A Preferred Shares	Par Value Series A Preferred Shares	Stock Receivable	Additional Paid-in Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total

Balances, July 31, 2021	509,090,909	$50,909	1,000,000	$100	$(1,818,192)	$1,955,557	$(773)	$(198,153)	$(10,552)
Common shares sold	3,615,888	362	-	-	-	722,816	-	-	723,178
Common shares issued for controlling interest of subsidiary	500,000,000	50,000	-	-	-	(50,000)	-	-	-
Cash received by subsidiary for common shares sold	-	-	-	-	1,818,192	-	-	-	1,818,192
Expenses paid on behalf of the Company and contributed to capital	-	-	-	-	-	29,400	-	-	29,400
Net loss	-	-	-	-	-	-	-	(171,955)	(171,955)
Foreign currency translation	-	-	-	-	-	-	101,722	-	101,722
Balances, October 31, 2021	1,012,706,797	$101,271	1,000,000	$100	$-	$2,657,773	$100,949	$(370,108)	$2,489,985
Common shares sold	1,315,789	131	-	-	-	263,026	-	-	263,157
Expenses paid on behalf of the Company and contributed to capital	-	-	-	-	-	11,980	-	-	11,980
Forgiveness of related party loan	-	-	-	-	-	2,317,272	-	-	2,317,272
Net profit	-	-	-	-	-	-	-	(123,783)	(123.783)
Foreign currency translation	-	-	-	-	-	-	(176,604)	-	(176,604)
Balances, January 31, 2022	1,014,022,586	$101,402	1,000,000	$100	$-	$5,250,051	$(75,655)	$(493,891)	$4,782,007
Common shares sold by subsidiary	-	-	-	-	-	8,673	-	-	8,673
Expenses paid on behalf of the Company and contributed to capital	-	-	-	-	-	2,049	-	-	2,049
Net loss	-	-	-	-	-	-	-	(553,945)	(553,945)
Foreign currency translation	-	-	-	-	-	-	(173,221)	-	(173,221)
Balances, April 30, 2022	1,014,022,586	$101,402	1,000,000	$100	-	$5,260,773	$(248,876)	$(1,047,836)	$4,065,563

The accompanying notes are an integral part of these consolidated unaudited financial statements.

- F16 -

WB Burgers Asia, Inc.

Statement of Cash Flows

(Unaudited)

	Nine Months April 30, 2023	Nine Months April 30, 2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,893,220)	$(849,683)
Adjustment to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	142,557	20,416
Amortization	80,326	57,165
Capital contribution	-	8,673
Expenses paid on behalf of the Company and contributed to capital	-	43,429
Changes in current assets and liabilities:
Accounts receivable	(7,646)	(11,472)
Inventories	(1,688)	(5,255)
Other assets	222,492	(902,323)
Accounts payable	108,921	49,937
Prepaid expenses	(1,230)	(41,648)
Accrued expenses and other payables	(241,941)	596,478
Net cash used in operating activities	(1,591,429)	(1,034,283)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(12,241)	(1,129,351)
Net cash used in investing activities	(12,241)	(1,129,351)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from the sale of stock	1,563,481	2,804,527
Borrowings on debt	-	2,663,833
Principal payments on debt	-	(2,910,093)
Net cash provided by financing activities	1,563,481	2,558,267

Net effect of exchange rate changes on cash	$29,332	$(132,771)

Net increase in cash and cash equivalents	$(10,857)	$261,862
Beginning cash and cash equivalents balance	126,669	30,021
Ending cash and cash equivalents balance	$115,812	$291,883

Non-cash transactions
Forgiveness of loan from related party	$-	$2,317,272
Shares issued for controlling interest of subsidiary	$-	$50,000

Cash paid for:
Interest	$16,052	$-
Income taxes	$60	$-

The accompanying notes are an integral part of these audited financial statements.

- F17 -

WB Burgers Asia, Inc.

Notes to Consolidated Unaudited Financial Statements

Note 1 - Organization and Description of Business

We were originally incorporated in the state of Nevada on August 30, 2019, under the name Business Solutions Plus, Inc.

On August 30, 2019, Paul Moody was appointed Chief Executive Officer, Chief Financial Officer, and Director of Business Solutions Plus, Inc.

On March 3, 2021, Business Solutions Plus, Inc. (the “Company” or “Successor”) transmuted its business plan from that of a blank check shell company to forming a holding company that is a business combination related shell company. The reason for the change being that our former sole director desired to complete a holding company reorganization (“Reorganization”) pursuant to NRS 92A.180, NRS A.200, NRS 92A.230 and NRS 92A.250. The constituent corporations in the Reorganization were InterActive Leisure Systems, Inc. (“IALS” or “Predecessor”), the Company and Business Solutions Merger Sub, Inc. (“Merger Sub”). Our former director was the sole director/officer of each constituent corporation in the Reorganization. In preparation of the Reorganization, our former sole and controlling shareholder, Flint Consulting Services, LLC cancelled and returned to the Company’s treasury all issued and outstanding common shares of the Company held and owned by it. The Company issued 1,000 common shares of its common stock to Predecessor and Merger Sub issued 1,000 shares of its common stock to the Company prior to the Reorganization. Immediately prior to the merger, the Company was a wholly owned direct subsidiary of IALS and Merger Sub was a wholly owned and direct subsidiary of the Company.

On March 22, 2021, the company filed articles of merger with the Nevada Secretary of State. The merger became effective on March 31, 2021 at 4:00 PM EST(“Effective Time”). At the Effective Time, Predecessor merged with and into Merger Sub (the “Merger), and Predecessor was the surviving corporation. Each share of Predecessor common stock issued and outstanding immediately prior to the Effective Time was converted into one validly issued, fully paid and non-assessable share of Successor common stock.

In addition, the new ticker symbol “BSPI” was announced April 14, 2021 on the Financial Industry Regulatory Authority’s daily list with a market effective date of April 15, 2021. The Company received a new CUSIP Number 12330M107.

On May 4, 2021, the Company entered into a Share Purchase Agreement (the “Agreement”) by and among Flint Consulting Services, LLC, a Wyoming Limited Liability Company (“FLINT”), and White Knight Co., Ltd., a Japan Company (“WKC”), pursuant to which, on May 7, 2021, (“Closing Date”) , FLINT sold 405,516,868 shares of the Company’s Restricted Common Stock and 1,000,000 Shares of Series A Preferred Stock, representing approximately 93.70% voting control of the Company. WKC paid consideration of three hundred twenty-five thousand dollars ($325,000) (the “Purchase Price”). The consummation of the transactions contemplated by the Agreement resulted in a change in control of the Company, with WKC becoming the Company’s largest controlling stockholder.

The sole shareholder of White Knight Co., Ltd., a Japanese Company, is Koichi Ishizuka.

On the Closing Date, Mr. Paul Moody resigned as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer. In addition, Mr. Moody resigned as Director on the Closing Date. Also on the Closing Date, Mr. Koichi Ishizuka was appointed as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director.

On June 18, 2021, our majority shareholder, White Knight Co., Ltd., a Japan Company, and our sole Director Mr. Koichi Ishizuka, executed a resolution to ratify, affirm, and approve a name and ticker symbol change of the Company from Business Solutions Plus, Inc., to WB Burgers Asia, Inc. A Certificate of Amendment to change our name was filed with the Nevada Secretary of State with an effective date of July 2, 2021.

On July 1, 2021, we filed an amendment to our Articles of Incorporation with the Nevada Secretary of State, resulting in an increase to our authorized shares of common stock from 500,000,000 to 1,500,000,000.

On September 14, 2021 we entered into an “Acquisition Agreement” with White Knight Co., Ltd., a Japan Company, whereas we issued 500,000,000 shares of restricted common stock to White Knight Co., Ltd., in exchange for 100% of the equity interests of WB Burgers Japan Co., Ltd., a Japan Company. Pursuant to the agreement, on October 1, 2021, White Knight Co., Ltd. has agreed to, and has subsequently forgiven any outstanding loans with WB Burgers Japan Co., Ltd. as of October 1, 2021. Following this transaction, WB Burgers Japan Co., Ltd. became our wholly owned subsidiary which we now operate through.

In regards to the above transaction, the Company claims an exemption from registration afforded by Section Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales/issuances of the stock since the sales/issuances of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On September 14, 2021, we acquired 100% of the equity interest of WB Burgers Japan Co., Ltd., a Japan Company. Following the acquisition, we ceased to be a shell company and adopted the same business plan as that of our now wholly owned subsidiary, WB Burgers Japan Co., Ltd. WB Burgers Japan Co. (“WBBJ”), which we now operate through and share the same business plan of, holds the rights to the “Master Franchise Agreement” with Jakes’ Franchising LLC, a Delaware Limited Liability Company, as it pertains to the establishment and operation of Wayback Burger Restaurants within the country of Japan. The Master Franchise Agreement provides WBBJ the right to establish and operate Wayback Burgers restaurants in the country of Japan, and also license affiliated and unaffiliated third parties (“Franchisees”) to establish and operate Wayback Burgers restaurants in the Country of Japan. The Master Franchise Agreement, amongst other things, also provides WBBJ the right of first refusal to enter into a subsequent Master Franchise Agreement with Jake’s Franchising, LLC to establish and operate Wayback Burgers restaurants in the Countries of Indonesia, Malaysia (Eastern Malaysia only, Western Malaysia if it becomes available as it is currently licensed to another party), the Philippines, Vietnam, China, India, Korea, Thailand, Singapore, and Taiwan. At the time these shares were issued and WBBJ became the wholly owned subsidiary of the Company, all rights and obligations previously held by WBBJ, particularly the franchise rights of approximately $2.7 million and the associated related party loan, became those of the Company. This was a common control transaction and we have shown this consolidation retrospectively in the restatement of the fiscal 2021 financial statements (see Notes 2 and 10).

On February 9, 2022, we incorporated Store Foods Co., Ltd. (“Store Foods”), a Japan Company. Store Foods is now a wholly owned subsidiary of the Company and currently Koichi Ishizuka is the sole Officer and Director. As a result, we now have two wholly owned subsidiaries, WB Burgers Japan Co., Ltd, and Store Foods Co., Ltd., both of which are Japan Companies.

While our plans for Store Foods are not definitive and may change, the intended business purpose of the Company is as follows:

1. Food sales;

2. Food wholesale and retail;

3. Chain organizations consisting of food retailers as members;

4. Restaurants;

5. Manufacturing and sales of boxed lunches for catering;

6. Alcohol sales;

7. Health supplement and health drink sales;

8. Manufacturing and sales of functional foods;

9. Lease of goods related to restaurant management;

10. System development;

11. Delivery;

12. Application development and sales;

13. Advertising;

14. Management consulting;

15. All businesses incidental to any of the above.

The Company’s main office is located at 3F K’s Minamiaoyama  6-6-20 Minamiaoyama, Minato-ku, Tokyo

107-0062, Japan.

The Company has elected July 31st as its year end.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at April 30, 2023 and July 31, 2022 were $115,812 and $126,669, respectively.

Revenue Recognition

The Company adopted ASC 606, Revenue from Contracts with Customers (Topic 606) (“ASC 606”), in the second quarter of fiscal year 2020, as this was the first quarter that the Company generated revenues. Under ASC 606, the Company recognizes revenue when a customer obtains control of promised goods, in an amount that reflects the consideration that the Company expects to receive in exchange for the goods. To determine revenue recognition for arrangements within the scope of ASC 606, the Company performs the following five steps: (1) identify the contracts with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when or as the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods it transfers to the customer. Under ASC 606, disaggregated revenue from contracts with customers depicts the nature, amount, timing, and uncertainty of revenue and cash flows affected by economic factors.

Foreign currency translation

The Company maintains its books and records in its local currency, Japanese YEN (“JPY”), which is a functional currency as being the primary currency of the economic environment in which its operation is conducted. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is the United States Dollars (“US$”) and the accompanying consolidated financial statements have been expressed in US$. In accordance with ASC Topic 830-30, “Translation of Financial Statement”, assets and liabilities of the Company whose functional currency is not US$ are translated into US$, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements are recorded as a separate component of accumulated other comprehensive income within the statements of shareholders’ equity.

Translation of amounts from the local currency of the Company into US$1 has been made at the following exchange rates:

	April 30,

	2023	2022
Current JPY:US$1 exchange rate	134.13	128.86
Average JPY:US$1 exchange rate	137.04	115.07

Comprehensive income or loss

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income or loss, its components and accumulated balances. Comprehensive income or loss as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying consolidated statements of shareholders’ equity consists of changes in unrealized gains and losses on foreign currency translation.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred.

Inventory

Inventories, consisting of products available for sale, are primarily accounted for using the first-in, first-out (“FIFO”) method, and are valued at the lower of cost or market value. This valuation requires the Company to make judgments, based on currently available information, about the likely method of disposition, such as through sales to individual customers, returns to product vendors, or liquidations, and expected recoverable values of each disposition category.

Fixed assets and depreciation

Property, plant and equipment are stated at cost less depreciation and impairment loss. The initial cost of the assets comprises its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use. Depreciation is calculated using the straight-line method over the shorter of the estimated useful life of the respective assets.

ROU lease assets and liabilities

The Company capitalizes all leased assets pursuant to ASU 2016-02, “Leases (Topic 842),” which requires lessees to recognize right-of-use assets and lease liability, initially measured at present value of the lease payments, on its balance sheet for leases with terms longer than 12 months and classified as either financing or operating leases. The Company excludes short-term leases having initial terms of 12 months or less from Topic 842 as an accounting policy election and recognizes rent expense on a straight-line basis over the lease term. The Company adopted the standard in the third quarter of fiscal year 2022.

Franchise Rights and amortization

Franchise rights are stated at cost less amortization. Initial cost of the asset comprises the deposit and fees paid to the franchisor. Amortization is calculated using the straight-line method over the life of the recognized asset, which is the duration of the contract held between the Company and the franchisor.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at April 30, 2023 and July 31, 2022 except for accruals of $0 and $520, respectively, for Japanese income taxes payable by our wholly owned subsidiary, WB Burgers Japan Co., Ltd.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of April 30, 2023 and, thus, anti-dilution issues are not applicable.

- F18 -

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

- Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

- Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

- Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of April 30, 2023 and July 31, 2022. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company had no stock-based compensation plans as of April 30, 2023.

The Company’s stock-based compensation for the periods ended April 30, 2023 and April 30, 2022 were $0 for both periods.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 is amended by ASU 2018-01, ASU2018-10, ASU 2018-11, ASU 2018-20 and ASU 2019-01, which FASB issued in January 2018, July 2018, July 2018, December 2018 and March 2019, respectively (collectively, the amended ASU 2016-02). The amended ASU 2016-02 requires lessees to recognize on the balance sheet a right-of-use asset, representing its right to use the underlying asset for the lease term, and a lease liability for all leases with terms greater than 12 months. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee have not significantly changed from current GAAP. The amended ASU 2016-02 retains a distinction between finance leases (i.e. capital leases under current GAAP) and operating leases. The classification criteria for distinguishing between finance leases and operating leases will be substantially similar to the classification criteria for distinguishing between capital leases and operating leases under current GAAP. The amended ASU 2016-02 also requires qualitative and quantitative disclosures designed to assess the amount, timing, and uncertainty of cash flows arising from leases. A modified retrospective transition approach is permitted to be used when an entity adopts the amended ASU 2016-02, which includes a number of optional practical expedients that entities may elect to apply.

We have no assets and or leases and do not believe we will be impacted in the foreseeable future by the newly adopted accounting standard(s) mentioned above.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 3 - Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital and the sale of shares of stock. There is no assurance that management's plan will be successful. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

Note 4 - Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and the tax basis of assets and liabilities for financial and income tax reporting. Deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income taxes. The Company believes that its income tax filing positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material adverse effect on the Company’s financial condition, results of operations, or cash flow. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740.

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the period presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not.

As of April 30, 2023, the Company has incurred a net loss of approximately $3,569,822 which resulted in a net operating loss for income tax purposes.  The loss results in a deferred tax asset of approximately $749,663 at the effective statutory rate of 21%. The deferred tax asset has been offset by an equal valuation allowance. Given our inception on August 30, 2019, and our fiscal year end of July 31, 2022, we have completed three taxable fiscal years as of April 30, 2023.

- F19 -

Note 5 - Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of April 30, 2023 and July 31, 2022.

Note 6 - Fixed Assets

Fixed assets are stated at cost and depreciated using the straight-line method over their estimated useful lives. When retired or otherwise disposed, the carrying value and accumulated depreciation of the fixed asset is removed from its respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. Expenditures for maintenance and repairs which do not extend the useful lives of the related assets are expensed as incurred.

As of April 30, 2023 and July 31, 2022 fixed assets were made up of the following:

	Estimated
	Useful
	Life	April 30,	July 31,
	(approx.. years)	2023	2022
Furniture fixtures and equipment	5	$48,581	$48,408
Furniture fixtures and equipment	6	16,236	16,178
Furniture fixtures and equipment	8	179,447	178,807
Software	5	11,829	-
Leasehold improvement	Remaining Lease Term	638,435	636,158
			879,551
Accumulated depreciation		(217,073)	(73,669)
Net book value		$677,455	$805,882

Total depreciation expense for the periods ended April 30, 2023 and 2022, was $142,557 and $20,416, respectively, all of which was recorded in our general and administrative expenses on our statement of operations.

Note 7 - Right of Use Asset

The Company capitalizes all leased assets pursuant to ASU 2016-02, “Leases (Topic 842),” which requires lessees to recognize right-of-use assets and lease liability, initially measured at present value of the lease payments, on its balance sheet for leases with terms longer than 12 months and classified as either financing or operating leases. The Company excludes short-term leases having initial terms of 12 months or less from Topic 842 as an accounting policy election and recognizes rent expense on a straight-line basis over the lease term. The Company adopted the standard in the third quarter of fiscal year 2022.

Our adoption of ASU 2016-02, Leases (Topic 842), and subsequent ASUs related to Topic 842, requires us to recognize substantially all leases on the balance sheet as an ROU asset and a corresponding lease liability. The new guidance also requires additional disclosures as detailed below.

We determine if a contract is a lease at the inception of the arrangement. We review all options to extend, terminate, or purchase the ROU assets, and when reasonably certain to exercise, we include the option in the determination of the lease term and lease liability.

Lease ROU assets and liabilities are recognized at commencement date of the lease, based on the present value of lease payments over the lease term. The lease ROU asset also includes any lease payments made and excludes any lease incentives. When readily determinable, we use the implicit rate in determining the present value of lease payments. When leases do not provide an implicit rate, we use our incremental borrowing rate based on the information available at the lease commencement date, including the lease term.

The tables below present financial information associated with our leases. As noted above, we adopted Topic 842 using a transition method that does not require application to periods prior to adoption. The initial recognition of the ROU operating lease was $653,704 for both the ROU asset and ROU liability. As of April 30, 2023, the ROU lease liability was $233,410.

	Balance Sheet Classification	April 30, 2023	July 31, 2022

Right-of-use assets	Lease asset long	$216,288	$442,025
Current lease liabilities	Short-term lease liability	233,410	330,066
Non-current lease liabilities	Lease liability long term	-	148,822

Maturities of lease liabilities as of April 30, 2023 are as follows:
2023	233,410
2024	-
2025 and beyond	-
Total	233,410
Add(Less): Imputed interest	-
Present value of lease liabilities	233,410

Note 8 - Deposits

During the period ended July 31, 2022, the Company paid two security deposits for leased office and restaurant space totaling approximately $266,063 at the April 30, 2023 exchange rate.

Note 9 - Franchise Rights

On June 9, 2021, our wholly owned subsidiary, WB Burgers Japan Co., Ltd (WBBJ), entered into a Master Franchise Agreement with Wayback Burgers. Compensation of approximately $2,275,204 was paid by WBBJ to Jake Franchise for these franchise rights. These funds were borrowed from related party White Knight. In addition, White Knight paid approximately $395,673 directly to Jake Franchise which was also considered a loan to the company. These payments were originally combined as a loan to the Company and $2,317,272 of this loan has since been forgiven and is posted as additional paid-in capital. The Franchise rights are being amortized over a 20 year period. The amortization expense was approximately $80,326 and $57,165 for the periods ended April 30, 2023 and 2022, respectively.

Note 10 - Accrued Expenses and Other Payables

Accrued expenses and other payables totaled $15,551 and $5,040 at April 30, 2023 and July 31, 2022, respectively, and consisted primarily of withholding taxes.

Note 11 - Shareholder Equity

Preferred Stock

The authorized preferred stock of the Company consists of 200,000,000 shares with a par value of $0.0001. There were 1,000,000 Series A preferred shares issued and outstanding as of April 30, 2023 and July 31, 2022. Our Certificate of Incorporation authorizes the issuance of up to 200,000,000 shares of Preferred Stock with designations, rights and preferences to be determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized Preferred Stock, there can be no assurance that we will not do so in the future.

Of the 200,000,000 shares of preferred stock, 1,000,000 shares are designated as Series A Preferred Stock, $0.0001 par value each. Series A Preferred stock pay no dividends, have no right to convert into common stock or any other class of securities of the Corporation, and each share of Series A Preferred Stock shall have voting rights equal to one thousand (1,000) votes of Common Stock. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series A Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Corporation's Certificate of Incorporation or by-laws.

Common Stock

The authorized common stock of the Company consists of 1,500,000,000 shares with a par value of $0.0001. There were 1,070,718,679 and 1,014,022,586 shares of common stock issued and outstanding as of April 30, 2023 and July 31, 2022, respectively.

On August 8, 2022, we sold 1,586,538 shares of restricted Common Stock to Takahiro Fujiwara, a Japanese Citizen, at a price of $0.032 per share of Common Stock. The total subscription amount paid by Takahiro Fujiwara was approximately $50,769. Takahiro Fujiwara is not a related party to the Company.

On August 8, 2022, we sold 2,403,846 shares of restricted Common Stock to Shokafulin LLP, a Japanese Company, at a price of $0.032 per share of Common Stock. The total subscription amount paid by Shokafulin LLP was approximately $79,623. Shokafulin LLP is not a related party to the Company.

On August 12, 2022, we sold 32,065,458 shares of restricted Common Stock to Asset Acceleration Axis, LLC, a Japanese Company, at a price of $0.032 per share of Common Stock. The total subscription amount paid by Asset Acceleration Axis, LLC was approximately $1,026,094. Asset Acceleration Axis, LLC is not a related party to the Company.

On September 13, 2022, we sold 7,262,324 shares of restricted Common Stock to Asset Acceleration Axis, LLC, a Japanese Company, at a price of $0.032 per share of Common Stock. The total subscription amount paid by Asset Acceleration Axis, LLC was approximately $232,395. Asset Acceleration Axis, LLC is not a related party to the

Company.

On February 6, 2023, we sold 10,033,445 shares of restricted Common Stock to Kazuya Iwasaki, a Japanese Citizen, at a price of $0.023 per share of Common Stock. The total subscription amount paid by Kazuya Iwasaki was approximately $230,769. Kazuya Iwasaki is not a related party to the Company.

On February 6, 2023, we sold 3,344,482 shares of restricted Common Stock to Shokafulin LLP, a Japanese Company, at a price of $0.023 per share of Common Stock. The total subscription amount paid by Shokafulin LLP was approximately $76,923. Shokafulin LLP is not a related party to the Company.

Additional Paid-In Capital

During the period ended July 31, 2022, White Knight forgave a loan to the Company of approximately $2,317,272, which is recorded as additional paid-in capital.

The Company’s sole officer and director, Koichi Ishizuka, paid expenses on behalf of the Company totaling $55,030 during the period ended July 31, 2022. These payments are considered contributions to the company with no expectation of repayment and are posted as additional paid-in capital.

During the year ended July 31, 2022, the Company recognized donated capital from its wholly owned subsidiary, Store Foods, as additional paid-in capital in the amount of $8,673.

Shares payable

On or about December 30, 2022, the Company received funds totaling approximately $307,692 from two perspective shareholders to be used to finalize the sale of common shares, which took place February 6, 2023. No shares were issued until February 6, 2023 (see common stock).

On or about July 29, 2022, the Company received funds totaling approximately $130,392 from two perspective shareholders to be used to finalize the sale of common shares, which took place August 8, 2022. No shares were issued until August 8, 2022. The $130,392 was reclassed as cash received by subsidiary for the sale of common shares during period ended October 31, 2022.

Note 12 - Related-Party Transactions

Loan receivable

During the period ended April 30, 2023, a loan of approximately $917,895 from WBBJ to related party White Knight was forgiven and fully expensed as a general and administrative expense.

Additional Paid-In Capital

During the period ended July 31, 2022, White Knight forgave a loan to the Company of approximately $2,317,272, which is recorded as additional paid-in capital.

The Company’s sole officer and director, Koichi Ishizuka, paid expenses on behalf of the Company totaling $55,030 during the period ended July 31, 2022. These payments are considered contributions to the company with no expectation of repayment and are posted as additional paid-in capital.

Note 13 - Subsequent Events

On August 9, 2023, the Company sold 434,783 shares of restricted Common Stock to Takahiro Fujiwara, a Japanese Citizen, at a price of $0.023 per share of Common Stock. The total subscription amount paid by Takahiro Fujiwara was approximately $10,000. Takahiro Fujiwara is not a related party to the Company.

The Company intends to use the proceeds from the aforementioned sale of shares for working capital.

On August 17, 2023, our majority shareholder, White Knight Co., Ltd., and Koichi Ishizuka, our sole Officer and Director, executed a resolution to ratify, affirm, and approve to file an Amended and Restated Certificate of Incorporation.

The Amended and Restated Certificate of Incorporation was filed with the Nevada Secretary of State on August 17, 2023, effective immediately.

The Amended and Restated Certificated of Incorporation resulted in an increase to the authorized shares of our Common Stock from One Billion Five Hundred Million (1,500,000,000) to Five Billion (5,000,000,000). It also revised the rights of Series A Preferred Stock, now allowing each one (1) share of Series A Preferred Stock to be converted into one thousand (1,000) shares of Common Stock at the discretion of the holder(s) of Series A Preferred Stock.

On August 18, 2023, our majority shareholder, White Knight Co., Ltd., a Japanese Company, owned and controlled by our sole Officer and Director, Koichi Ishizuka, elected to convert its 1,000,000 shares of Series A Preferred Stock of WB Burgers Asia, Inc. into shares of Common Stock. This conversion has been approved by the Company, and the conversion became effective on August 18, 2023. Every 1 share of Series A Preferred Stock was converted into 1,000 shares of Common Stock, for a total of 1,000,000,000 shares of Common Stock.

Following the above conversion, and as of August 18, 2023, there were 2,071,153,462 shares of Common Stock and 0 shares of Preferred Stock issued and outstanding.

- F20 -

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee (1)	$5,065.87
Legal Fees	$5,000.00
Auditor Fees and Expenses	$5,000.00
Consulting Fees and Related Expenses	$35,000.00
Transfer Agent Fees	$5,000.00
TOTAL	$55,065.87

(1) All amounts are estimates, other than the SEC’s registration fee. The above expenses are to be paid by the Company, rather than the selling shareholders.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Under our Bylaws of the corporation, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee, or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On or about about July 1, 2021, we sold 9,090,909 shares of restricted common stock to SJ Capital Co., Ltd., a Japanese Company, at a price of $0.20 per share of common stock. The total subscription amount paid by SJ Capital Co., Ltd. was approximately $1,818,181.80 or approximately 200,000,000 Japanese Yen.

SJ Capital Co., Ltd., is owned and controlled by Senju Pharmaceutical Co., Ltd., a Japanese Company.

Mr. Takeshi Sugisawa, the President of SJ Capital Co., Ltd., authorized the above transaction on behalf of SJ Capital Co., Ltd. Both SJ Capital Co., Ltd., and Senju Pharmaceutical Co., Ltd. are considered non-related parties to the Company. The proceeds from the above sale of shares went to the Company to be used for working capital.

On August 24, 2021, we sold 1,363,636 shares of restricted common stock to Yasuhiko Miyazaki, a Japanese Citizen, at a price of $0.20 per share of common stock. The total subscription amount paid by Yasuhiko Miyazaki was approximately $272,727 or approximately 30,000,000 Japanese Yen. Mr. Yasuhiko Miyazaki is not a related party to the Company. The proceeds from the above sale of shares went to the Company to be used for working capital.

In regards to all of the above transactions, the Company claims an exemption from registration afforded by Section Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales/issuances of the stock since the sales/issuances of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On September 14, 2021, we entered into an “Acquisition Agreement” with White Knight Co., Ltd., a Japan Company, whereas we issued 500,000,000 shares of restricted common stock to White Knight Co., Ltd., in exchange for 100% of the equity interests of WB Burgers Japan Co., Ltd., a Japan Company. Pursuant to the agreement, on October 1, 2021, White Knight Co., Ltd. agrees to, and has since forgiven any outstanding loans with WB Burgers Japan Co., Ltd. as of October 1, 2021. Following this transaction, WB Burgers Japan Co., Ltd. became our wholly owned subsidiary which we now operate through.

In regards to the above transaction, the Company claims an exemption from registration afforded by Section Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales/issuances of the stock since the sales/issuances of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

The aforementioned Acquisition Agreement is attached as Exhibit 10.1 to our Form 8-K filed with the Securities and Exchange Commission on September 14, 2021. All references to the Acquisition Agreement are qualified, in their entirety, by the text of such exhibit. White Knight Co., Ltd., is owned entirely by our sole officer and Director, Koichi Ishizuka. White Knight Co., Ltd. is our largest controlling shareholder.

On October 22, 2021, we sold 2,252,252 shares of restricted common stock to Shokafulin LLP, a Japan Company, which is controlled by Takuya Watanabe, a Japanese Citizen, at a price of $0.20 per share of common stock. The total subscription amount paid by Shokafulin LLP was approximately $450,450 or approximately 50,000,000 Japanese Yen. Shokafulin LLP and Mr. Watanabe are not related parties to the Company. The proceeds from the above sale of shares went to the Company to be used for working capital.

The aforementioned sale of shares was conducted pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S"). The sale of shares was made only to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On December 27, 2021, we sold 1,315,789 shares of restricted Common Stock to Takahiro Fujiwara, Japanese Citizen, at a price of $0.20 per share of Common Stock. The total subscription amount paid by Takahiro Fujiwara was approximately $263,158. Takahiro Fujiwara is not a related party to the Company. The proceeds from the above sale of shares went to the Company to be used for working capital.

The aforementioned sale of shares was conducted pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S"). The sale of shares was made only to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On August 8, 2022, we sold 1,586,538 shares of restricted Common Stock to Takahiro Fujiwara, a Japanese Citizen, at a price of $0.032 per share of Common Stock. The total subscription amount paid by Takahiro Fujiwara was approximately $50,769. Takahiro Fujiwara is not a related party to the Company.

On August 8, 2022, we sold 2,403,846 shares of restricted Common Stock to Shokafulin LLP, a Japanese Company, at a price of $0.032 per share of Common Stock. The total subscription amount paid by Shokafulin LLP was approximately $76,923. Shokafulin LLP is not a related party to the Company.

On August 12, 2022, we sold 32,065,458 shares of restricted Common Stock to Asset Acceleration Axis, LLC, a Japanese Company, at a price of $0.032 per share of Common Stock. The total subscription amount paid by Asset Acceleration Axis, LLC was approximately $1,026,094. Asset Acceleration Axis, LLC is not a related party to the Company.

The Company intends to use the proceeds from the aforementioned sales of shares for working capital.

The aforementioned sale of shares was conducted pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S"). The sale of shares was made only to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On September 13, 2022, we sold 7,262,324 shares of restricted Common Stock to Asset Acceleration Axis, LLC, a Japanese Company, at a price of $0.032 per share of Common Stock. The total subscription amount paid by Asset Acceleration Axis, LLC was approximately $232,395. Asset Acceleration Axis, LLC is not a related party to the Company.

The Company intends to use the proceeds from the aforementioned sales of shares for working capital.

The aforementioned sale of shares was conducted pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S"). The sale of shares was made only to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On October 4, 2022, 3,472,222 shares of restricted Common Stock of the Issuer were sold to Mitsuru Ueno, a Japanese Citizen, by White Knight Co., Ltd., at a price of $0.001 per share of Common Stock. This was a private sale. The total amount paid by Mitsuru Ueno was approximately $3,472.

On October 4, 2022, 3,472,222 shares of restricted Common Stock of the Issuer were sold to Motoki Hirai, a Japanese Citizen, by White Knight Co., Ltd., at a price of $0.001 per share of Common Stock. This was a private sale. The total amount paid by Motoki Hirai was approximately $3,472.

The aforementioned sales of shares, on October 4, 2022, were conducted pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S"). The sale of shares was made only to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On February 6, 2023, we sold 10,033,445 shares of restricted Common Stock to Kazuya Iwasaki, a Japanese Citizen, at a price of $0.023 per share of Common Stock. The total subscription amount paid by Kazuya Iwasaki was approximately $230,769. Kazuya Iwasaki is not a related party to the Company.

On February 6, 2023, we sold 3,344,482 shares of restricted Common Stock to Shokafulin LLP, a Japanese Company, at a price of $0.023 per share of Common Stock. The total subscription amount paid by Shokafulin LLP was approximately $76,923. Shokafulin LLP is not a related party to the Company.

On August 9, 2023, we sold 434,783 shares of restricted Common Stock to Takahiro Fujiwara, a Japanese Citizen, at a price of $0.023 per share of Common Stock. The total subscription amount paid by Takahiro Fujiwara was approximately $10,000. Takahiro Fujiwara is not a related party to the Company.The Company intends to use the proceeds from the aforementioned sale of shares for working capital.

The Company intends to use the proceeds from the aforementioned sales of shares for working capital.

The aforementioned sales of shares were conducted pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S"). The sales of shares were made only to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On or about September 12, 2023, we sold 1,488,982 shares of restricted common stock to Shokafulin LLP, a Japanese Company, which is controlled by Takuya Watanabe, a Japanese citizen, at a price of approximately $0.023 per share of common stock.

The total subscription amount paid by Shokafulin LLP was approximately $34,247. Shokafulin LLP and Mr. Watanabe are not related parties to the Company.

The proceeds from the above sale of shares went to the Company to be used for working capital.

The aforementioned sale of shares was conducted pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S"). The sale of shares was made only to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description
3.1	Restated Articles of Incorporation (1)
3.11	Certificate of Amendment (2)
3.12	Certificate of Amendment (3)
3.2	By-laws (4)
5.1	Legal Opinion Letter (6)
10.1	Master Franchise Agreement (5)
23.1	Consent of Independent Accounting Firm (6)
99.1	Sample Subscription Agreement (6)
107	Filing Fee Table (6)

____________________

(1)	Filed as an exhibit to the Company's Form 8-K, as filed with the SEC on March 4, 2021, and incorporated herein by this reference.
(2)	Filed as an exhibit to the Company’s Form 8-K, as filed with the SEC on June 22, 2021, and incorporated herein by this reference.
(3)	Filed as an exhibit to the Company's Form 8-K, as filed with the SEC on July 8, 2021, and incorporated herein by this reference.
(4)	Filed as an exhibit to the Company's Form 10-12G, as filed with the SEC on December 28, 2020, and incorporated herein by this reference.
(5)	Filed as an exhibit to the Company's Form 8-K, as filed with the SEC on September 16, 2021, and incorporated herein by this reference.
(6)	Filed herewith.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at the location of Tokyo Japan, on September 22, 2023.

WB Burgers Asia, Inc.

By: /s/ Koichi Ishizuka
Name: Koichi Ishizuka
Title: Chief Executive Officer, Chief Financial Officer, Director Date: September 22, 2023

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Koichi Ishizuka  Signature: /s/ Koichi Ishizuka  Title: Chief Executive Officer, (Principal Executive Officer)

Date: September 22, 2023

Name: Koichi Ishizuka  Signature: /s/ Koichi Ishizuka  Title: Chief Financial Officer, (Principal Financial Officer)

Date: September 22, 2023

Name: Koichi Ishizuka  Signature: /s/ Koichi Ishizuka  Title: President, Secretary, Treasurer, Director

Date: September 22, 2023